UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☒   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material under §240.14a-12

DIVERSICARE HEALTHCARE SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐   No fee required.
☒   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, referred to as “common stock,” of Diversicare Healthcare Services Inc., referred to as the “Company”

(2) Aggregate number of securities to which transaction applies:

As of October 5, 2021, the maximum number of shares of common stock to which this transaction applies is estimated to be 7,065,246, which consists of: (a) 6,743,022 shares of common stock entitled to receive the per share merger consideration of $10.10; (b) 30,000 shares of common stock underlying stock options entitled to receive the per share merger consideration of $10.10, minus any applicable exercise price; (c) 206,082 shares of restricted common stock entitled to receive the per share merger consideration of $10.10; (d) 66,142 shares of common stock underlying outstanding restricted stock units entitled to receive the per share merger consideration of $10.10; and (e) 20,000 stock appreciation rights entitled to receive the per share merger consideration of $10.10, minus any applicable exercise price.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of: (a) the product of 6,743,022 shares of common stock and the per share merger consideration of $10.10; (b) the product of 30,000 shares of common stock underlying stock options and the per share merger consideration of $10.10, minus any applicable exercise price; (c) the product of 206,082 shares of restricted common stock and the per share merger consideration of $10.10; (d)  the product of 66,142 shares of common stock underlying outstanding restricted stock units and the per share merger consideration of $10.10; and (e) the product of 20,000 stock appreciation rights and the per share merger consideration of $10.10, minus any applicable exercise price. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.00009270.

(4) Proposed maximum aggregate value of transaction:

$70,997,584.60

(5) Total fee paid:

$6,581.48

☐   Fee paid previously with preliminary materials.
☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

PRELIMINARY PROXY STATEMENT  —  SUBJECT TO COMPLETION, DATED OCTOBER 6, 2021.

Dear Stockholders:
You are cordially invited to attend a special meeting of stockholders of Diversicare Healthcare Services, Inc., a Delaware corporation, referred to as “Diversicare” or the “Company,” which will be held on [●], 2021 at [●] a.m., Central Time, at the Company’s offices at 1621 Galleria Boulevard, Brentwood, Tennessee 37027, referred to as the “special meeting.”
At the special meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of August 26, 2021, as it may be amended, supplemented or otherwise modified from time to time, referred to as the “merger agreement,” by and among the Company, DAC Acquisition LLC, a Delaware limited liability company, referred to as “Parent,” and DVCR Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent, referred to as the “merger subsidiary,” which provides for the merger of the merger subsidiary with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, referred to as the “merger,” on the terms set forth in the merger agreement. If the merger is completed, you will be entitled to receive $10.10 per share in cash, without interest and less any applicable withholding taxes, for each share of common stock of the Company, par value $0.01 per share, referred to as “common stock,” that you own as of immediately prior to the effective time of the merger, unless you seek and validly perfect your statutory appraisal rights under Delaware law.
After careful consideration, the Company’s board of directors, referred to as the “Board,” unanimously: (i) approved and declared advisable the merger agreement and the merger, (ii) determined that the merger is in the best interests of the Company and its stockholders, (iii) directed that the merger agreement be submitted to the stockholders of the Company for adoption and (iv) resolved to recommend that the Company’s stockholders vote in favor of the adoption of the merger agreement. Accordingly, the Board recommends a vote “FOR” the proposal to adopt the merger agreement and “FOR” each of the other proposals to be voted on at the special meeting.
The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety.
We intend to hold the special meeting in person. However, we are actively monitoring potential issues related to the ongoing coronavirus (COVID-19) pandemic, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the special meeting in person, we will announce alternative arrangements for the special meeting as promptly as practicable, which may include holding the special meeting solely by means of remote or virtual communication. Please monitor the “Investors” section of our website at www.DVCR.com for updated information. If you are planning to attend the special meeting, please check the website one week prior to the meeting date.

Your vote is important, regardless of the number of shares of common stock that you own. The merger cannot be completed unless the merger agreement is adopted by stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon at the special meeting. If you abstain from voting, fail to vote or fail to give voting instructions to your bank, broker or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Whether or not you plan to attend the special meeting, we urge you to submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. If you are a stockholder of record, you may also attend the special meeting and vote your shares at the special meeting. If you are a beneficial owner of shares of common stock held in “street name,” you may instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. If you are a beneficial owner of shares of common stock held in “street name,” you may contact the bank, broker or other institution where you hold your account if you have questions about attending the special meeting. If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted.

If you have any questions or need assistance voting your shares, please contact the Company’s proxy solicitor:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Stockholders, Banks and Brokers may call toll free: (888) 566-8006

Thank you for your ongoing support and continued interest in the Company. We look forward to seeing you at the special meeting.

Very truly yours,

James R. McKnight, Jr.
Chief Executive Officer

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2021 and is first being mailed to holders of common stock of the Company on or about [●], 2021.

PRELIMINARY PROXY STATEMENT  —  SUBJECT TO COMPLETION, DATED OCTOBER 6, 2021.

DIVERSICARE HEALTHCARE SERVICES, INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2021

Time and Date:	[●] a.m., Central Time, on [●], 2021.
Place:
The special meeting will be held at the Company’s offices at 1621 Galleria Boulevard, Brentwood, Tennessee 37027. We intend to hold the special meeting in person. However, we are continuing to actively monitor potential issues related to the ongoing coronavirus (COVID-19) pandemic, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the special meeting in person, we will announce alternative arrangements for the special meeting as promptly as practicable, which may include holding the special meeting solely by means of remote or virtual communication. Please monitor the “Investors” section of our website at www.DVCR.com for updated information. If you are planning to attend the special meeting, please check the website one week prior to the meeting date.

Purpose:
1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 26, 2021 as it may be amended, supplemented or otherwise modified from time to time, referred to as the “merger agreement,” by and among Diversicare Healthcare Services, Inc., a Delaware corporation, referred to as “Diversicare” or the “Company,” DAC Acquisition LLC, a Delaware limited liability company, referred to as “Parent,” and DVCR Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent, referred to as the “merger subsidiary,” such proposal referred to as the “merger proposal”;

2. To consider and vote on a non-binding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with the merger, such proposal referred to as the “advisory, non-binding compensation proposal”; and

3. To consider and vote on a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the merger proposal, such proposal referred to as the “adjournment proposal.”

Record Date:
Only holders of shares of common stock of the Company, par value $0.01 per share, referred to as “common stock,” as of the close of business on [●], 2021, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

General:
The Company’s board of directors, referred to as the “Board,” unanimously: (i) approved and declared advisable the merger agreement and the merger, (ii) determined that the merger is in the best interests of the Company and its stockholders, (iii) directed that the merger agreement be submitted to the stockholders of the Company for adoption and (iv) resolved to recommend that the Company’s stockholders approve the adoption of the merger agreement. Accordingly, the Board unanimously recommends that the Company’s stockholders vote “FOR” the merger proposal, “FOR” the advisory, non-binding compensation proposal and “FOR” the adjournment proposal.
Assuming a quorum is present, the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote on the merger proposal, and the advisory, non-binding compensation proposal and the adjournment proposal require the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote thereon.
Completion of the merger is conditioned on, among other things, approval of the merger proposal by the holders of common stock.

Under Delaware law, the Company’s stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for appraisal prior to the vote on the merger proposal and comply with the other Delaware law procedures for exercising statutory appraisal rights, which are summarized in the section titled “Appraisal Rights” in the accompanying proxy statement. The applicable Delaware appraisal statute is also reproduced in its entirety in Annex C to the accompanying proxy statement.
Your vote is important, regardless of the number of shares of common stock you own. Whether or not you plan to attend the special meeting, we strongly urge you to submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. If you are a stockholder of record, you may also attend the special meeting and vote your shares at the special meeting. If you are a beneficial owner of shares of common stock held in “street name,” you may instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. If you are a beneficial owner of shares of common stock held in “street name,” you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number and attending the special meeting. If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted.
A list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting beginning ten days prior to the special meeting, and ending on the date of the special meeting, upon request to the Company’s Investor Relations department at (615) 771-7575, subject to the satisfactory verification of stockholder status. Such list will also be available at the special meeting during the duration of the meeting.
The foregoing matters are more fully described in the accompanying proxy statement, which forms a part of this notice and is incorporated herein by reference. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety. If you have any questions concerning the merger agreement, the merger or the other transactions contemplated by the merger agreement, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help submitting a proxy to have your shares of common stock voted, please contact the Company’s proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Stockholders, Banks and Brokers may call toll free: (888) 566-8006

By order of the Board of Directors

James R. McKnight, Jr.
Chief Executive Officer
Brentwood, Tennessee, [●], 2021

SUMMARY TERM SHEET
This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the merger agreement, the voting agreement or the merger and other transactions contemplated by the merger agreement and voting agreement that are important to you. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting. You may obtain, without charge, copies of any of the documents we file with the Securities and Exchange Commission (referred to as the “SEC”) by following the instructions under the section of this proxy statement titled “Where You Can Find Additional Information.”
In this proxy statement,(i) the terms “we,” “us,” “our,” the “Company” and “Diversicare” refer to Diversicare Healthcare Services, Inc.; (ii) the term “Parent” refers to DAC Acquisition LLC; (iii) the term “merger subsidiary” refers to DVCR Acquisition Corporation; (iv) the term “merger agreement” refers to the Agreement and Plan of Merger, dated as of August 26, 2021, by and among Parent, the merger subsidiary and the Company, as the same may be amended, supplemented or otherwise modified from time to time; (v) the term “common stock” refers to the common stock of the Company, par value $0.01 per share; and (vi) the term “voting agreement” refers to the Voting and Support Agreement, dated as of August 26, 2021, by and among Parent and the holders of common stock party thereto.

The Parties

Diversicare Healthcare Services, Inc.  Diversicare is a premier provider of long-term care services with 61 nursing centers and 7,250 skilled nursing beds. Diversicare operates in eight states, primarily in the Southeast, Midwest, and Southwest United States.
We were incorporated in 1994 as a Delaware corporation. Our shares of common stock are quoted on the OTCQX Market (referred to as the “OTC Markets”) under the symbol “DVCR.” Our principal executive office is located at:
Diversicare Healthcare Services, Inc.
1621 Galleria Boulevard
Brentwood, TN 37027
(615) 771-7575
Additional information about Diversicare is contained in its public filings, certain of which are incorporated by reference herein. See the sections of this proxy statement titled “Where You Can Find Additional Information” and “The Parties—Diversicare Healthcare Services, Inc.”
DAC Acquisition LLC.  DAC Acquisition LLC is a privately held Delaware limited liability company of which Ephram Lahasky serves as the Manager. Mr. Lahasky, who has owned and operated Ambulance and Ambulette services since 1990, has significant affiliations with in excess of 100 owned and/or leased skilled nursing and similar centers in over 20 states. MED Healthcare Partners LLC (“MED Healthcare”), an entity utilized by Mr. Lahasky and his associates for certain acquisitions of their interests in healthcare facilities, is a guarantor of Parent’s obligations with respect to the merger. See the section of this proxy statement titled “Agreements Related to the Merger—Guaranty.” Upon completion of the merger, Diversicare will be a direct wholly owned subsidiary of Parent. See the section of this proxy statement titled “The Parties—DAC Acquisition LLC.”
DAC Acquisition LLC
c/o MED Healthcare Partners LLC
600 Broadway
Lynbrook, New York 11563
(516) 368-8012
DVCR Acquisition Corporation.  The merger subsidiary is a wholly owned subsidiary of Parent and was formed by Parent solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, the merger subsidiary will cease to exist. See the section of this proxy statement titled “The Parties—DVCR Acquisition Corporation.”
DVCR Acquisition Corporation
c/o MED Healthcare Partners LLC
600 Broadway
Lynbrook, New York 11563
(516) 368-8012

 The Merger

The Company, Parent and the merger subsidiary entered into the merger agreement on August 26, 2021. A copy of the merger agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the merger agreement and in accordance with the General Corporation Law of the State of Delaware (referred to as the “DGCL”), at the effective time of the merger (referred to as the “effective time”), the merger subsidiary will merge with and into the Company, the separate corporate existence of the merger subsidiary will thereupon cease, and the Company will continue as the surviving corporation of the merger as a wholly owned subsidiary of Parent. From time to time in this proxy statement, we refer to the Company as it will exist after the completion of the merger as the “surviving corporation.”
At the effective time of the merger, and without any action by any stockholder, each share of common stock that is outstanding immediately prior to the effective time of the merger (other than shares held by the Company as treasury stock, owned by Parent or the merger subsidiary or as to which holders thereof have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically converted into the right to receive cash in an amount equal to $10.10, without interest and less any applicable withholding taxes, which is referred to as the “merger consideration.”
 The Special Meeting

The special meeting will be held at the Company’s offices at 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on [●], 2021, at [●] a.m., Central Time. At the special meeting, holders of common stock will be asked to, among other things, vote for the adoption of the merger agreement. Please see the section of this proxy statement titled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of common stock.
 Record Date and Stockholders Entitled to Vote; Vote Required

Only holders of common stock of record as of the close of business on [●], 2021, the record date for the special meeting, are entitled to receive notice of and to vote the shares of common stock they held on the record date at the special meeting. As of the close of business on the record date, there were [●] shares of common stock outstanding and eligible to vote at the special meeting. On each of the proposals presented at the special meeting, each holder of common stock will be entitled to one vote for each share of common stock held by such stockholder on the record date. The adoption of the merger agreement by the holders of common stock requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date. The approval of the advisory, non-binding compensation proposal and adjournment proposal each require the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote thereon.
 Background of the Merger

A description of the process we undertook that led to the proposed merger, including our discussions with Parent, is included in this proxy statement under “The Merger—Background of the Merger.”
 Recommendation of the Board; Reasons for the Merger

After careful consideration, the Board unanimously: (i) approved and declared advisable the merger agreement and the merger, (ii) determined that the merger is in the best interests of the Company and its stockholders, (iii) directed that the merger agreement be submitted to the stockholders of the Company for adoption and (iv) recommended that the Company’s stockholders vote in favor of the adoption of the merger agreement. Accordingly, the Board recommends a vote “FOR” the merger proposal. The Board also recommends a vote “FOR” the advisory, non-binding compensation proposal and “FOR” the adjournment proposal.
For a discussion of the material factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement titled “The Merger—Recommendation of the Board; Reasons for the Merger.”
 Opinion of Diversicare’s Financial Advisor

Pursuant to an engagement letter, the Company retained Brentwood Capital Advisors LLC (referred to as “BCA”) as a financial advisor in connection with a possible acquisition of the Company and to deliver a fairness opinion in connection with a strategic transaction.

At the meeting of the Board held on August 26, 2021, BCA rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration to be paid to the holders of shares of common stock in the merger was fair, from a financial point of view, to such holders. BCA subsequently confirmed its oral opinion by delivering its written opinion to the Board, dated August 26, 2021, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration to be paid to the holders of shares of common stock in the merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of BCA, dated August 26, 2021, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of BCA set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to read the opinion in its entirety.
BCA’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the merger, was directed only to the merger consideration to be paid in the proposed merger and did not address any other aspect of the merger. BCA expressed no opinion as to the fairness of the consideration to the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of common stock, or as to the underlying decision by the Company to engage in the merger. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter.
For more information, see the section of this proxy statement titled “The Merger—Opinion of Diversicare’s Financial Advisor.”
 Certain Effects of the Merger

Upon the consummation of the merger, the merger subsidiary will be merged with and into the Company, the separate corporate existence of the merger subsidiary will thereupon cease, and the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.
Following the consummation of the merger, shares of the Company’s common stock will no longer be quoted and traded on the OTC Markets, and the registration of shares of common stock under the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), will be terminated.
 Effects on the Company if the Merger Is Not Completed

In the event that the merger proposal does not receive the required approval from the holders of common stock, or if the merger is not completed for any other reason, the holders of common stock will continue to own their shares and will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain an independent public company, with the common stock continuing to be quoted and traded on the OTC Markets. Depending on the circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Parent a termination fee or Parent may be obligated to pay to the Company a termination fee. Please see the section of this proxy statement titled “The Merger Agreement—Termination Fees.”
 Treatment of Equity and Equity-Based Awards

At the effective time, by virtue of the merger and without any action on the part of the holders, (i) each outstanding option to purchase shares of common stock (each referred to as an “Option”) issued under the Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan (referred to as the “Incentive Plan”), whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such Option will receive an amount (such amount is referred to as the “Option Consideration”) in cash equal to, net of applicable tax withholding, the product of (x) the excess, if any, of the merger consideration over the exercise price per share of common stock underlying such Option, multiplied by (y) the total number of shares of common stock subject to such Option, (ii) each outstanding restricted stock unit of the Company (each, referred to as an “RSU”) issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such RSU will receive an amount (such amount is referred to as the “RSU Consideration”) in cash equal to, net of applicable tax withholding, the merger consideration in respect of each share of common stock subject to such RSU, (iii) each outstanding restricted stock award of the Company (each, referred to as a “Restricted Stock Award”) issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such Restricted Stock Award will receive an amount (such amount is referred to as the “Restricted Stock Award Consideration”) in cash equal to, net of applicable tax withholding, the merger consideration in respect of each share of common stock subject to such Restricted Stock Award, and (iv) each stock appreciation right of the Company (each, referred to as a “Stock Appreciation Right”) that is outstanding and unexercised immediately prior to the effective time of the merger and has an exercise price per share of common stock that is less than the merger consideration will be cancelled and converted in to the right to receive an amount (such amount is referred to as the “Stock Appreciation Right Consideration”) in cash equal to, net of applicable tax withholding, the product of (x) the amount by which the merger consideration exceeds the applicable exercise price per share of common stock of such Stock Appreciation Right, and (y) the aggregate number of shares of common stock subject to such Stock Appreciation Right.

In addition, and for the avoidance of doubt, any Option or Stock Appreciation Right with an exercise price equal to or greater than the merger consideration will be cancelled for no consideration at the effective time.
 Interests of the Company’s Directors and Executive Officers in the Merger

For additional information regarding beneficial ownership of common stock by each of the Company’s directors and executive officers and beneficial ownership of common stock by all of such directors and executive officers as a group, please see the section titled “Security Ownership of Certain Beneficial Owners and Management.” Upon the closing of the merger, each of the Company’s directors and executive officers will be entitled to receive, for each share of common stock he or she holds as of the effective time of the merger, the same merger consideration in cash in the same manner as other holders of common stock.
The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to approve the merger agreement and deem the merger agreement, the merger and the other transactions and agreements contemplated by the merger agreement to be advisable, fair to and in the best interests of the Company and its stockholders, and in recommending that the stockholders vote for the adoption of the merger agreement. These interests include:

●
the Company’s directors and executive officers hold RSUs, Options and Restricted Stock Awards that will be afforded the treatment described immediately above under “Treatment of Equity and Equity-Based Awards”;

●
the Company’s executive officers are party to executive agreements with the Company that provide for severance in the case of a qualifying termination of employment following a change in control, which will include completion of the merger; and

●
the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage following the merger under the merger agreement. Please see the section below titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Director and Officer Indemnification” and the section of this proxy statement titled “The Merger Agreement—Indemnification of Directors and Officers and Insurance.”

Please see the section titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” for additional information about these financial interests.
 Voting Agreement; Guaranty

Concurrently with the execution of the merger agreement, Parent entered into the voting agreement, as further described in the section titled “Agreements Related to the Merger—Voting Agreement,” with the Company’s directors as of the date of the merger agreement. Under the voting agreement, such directors have agreed to vote or cause to be voted all of the shares of common stock beneficially owned by them in favor of the stockholder proposals submitted at the special meeting. As of the record date, the directors of the Company collectively held in the aggregate approximately [●] shares of common stock, or approximately [●]% of the outstanding shares of common stock at such time.
Also, concurrently with the execution of the merger agreement, each of MED Healthcare and Ephram Lahasky guaranteed to the Company payments required to be made by Parent under the merger agreement and the performance of Parent’s obligations and covenants under the merger agreement, subject to certain qualifications. Please see the section titled “Agreements Related to the Merger—Guaranty.”
 Financing and Parent Equityholder Approval

Consummation of the merger is not conditioned upon Parent obtaining financing and does not require approval by Parent’s equityholders. Parent and merger subsidiary have represented in the merger agreement that they will have sufficient funds to consummate the merger.
For more information regarding the financing, see the section of this proxy statement titled “The Merger—Financing and Parent Equityholder Approval.”

Conditions of the Merger

The obligations of the Company, Parent and the merger subsidiary to consummate the merger are subject to the satisfaction or waiver of various conditions on or prior to the effective time of the merger, including the following:

●	adoption of the merger agreement by the Company’s stockholders;

●	the absence of any legal or regulatory restraints enjoining or otherwise preventing or making illegal the consummation of the merger;

●	each party’s obligation to consummate the merger is also subject to the satisfaction or waiver of certain additional conditions, including:

●	subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party;

●	performance in all material respects by the other party of its obligations under the merger agreement;

●
in the case of Parent's and the merger subsidiary's obligations, the aggregate census of the Company’s owned healthcare facilities on the second business day prior to the closing shall be no lower than 850;

●	in the case of Parent's and the merger subsidiary's obligations, no healthcare facility owned by the Company shall be out of compliance with any healthcare laws or regulations; and

●
in the case of Parent’s and the merger subsidiary’s obligations, the absence of a Company material adverse effect (which term is described in the section titled “The Merger Agreement—Representations and Warranties”).

The consummation of the merger is not conditioned upon Parent’s receipt of financing.
Before the closing, each of the Company, Parent and the merger subsidiary may waive any of the conditions to its obligation to consummate the merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law. Please see the section of this proxy statement titled “The Merger Agreement—Conditions of the Merger.”
 Go-Shop; Board Recommendation Change

 The merger agreement restricts the Company’s ability to solicit other acquisition proposals, or to provide information to or engage in discussions with third parties regarding other acquisition proposals. However, under the terms of the merger agreement, the Company was permitted, for a period of 35 days following the signing of the merger agreement (referred to as the “go-shop period”), to initiate, solicit, provide information, and enter into discussions concerning proposals relating to alternative business combination transactions, subject to the potential payment of a $2.1 million termination fee.
 Upon expiration of the go-shop period, of the 63 prospective buyers contacted by BCA, 13 parties entered into confidentiality agreements with the Company and were provided access to certain non-public information relating to the Company. Approximately six of the parties submitted follow-up due diligence requests. One of the parties contacted during the go-shop process (“Party B”) submitted a written acquisition proposal to the Company prior to the expiration of the go-shop period. Party B’s offer indicated that it would be prepared to pay $11.11 per share of common stock in a transaction structured in a similar manner to the transaction contemplated by the merger agreement. Party B’s offer was accompanied by a draft merger agreement (the “draft merger agreement”). Party B’s acquisition proposal contained several terms that were concerning to the Company, including changes to the termination fees and the requirement for an additional diligence period of no longer than 30 days prior to the signing of the draft merger agreement. Following consultation with its legal and financial advisors the Board determined in good faith that Party B’s acquisition proposal was not a superior proposal because of the required diligence period and certain other terms contained in the draft merger agreement, but was reasonably likely to result in a superior proposal. The Board resolved to continue to negotiate with, and provide diligence information and access to, Party B as an excluded party under the terms of the merger agreement. The Company will supplement this proxy statement to describe any material developments with respect to Party B.

Following expiration of the go-shop period, the Board is permitted to change its recommendation with respect to the merger in response to a superior proposal and, upon payment of a $2.1 million termination fee, the Company is permitted to terminate the merger and enter into an agreement with respect to a superior proposal.

 See the sections of this proxy statement titled “The Merger—Background of the Merger,” “The Merger Agreement—Go-Shop and No Solicitation” and “—Board Recommendation Change.”

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger in the following circumstances:

●	by mutual written consent of Parent and the Company at any time prior to the effective time of the merger;

●	by either Parent or the Company if:

●
the merger is not consummated on or before February 28, 2022 (referred to as the “end date”), but no party will be permitted to terminate the merger agreement on this basis if such party’s breach of the merger agreement has been the primary cause of, or primarily resulted in, the closing to not have occurred on or before the end date (referred to as the “end date termination”), subject to extension under certain circumstances;

●
there is any law enacted after the date of the merger agreement and remaining in effect that makes the merger illegal or that prohibits the consummation of the merger, or any court of competent jurisdiction or other governmental entity issues a final and nonappealable order or takes any other action, in either case permanently restraining, enjoining, or otherwise prohibiting the merger. No party will be permitted to terminate the merger agreement on this basis if such party’s breach of the merger agreement has been the primary cause of, or primarily resulted in, any such order or action;

●
if, upon a vote at a duly held meeting to obtain the requisite approval of the Company’s stockholders, the Company’s stockholders fail to adopt the merger agreement (referred to as a “stockholder vote termination”); or

●
if, prior to the closing, any governmental entity shall make a claim against the Company for a payment in excess of $100,000 that is alleged to be due solely as a result of the closing of the transactions contemplated by the merger agreement; and

●	by Parent if:

● the Board changes its recommendation that the stockholders vote in favor of the adoption of the merger agreement (referred to as a “recommendation change termination”);

●
the Company breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure of any of the closing conditions and (ii) cannot be or has not been cured within 20 business days (or, if earlier, the end date) after the giving of written notice to the Company of such breach (as long as Parent is not then in breach of any representation, warranty or covenant contained in the merger agreement that would give rise to a Parent breach termination, as defined below) (referred to as a “Company breach termination”); or

●
Parent concurrently pays to the Company the Parent termination fee (as defined below); provided, however, that Parent shall not be entitled to terminate the merger agreement if, as of the date such notice is given by Parent, either Parent or merger subsidiary is in material breach of its obligations under the merger agreement; and

●	by the Company if:

●
prior to the adoption of the merger agreement by the Company’s stockholders, the Company receives an acquisition proposal and determines to terminate the merger agreement in order to accept such acquisition proposal, in which case the Company must prior to or concurrently with such termination pay to Parent the termination fee (as defined below) (referred to as a “acquisition proposal termination”);

●

Parent breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure of any of the closing conditions and (ii) cannot be or has not been cured within 20 business days (or, if earlier, the end date) after the giving of written notice to Parent of such breach (as long as the Company is not then in breach of any representation, warranty or covenant in the merger agreement that would give rise to a Company breach termination) (referred to as a “Parent breach termination”); or

●
there is no existing right of Parent or merger subsidiary to terminate the merger agreement in accordance with terms thereof, and if (i) the conditions to the obligations of the parties have been and continue to be satisfied or waived in accordance with the merger agreement; (ii) Parent and merger subsidiary fail to consummate the merger on the date on which Parent is required to consummate the merger; (iii) the Company has notified Parent in writing that it is ready, willing and able to consummate the closing and intends to terminate the merger agreement; and (iv) Parent and merger subsidiary fail to consummate the closing within five business days following the delivery of such written notice by the Company (referred to as a “Parent closing breach”).

Termination Fees

The Company will be required to pay Parent a termination fee (which is referred to as the “termination fee”) of $2,105,578 if (i) Parent terminates the merger agreement pursuant to the recommendation change termination; (ii) the Company terminates the merger agreement pursuant to the acquisition proposal termination; (iii) either party terminates the merger agreement pursuant to the stockholder vote termination or the Company terminates the merger agreement pursuant to the end date termination, in each case if at the time of such termination Parent had the right to terminate the merger agreement pursuant to the recommendation change termination; or (iv) an acquisition proposal has been made to the Company or to the Board or has otherwise been publicly announced (which proposal has not been withdrawn at the time of the event giving rise to the relevant termination right) and thereafter (A) the merger agreement is terminated pursuant to the end date termination, the stockholder vote termination or the Company breach termination and (B) within 12 months of such termination the Company or any of its subsidiaries enters into an acquisition agreement with respect to any acquisition proposal relating to 50% of the Company’s securities or assets, or any such acquisition proposal is consummated, subject to certain limitations.
Parent will be required to pay the Company a termination fee (which is referred to as the “Parent termination fee”) of $4,211,157 in the event that the merger agreement is terminated in the following circumstances:

●	by the Company upon a Parent breach termination;
●	by the Company upon a Parent closing breach; or
●	by Parent upon prior written notice to Company accompanied by concurrent full payment of the Parent termination fee.

If the merger agreement is terminated under circumstances requiring the payment of the termination fee or the Parent termination fee and if such fee is paid, then the relevant termination fee will be the non-terminating party’s sole and exclusive remedy. See the section of this proxy statement titled “The Merger Agreement—Termination Fees.”
 Appraisal Rights

Pursuant to Section 262 of the DGCL, Diversicare stockholders who do not vote in favor of adoption of the merger agreement, who continuously hold their shares of common stock through the effective time of the merger and who otherwise comply with the applicable requirements of Section 262 of the DGCL have the right to seek appraisal of the fair value of their shares of common stock, as determined by the Delaware Court of Chancery, if the merger is completed. The “fair value” of shares of common stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the per share merger consideration that stockholders would otherwise be entitled to receive under the terms of the merger agreement if they did not seek appraisal of their shares of common stock.
The right to seek appraisal will be lost if a Diversicare stockholder votes “FOR” the merger proposal. However, abstaining or voting against adoption of the merger agreement is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, Diversicare stockholders who wish to exercise the right to seek an appraisal of their shares must so advise the Company by submitting a written demand for appraisal to the Company prior to the taking of the vote on the merger proposal at the special meeting, and must otherwise follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as bank, broker or other nominee, must act promptly to cause the record holder to follow the steps required by Section 262 of the DGCL and in a timely manner to perfect appraisal rights. In view of the complexity of Section 262 of the DGCL, Diversicare stockholders that may wish to pursue appraisal rights are urged to consult their legal and financial advisors. See the section of this proxy statement titled “Appraisal Rights.”

Material U.S. Federal Income Tax Considerations

The receipt of cash by a holder of common stock who is a U.S. holder (as defined below in the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Considerations”) in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive (or are deemed to receive) in the merger and your adjusted tax basis in the shares of common stock converted into cash in the merger. If you are a holder of common stock who is a non-U.S. holder (as defined below in the section of this proxy statement title “The Merger—Material U.S. Federal Income Tax Considerations”), the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, or the Company is, or was during the relevant period, a U.S. real property holding corporation. Further, the merger may be a taxable transaction to you under non-U.S. tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we urge you to consult your own tax advisor to determine the particular tax effects to you. You are urged to read the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Considerations” for a more complete discussion of the material U.S. federal income tax consequences of the merger.
 Notice and Filings in connection with the Merger

Federal and state laws and regulations may require that Diversicare provide notice to, or otherwise submit change of information applications to, applicable healthcare and other governmental entities after the merger has been consummated. Diversicare must comply with such state laws and regulations and submit such notices and/or applications within the applicable required periods after the merger.

 Current Price of Common Stock

The closing sale price of common stock on the OTC Markets on September 30, 2021, the most recent practicable date before the filing of this proxy statement, was $9.67. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.
 Additional Information

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov. See the section of this proxy statement titled “Where You Can Find Additional Information.”
Additionally, if you have any questions concerning the merger, the special meeting or accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Stockholders, Banks and Brokers may call toll free: (888) 566-8006

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of common stock. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.
Why am I receiving this proxy statement?
On August 26, 2021, the Company entered into the merger agreement with Parent and the merger subsidiary. Pursuant to the merger agreement, the merger subsidiary will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent.
You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the merger agreement and the other matters to be voted on at the special meeting described below under “—What proposals will be considered at the special meeting?”
As a holder of common stock, what will I receive in the merger?
Each share of common stock that is outstanding immediately prior to the effective time of the merger (other than shares held by the Company as treasury stock, owned by Parent or the merger subsidiary or as to which the holders thereof have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically converted into the right to receive the merger consideration of $10.10 per share in cash, without interest and less any applicable withholding taxes.
The exchange of shares of common stock for cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Considerations” for a more detailed description of the U.S. federal income tax consequences of the merger. You are urged to consult your own tax advisor for a full understanding of how the merger will affect you for federal, state, local and/or non-U.S. tax purposes.
How does the merger consideration compare to the recent trading price of common stock?
The merger consideration of $10.10 per share represents a premium of approximately 256% over the Company’s closing stock price on August 19, 2021 (the last trading day prior to announcement of the acquisition proposal) and a premium of approximately 210% to the 90-day volume weighted average trading price of $3.26 per share. On September 30, 2021, the most recent practicable date before the filing of this proxy statement, the closing price of the common stock was $9.67 per share.
What will happen to outstanding equity awards in the merger?
At the effective time, by virtue of the merger and without any action on the part of the holders, (i) each Option issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such Option will receive the Option Consideration, (ii) each Restricted Stock Award issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such restricted common stock will receive the Restricted Stock Award Consideration, (iii) each outstanding RSU issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such RSU will receive the RSU Consideration, and (iv) each Stock Appreciation Right that is outstanding and unexercised immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such Stock Appreciation Right will receive the Stock Appreciation Right Consideration.
In addition, and for the avoidance of doubt, any Option or Stock Appreciation Right with an exercise price equal to or greater than the merger consideration will be cancelled for no consideration at the effective time
When and where is the special meeting of our stockholders?
The special meeting will be held at the Company’s offices at 1621 Galleria Boulevard, Brentwood, Tennessee 37027 at [●] a.m., Central Time, on [●], 2021.

We intend to hold the special meeting in person. However, we are continuing to actively monitor potential issues related to the ongoing coronavirus (COVID-19) pandemic, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the special meeting in person, we will announce alternative arrangements for the special meeting as promptly as practicable, which may include holding the special meeting solely by means of remote or virtual communication. Please monitor the “Investors” section of our website at www.DVCR.com for updated information. If you are planning to attend the special meeting, please check the website one week prior to the meeting date.

Who is entitled to vote at the special meeting?
Only holders of record of common stock as of the close of business on [●], 2021, the record date for the special meeting, referred to as the “record date,” are entitled to vote the shares of common stock they held as of the record date at the special meeting. As of the close of business on the record date, there were [●] shares of common stock outstanding and entitled to vote. On each of the proposals presented at the special meeting, each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on the record date.
May I attend and vote at the special meeting?
If you are a stockholder of record, you may also attend the special meeting and vote your shares at the special meeting. If you are a beneficial owner of shares of common stock held in “street name,” you may instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. If you are a beneficial owner of shares of common stock held in “street name,” you may contact the bank, broker or other institution where you hold your account if you have questions about attending the special meeting. If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted.
Please note that even if you plan to attend the special meeting, we recommend that you vote using the enclosed proxy card in advance, to ensure that your shares will be represented.
What proposals will be considered at the special meeting?
At the special meeting, holders of common stock will be asked to consider and vote on the following proposals:
●	a proposal to adopt the merger agreement, referred to as the “merger proposal”;
●
a proposal to approve, on an advisory, non-binding basis, the specified compensation that may become payable to the Company’s named executive officers in connection with the merger, referred to as the “advisory, non-binding compensation proposal”; and

●	a proposal to adjourn or postpone the special meeting, referred to as the “adjournment proposal.”
In accordance with the Company’s Bylaws, as amended from time to time, referred to as the “bylaws,” the only business that will be transacted at the special meeting are the merger proposal, the advisory, non-binding compensation proposal and the adjournment proposal, as stated in the accompanying notice of the special meeting.
What constitutes a quorum for purposes of the special meeting?
The presence at the special meeting in person, by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, of the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business at the special meeting. The inspector of election appointed for the special meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum.
If a quorum is not present, the only business that can be transacted at the special meeting is the adjournment or postponement of the meeting to another date or time.
What vote of our stockholders is required to approve each of the proposals?
The approval of the merger proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide voting instructions to such holder’s bank, broker or other nominee or failure to vote at the special meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal.

The approval of the advisory, non-binding compensation proposal and the adjournment proposal each require the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote thereon. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote at the special meeting or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, and broker non-votes will have no effect on the outcome of the advisory, non-binding compensation proposal or the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the advisory, non-binding compensation proposal and the adjournment proposal.
What is a “broker non-vote”?
If a beneficial owner of shares of common stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. If the organization that holds the beneficial owner’s shares does not receive instructions from such stockholder on how to vote its shares on any “non-discretionary” proposal to be voted on at the special meeting, that bank, broker or other nominee will inform the inspector of election at the special meeting that it does not have authority to vote on any such proposal at the special meeting with respect to such shares, and, furthermore, such shares will not be deemed to be in attendance at the meeting. This is generally referred to as a “broker non-vote.” However, if the bank, broker or other nominee receives instructions from such stockholder on how to vote its shares as to at least one proposal but not all of the proposals, or at least one proposal is a “discretionary” matter, the shares will be voted as instructed on the proposal as to which voting instructions have been given or on such “discretionary” proposal but will not be voted on the other, uninstructed proposal(s).
How does the Board recommend that I vote?
The Board recommends a vote “FOR” the merger proposal, “FOR” the advisory, non-binding compensation proposal and “FOR” the adjournment proposal.
For a discussion of the factors that the Board considered in determining to recommend that the Company’s stockholders adopt and approve of the merger agreement, please see the section of this proxy statement titled “The Merger— Recommendation of the Board; Reasons for the Merger.” In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that certain of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. Please see the section of this proxy statement titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”
How do the Company’s directors and executive officers intend to vote?
Concurrently with the execution of the merger agreement, Parent entered into the voting agreement, as further described in the section titled “Agreements Related to the Merger—Voting Agreement,” with the Company’s directors and executive officers as of the date of the merger agreement. Under the voting agreement, such directors and executive officers have agreed to vote or cause to be voted, all of the shares of common stock beneficially owned by them in favor of the stockholder proposals submitted at the special meeting. As of August 26, 2021, the directors and executive officers of the Company collectively held in the aggregate approximately 2,397,642 shares of common stock, or approximately 34.3% of the outstanding shares of common stock at such time. As of the record date, the directors and executive officers of the Company collectively held in the aggregate approximately [●] shares of common stock, or approximately [●]% of the outstanding shares of common stock at such time.
Why am I being asked to cast an advisory, non-binding vote to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with the merger?
The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require the Company to seek an advisory (non-binding) vote with respect to certain payments that may be made to the Company’s named executive officers in connection with the merger.

What will happen if the Company’s stockholders do not approve the advisory, non-binding compensation proposal?
The vote on the advisory, non-binding compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Because the vote on the advisory, non-binding compensation proposal is advisory only, it will not be binding on the Company, the Board, Parent or the surviving corporation. Accordingly, because the Company is contractually obligated to pay the compensation, if the merger agreement is adopted by the holders of common stock and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory, non-binding vote.
What happens if I sell my shares of common stock before the special meeting?
The record date for the special meeting is earlier than the date of the special meeting. If you sell or transfer your shares of common stock after the record date, but before the special meeting, you will retain your right to vote such shares at the special meeting. However, the right to receive the merger consideration will pass to the person to whom you transferred your shares. In order to receive the merger consideration in connection with the merger, you must hold your shares of common stock through the effective time of the merger.
How do I cast my vote if I am a stockholder of record?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company. If you are a stockholder of record as of the record date, you may vote such shares via the Internet during the special meeting or by submitting your proxy via the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement titled “The Special Meeting—Voting Procedures.”
If you are a holder of record of shares of common stock and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares in favor of each of the merger proposal, the advisory, non-binding compensation proposal and the adjournment proposal.
How do I cast my vote if my shares of common stock are held in “street name” by my bank, broker or other nominee?
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record.
If you are a beneficial owner of shares of common stock held in “street name,” you may follow the instructions from your bank, broker or other nominee in order to vote such shares. Your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. Without providing those instructions, your shares will not be voted by your bank, broker or other nominee, which will have the same effect as a vote “AGAINST” the merger proposal.
If you are a beneficial owner of shares of common stock held in “street name,” you may also attend the special meeting and vote your shares at the special meeting. For more detailed instructions on how to vote at the special meeting, please see the section of this proxy statement titled “The Special Meeting—Voting Procedures.”
What will happen if I abstain from voting or fail to vote on any of the proposals?
If you abstain from voting, fail to cast your vote during the special meeting or by proxy or fail to give voting instructions to your broker, it will have the same effect as a vote “AGAINST” the merger proposal, the advisory, non-binding compensation proposal, and the adjournment proposal.
If you properly submit a proxy card prior to the special meeting, but do not indicate how to vote your shares, your shares will be voted “FOR” the approval of the merger, “FOR” the advisory, non-binding compensation proposal, and “FOR” the proposal to approve any adjournments of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies.

Can I change my vote after I have delivered my proxy or my voting instructions?
Yes. If you are a stockholder with shares of common stock registered in your name, unless you have executed the voting agreement, you may revoke your proxy at any time prior to the time it is voted by filing with the Corporate Secretary of the Company an instrument revoking the proxy (by submitting a new proxy bearing a later date, by using the telephone or Internet proxy submission procedures described under “The Special Meeting—Voting Procedures”) or by attending the special meeting and voting by ballot. Merely attending the special meeting will not, by itself, revoke a proxy. Please note, however, that only your last-dated proxy or your vote by ballot will count. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the special meeting. If you are a beneficial owner of shares of common stock held in “street name,” you may contact your bank, broker or other nominee to change your vote, or by attending the special meeting and voting your shares during the special meeting.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of common stock. If you are a holder of common stock of record and your shares of common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive to ensure that all your shares of common stock are voted.
If I hold my shares of common stock in certificated form, should I send in my stock certificates now?
No. Promptly after the effective time of the merger, each holder of a certificate representing shares of common stock that have been converted into the right to receive the merger consideration will be sent a letter of transmittal describing the procedure for surrendering his, her or its shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal. If you hold shares of common stock in uncertificated, book-entry form, you will not be required to deliver a stock certificate, and you will receive your cash payment after the payment agent receives an “agent’s message” and any other documents requested in the instructions.
Where can I find the voting results of the special meeting?
The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that the Company files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement titled “Where You Can Find Additional Information.”
Am I entitled to rights of appraisal under the DGCL?
If the merger is completed, holders of common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares and perfect their appraisal rights will be entitled seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that holders of shares of common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest on the amount determined to be fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of common stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. See the section of this proxy statement titled “Appraisal Rights.”
When is the merger expected to be completed?
We are working toward completing the merger as promptly as possible, but as of the date of this proxy statement we cannot accurately estimate the closing date of the merger because the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Parent, the merger subsidiary and the Company’s respective obligations to consummate the merger, some of which are not within the parties’ control. However, we currently expect the merger to close in the fourth quarter of 2021.

What effect will the merger have on the Company?
If the merger is consummated, the merger subsidiary will be merged with and into the Company, the separate corporate existence of the merger subsidiary will thereupon cease, and the Company will continue to exist following the merger as a wholly owned subsidiary of Parent. Following such consummation of the merger, shares of common stock will no longer be traded on the OTC Markets, and the registration of shares of common stock under the Exchange Act will be terminated.
What happens if the merger is not completed?
If the merger proposal is not approved by the Company’s stockholders, or if the merger is not completed for any other reason, the holders of common stock will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of common stock. The common stock will continue to be registered under the Exchange Act and traded on the OTC Markets. Depending on the circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee or Parent may be obligated to pay to the Company a termination fee. For more information, please see the section of this proxy statement titled “The Merger Agreement—Termination Fees.”
What is householding and how does it affect me?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Who can help answer my questions?
If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact the Company’s proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Stockholders, Banks and Brokers may call toll free: (888) 566-8006

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference in this proxy statement, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words.
These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to:
●
the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay the termination fee or other expenses;

●	the failure of the parties to satisfy conditions to completion of the merger, including the failure of our stockholders to adopt the merger agreement;
●	the risk that regulatory approvals are delayed or are subject to terms and conditions that are not anticipated;
●	changes in the Company’s business or in the Company’s businesses’ operating prospects;
●
the effect of the announcement or pendency of the transactions contemplated by the merger agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally;

●	risks related to diverting management’s attention from the Company’s ongoing business operations;
●	the outcome of any legal proceedings that may be instituted against the Company, Parent or others following announcement of the merger agreement and transactions contemplated therein;
●	changes in domestic and global economic, political and market conditions;
●	risks that the Company’s stock price may decline significantly if the merger is not completed; and
●	the response of Company stockholders to the proposed merger.
Other factors that may cause actual results to differ materially include those set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 11, 2021, and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. See the section of this proxy statement titled “Where You Can Find Additional Information.” These forward-looking statements reflect the Company’s expectations as of the date of this proxy statement. The Company undertakes no obligation to update the information provided herein. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

THE PARTIES
Diversicare Healthcare Services, Inc.

Diversicare is a premier provider of long-term care services with 61 nursing centers and 7,250 skilled nursing beds. Diversicare operates in eight states, primarily in the Southeast, Midwest, and Southwest United States.
We were incorporated in 1994 as a Delaware corporation. Our shares of common stock are quoted on the OTC Markets under the symbol “DVCR.” Our principal executive office is located at:
Diversicare Healthcare Services, Inc.
1621 Galleria Boulevard
Brentwood, TN 37027
(615) 771-7575
Additional information about Diversicare is contained in its public filings, certain of which are incorporated by reference herein. See the sections of this proxy statement titled “Where You Can Find Additional Information” and “The Parties—Diversicare Healthcare Services, Inc.”
DAC Acquisition LLC

DAC Acquisition LLC is a privately held Delaware limited liability company of which Ephram Lahasky serves as the Manager. Mr. Lahasky, who has owned and operated Ambulance and Ambulette services since 1990, has significant affiliations with in excess of 100 owned and/or leased skilled nursing and similar centers in over 20 states. MED Healthcare, an entity utilized by Mr. Lahasky and his associates for certain acquisitions of their interests in healthcare facilities, is a guarantor of Parent’s obligations with respect to the merger. See the section of this proxy statement titled “Agreements Related to the Merger—Guaranty.” Upon completion of the merger, Diversicare will be a direct wholly owned subsidiary of Parent.
DAC Acquisition LLC
c/o MED Healthcare Partners LLC
600 Broadway
Lynbrook, New York 11563
(516) 368-8012
DVCR Acquisition Corporation
The merger subsidiary is a wholly owned subsidiary of Parent and was formed by Parent solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, the merger subsidiary will cease to exist.
DVCR Acquisition Corporation
c/o MED Healthcare Partners LLC
600 Broadway
Lynbrook, New York 11563
(516) 368-8012

THE SPECIAL MEETING
We are furnishing this proxy statement to the holders of common stock as part of the solicitation of proxies by the Board for use at the special meeting and at any adjournments or postponements thereof.
Date, Time and Place

The special meeting will be held at the Company’s offices at 1621 Galleria Boulevard, Brentwood, Tennessee 37027 at [●] a.m., Central Time, on [●], 2021, where you, or your proxy, will be able to attend the special meeting and vote. The special meeting will begin promptly at [●] a.m., Central Time.
We intend to hold the special meeting in person. However, we are actively monitoring potential issues related to the ongoing COVID-19 pandemic, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the special meeting in person, we will announce alternative arrangements for the special meeting as promptly as practicable, which may include holding the special meeting solely by means of remote or virtual communication. Please monitor the “Investors” section of our website at www.DVCR.com for updated information. If you are planning to attend the special meeting, please check the website one week prior to the meeting date.

A list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting beginning ten days prior to the special meeting, and ending on the date of the special meeting, upon request to the Company’s Investor Relations department at (615) 771-7575, subject to the satisfactory verification of stockholder status. Such list will also be available at the special meeting.

Purpose of the Special Meeting

At the special meeting, holders of common stock will be asked to consider and vote on the following proposals:
●	the merger proposal (see the section of this proxy statement titled “The Merger Agreement”);
●	the advisory, non-binding compensation proposal (see the section of this proxy statement titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”); and
●	the adjournment proposal (see the section of this proxy statement titled “Proposal 3: Adjournment Proposal”).
A copy of the merger agreement is attached as Annex A to this proxy statement.
Recommendation of the Board

After careful consideration, the Board unanimously: (i) approved and declared advisable the merger agreement and the merger, (ii) determined that the merger is in the best interests of the Company and its stockholders, (iii) directed that the merger agreement be submitted to the stockholders of the Company for adoption and (iv) recommended that the Company’s stockholders vote in favor of the adoption of the merger agreement. Accordingly, the Board recommends a vote “FOR” the merger proposal. The Board also recommends a vote “FOR” the advisory, non-binding compensation proposal and “FOR” the adjournment proposal. For a discussion of the material factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement titled “The Merger—Recommendation of the Board; Reasons for the Merger.”
Record Date and Stockholders Entitled to Vote

Only holders of common stock of record as of the close of business on [●], 2021, the record date for the special meeting (referred to as the “record date”), are entitled receive notice of and to vote the shares of common stock they held on the record date at the special meeting. As of the close of business on the record date, [●] shares of common stock were eligible to vote at the special meeting. On each of the proposals presented at the special meeting, each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on the record date. The adoption of the merger agreement by the holders of common stock requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date.

Quorum
Under the bylaws, the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote at the meeting, present or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present or represented by proxy, shall have power to adjourn the meeting from time to time. The inspector of election appointed for the special meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum.
If a beneficial owner of shares held in “street name” by a bank, broker or other nominee does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. If the organization that holds the beneficial owner’s shares does not receive instructions from such stockholder on how to vote its shares on any proposal to be voted on at the special meeting, that bank, broker or other nominee will inform the inspector of election at the special meeting that it does not have authority to vote on any proposal at the special meeting with respect to such shares, and, furthermore, such shares will not be deemed to be in attendance at the meeting. This is generally referred to as a “broker non-vote.” However, if the bank, broker or other nominee receives instructions from such stockholder on how to vote its shares as to at least one proposal but not all of the proposals, the shares will be voted as instructed on any proposal which voting instructions have been given but will not be voted on the other, uninstructed proposal(s).
If a quorum is not present, the only business that can be transacted at the special meeting is the adjournment or postponement of the meeting to another date or time.
Vote Required

Adoption of the Merger Proposal
The approval of the merger proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee or failure to vote at the special meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal.
Under the merger agreement, stockholder approval of the merger proposal is a condition to the consummation of the merger.
Approval of the Advisory, Non-binding Compensation Proposal
The approval of the advisory, non-binding compensation proposal requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote thereon. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee or failure to vote at the special meeting, and broker non-votes will have no effect on the outcome of the advisory, non-binding compensation proposal. Abstentions will have the same effect as a vote “AGAINST” the advisory, non-binding compensation proposal.
The vote on the advisory, non-binding compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Because the vote on the advisory, non-binding compensation proposal is advisory only, it will not be binding on the Company, the Board, Parent or the surviving corporation. Accordingly, because the Company is contractually obligated to pay the compensation, if the merger agreement is adopted by the holders of common stock and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory, non-binding vote.
Approval of the Adjournment Proposal
The approval of the adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote thereon. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee or failure to vote at the special meeting, and broker non-votes will have no effect on the outcome of the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal.

The vote on the adjournment proposal is a vote separate and apart from the vote to adopt the merger agreement. The Company will not call a vote on this proposal if the merger proposal is approved at the special meeting.
Tabulation of Votes; Results
The Company will retain an independent party to receive and tabulate the proxies and ballots, and to serve as the inspector of election to certify the results of the special meeting.
Voting Procedures

Whether or not you plan to attend the special meeting and regardless of the number of shares of common stock you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly.
To ensure that your shares of common stock are voted at the special meeting, we recommend that you promptly submit your proxy, even if you plan to attend the special meeting, using one of the following methods:
●	through the Internet by logging onto the website specified on your proxy card and following the prompts using the control number located on the proxy card;
●	by calling using the toll-free telephone number listed on your proxy card; or
●	by completing, signing, dating and returning your proxy card in the postage-paid return envelope provided.
If you vote via the Internet or by telephone, please do not return a signed proxy card.
If you are a beneficial owner of shares of common stock held in “street name,” you may instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. If you are a beneficial owner of shares of common stock held in “street name,” you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number and attending the special meeting.
Please note that even if you plan to attend the special meeting, the Company recommends that you vote using either the Internet, toll-free telephone or the enclosed proxy card in advance, to ensure that your shares will be represented. If you wish to vote at the special meeting, you can participate in and vote at the special meeting.
Brokerage firms and other intermediaries holding shares of common stock in “street name” for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on “discretionary” matters. Your broker will not have discretion to vote on “non-discretionary” matters, absent direction from you.
Revocation of Proxies

You may revoke your proxy or change your vote at any time before the closing of the polls at the special meeting. If you are a stockholder of record at the record date, you can revoke your proxy or change your vote by:
●
filing a written notice of revocation bearing a later date than the proxy with the Company’s Corporate Secretary at the Company’s principal executive offices, located at 1621 Galleria Boulevard, Brentwood, Tennessee 37027. Your notice must be received by the Company’s Corporate Secretary before [●], 2021;

●
duly executing a later-dated proxy relating to the same shares and delivering it to the Company’s Corporate Secretary at the Company’s principal executive offices, located at 1621 Galleria Boulevard, Brentwood, Tennessee 37027. Your notice must be received by the Company’s Corporate Secretary before [●], 2021;

●
attending and voting at the special meeting (or, if the special meeting is adjourned or postponed, attending the adjourned or postponed meeting), which automatically will cancel any proxy previously given, although your attendance at the special meeting will not in and of itself constitute a revocation of a proxy; or

●
if you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m., Central Time on [●], 2021 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares of common stock held in “street name,” you may contact your bank, broker or other nominee to change your vote.
Solicitation of Proxies

The Board is soliciting proxies for the special meeting from its stockholders. The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request banks, brokers and other nominees to solicit their customers who have common stock registered in their names and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice. We may also use the services of our directors, officers and other employees to solicit proxies, personally, by telephone or by electronic means, without additional compensation. In addition, the Company has retained Georgeson LLC (referred to as “Georgeson”) to solicit stockholder proxies. As compensation for its services, we have agreed to pay Georgeson a cash fee equal to $12,500 plus additional fees incurred. We have also agreed to reimburse Georgeson for certain reasonable expenses and to indemnify Georgeson against certain losses, damages and expenses.
Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the proxy materials, please notify your broker or direct a written request to the Corporate Secretary at 1621 Galleria Boulevard, Brentwood, Tennessee 37027. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.
Adjournments

The special meeting may be adjourned or postponed from time to time to another hour, date or place. Under the bylaws, notice need not be given of any such adjournment of less than 30 days if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned special meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting will be given to each stockholder of record entitled to receive notice of or to vote at the meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been validly revoked or withdrawn prior to the time such proxies are voted at the reconvened meeting.
Voting Agreement

Concurrently with the execution of the merger agreement, Parent entered into the voting agreement, as further described in the section titled “Agreements Related to the Merger—Voting Agreement,” with the Company’s directors as of the date of the merger agreement. Under the voting agreement, such directors have agreed to vote or cause to be voted all of the shares of common stock beneficially owned by them in favor of the stockholder proposals submitted at the special meeting. As of the record date, the directors of the Company collectively held in the aggregate approximately [●] shares of common stock, or approximately [●]% of the outstanding shares of common stock at such time.

Certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, those of the Company’s stockholders generally. For more information, please see the section of this proxy statement titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”
Assistance; Proxy Solicitor

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact the Company’s proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Stockholders, Banks and Brokers may call toll free: (888) 566-8006

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
As discussed elsewhere in this proxy statement, at the special meeting holders of common stock will consider and vote on the merger proposal. The merger cannot be completed without the adoption of the merger agreement by the Company’s stockholders. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger, including the information set forth under the sections of this proxy statement titled “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.
The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares common stock. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee or failure to vote at the special meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal.
The Board recommends a vote “FOR” the approval of the merger proposal.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED COMPENSATION
In accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is providing holders of common stock with the opportunity to cast a vote on the advisory, non-binding compensation proposal. As required by those rules, the Company is asking holders of common stock to vote on the adoption of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the table titled “Potential Payments to Named Executive Officers,” including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”
The vote on executive compensation payable in connection with the merger is a vote separate and apart from the merger proposal. Because the vote is advisory in nature only, it will not be binding on the Company or the Board. Accordingly, because the Company is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.
The approval of the advisory, non-binding compensation proposal requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote thereon. Broker non-votes will not count as votes cast on the advisory, non-binding compensation proposal. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee or failure to vote at the special meeting, and broker non-votes will have no effect on the outcome of the advisory, non-binding compensation proposal. Abstentions will have the same effect as a vote “AGAINST” the advisory, non-binding compensation proposal.
The Board recommends a vote “FOR” the approval of the advisory, non-binding compensation proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
As discussed elsewhere in this proxy statement, at the special meeting holders of common stock will consider and vote, if necessary or appropriate as determined by the Company, on the adjournment proposal.
The Company is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment or postponement of the special meeting, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are not sufficient votes to approve the merger proposal at the time of the special meeting.
The approval of the adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote thereon. Broker non-votes will not count as votes cast on the adjournment proposal. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee or failure to vote at the special meeting, and broker non-votes will have no effect on the outcome of the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal.
The vote on the adjournment proposal is a vote separate and apart from the merger proposal. The Company will not call a vote on this proposal if the merger proposal is approved at the special meeting.
The Board recommends a vote “FOR” the approval of the adjournment proposal.

THE MERGER

Background of the Merger

The following paragraphs summarize the key meetings and events that led to the signing of the merger agreement. The Company held many conversations with numerous parties, both by telephone and in-person, about a potential transaction. The paragraphs below cover only the key events leading up to the merger agreement and do not purport to catalogue every conversation among the board, officers or other representatives of the Company and other parties.
The Board and management continually evaluate the Company’s business and financial plans and prospects. As part of this evaluation, the Board and management have also periodically considered strategic alternatives, and have occasionally received and responded to unsolicited overtures from parties interested in engaging in a strategic transaction with the Company. The Company’s ability to pursue strategic alternatives was significantly hampered by a previously disclosed federal false claims investigation beginning in 2013 and finally resolved through a settlement agreement and corporate integrity agreement with the U.S. Department of Justice in February of 2020.
The Company received the initial overture about a possible transaction from an affiliate of Parent in the spring of 2019 (various affiliates of Parent controlled by Ephram Lashasky are referred to herein as “MED Healthcare”). An affiliate of Mr. Lahasky previously filed a report with the SEC on January 16, 2019 on Schedule 13G reporting ownership of shares constituting 5.57% of the Company’s common stock. On May 23, 2019, MED Healthcare sent a letter to the Company. The Board reviewed the letter, considering various factors relevant to the Company and state of the industry and market conditions, and most significantly the status of the unresolved federal false claims investigation. After this review, the Company responded that the Board did not feel that further discussions were likely to be fruitful or in the best interest of the Company. Following this communication, MED Healthcare withdrew its prior letter on August 15, 2019.
At its February 5, 2021 meeting, the Board engaged in an extended discussion regarding the state of the Company and its strategic plans. As part of the discussion, Mr. McKnight reviewed with the Board census issues, unpredictable reimbursement and regulatory issues due to the new presidential administration, unknown liability from COVID-19 illnesses and deaths, the ongoing impact and issues surrounding the Company’s obligations under the settlement agreement and corporate integrity agreement with the U.S. Department of Justice, the relative costs of being a public company of the Company’s size, and other matters. During this discussion the contents of communications received from stockholders regarding these matters were taken into account. At the conclusion of this discussion the Board determined that while the Company was not for sale, given market conditions, the condition of the Company, future prospects for the industry, and recent inbound interest, that it would be prudent to further explore strategic alternatives available to the Company. These could include a corporate reorganization, restructuring, refinancing, investment or merger transaction.  The Board directed management to further explore these matters, including the advisability of the retention of outside advisors, and report back.
Following the February 5, 2021 Board meeting and through April of 2021, Company management, with the assistance of outside legal counsel, engaged in discussions with outside financial advisors regarding market conditions, the Company, and related matters. During this period of time management had informal discussion with various parties to gauge their potential strategic interest in the Company. These discussions resulted in the execution of non-disclosure and standstill agreements with two parties, as described below.
In April of 2021, the Company, through legal counsel, reached out to MED Healthcare and inquired whether MED Healthcare would have interest in discussing a potential strategic transaction. Following this outreach, on May 17, 2021, the Company and MED Healthcare entered into a nondisclosure agreement.
On April 30, 2021, the Company executed a nondisclosure agreement with Party A, and on May 18, 2021, the Company began providing information that Party A requested through an online data room.
On May 20, 2021, representatives of MED Healthcare traveled to Nashville to meet with Mr. McKnight. Representatives of Bass, Berry & Sims PLC (referred to herein as “Bass Berry”) attended the meeting, with MED Healthcare’s counsel Krieger & Prager attending telephonically. At this meeting MED Healthcare affirmed its interest in acquiring the Company but did not indicate a price. Mr. McKnight also declined to state a price at which the Company would consider a transaction. The parties discussed in general terms how the Company might fit with MED Healthcare’s existing nursing home business, and agreed that the Company would provide additional diligence information as requested by MED Healthcare. Mr. McKnight provided diligence materials to MED Healthcare and discussed these materials with MED Healthcare throughout the process.

From May 20, 2021 to June 2, 2021, the Company provided diligence materials requested by MED Healthcare. On June 2, 2021, MED Healthcare sent Mr. McKnight an indication of interest in acquiring the Company at a price of $10.10 per share. This price represented a premium of approximately 206% over the closing price of the Company’s stock on the day before the indication of interest was made. This letter was accompanied by documentation showing Mr. Lahasky’s significant financial liquidity.
On June 3, 2021, the Board met to discuss this indication of interest, with management and representatives of Bass Berry present. Mr. McKnight shared a copy of the letter, noting it was subject to diligence contingencies, and asked the Board for guidance on a proper response. Board members expressed that while the Company was not for sale at this time, the expression of interest from MED Healthcare was at a level that the Board believed should be further evaluated. The Board expressed its desire to retain a financial advisor to assist the Board in further evaluating the indication of interest and any other strategic alternatives reasonably available to the Company. Representatives of Bass Berry advised the Board on its fiduciary duties in connection with these matters, noting that if the Board did decide to engage in a change of control transaction, directors would have a fiduciary duty to obtain the highest value reasonably attainable for shareholders. Representatives of Bass Berry then discussed with the Board the possibility of forming a special committee, noting that a special committee can be helpful when individual directors are interested in the transaction or when the size or interest level of a Board makes it difficult for the full Board to monitor a process. After discussion, the Board concluded that none of its members had conflicts of interest at this time and that the small size of the Board and its high level of engagement made a special committee unnecessary at this time. The Board agreed to revisit the advisability of appointing a special committee as the process evolved. Finally, the Board authorized Mr. McKnight to begin discussions with financial advisors (with any engagement to be approved by the Board) and to continue discussions with MED Healthcare, and to report on any further engagement from Party A.
From June 3, 2021 to June 16, 2021, Mr. McKnight and representatives of Bass Berry engaged in numerous discussions with MED Healthcare representatives, including Krieger & Prager, with respect to how any potential transaction might be structured and the progress of MED Healthcare’s diligence.
During the same period, Mr. McKnight and representatives of Bass Berry reached out to several financial advisory firms, including firms with which the Company had prior discussions, to explore their interest in representing the Company.
On June 17, 2021, the Board met again. Mr. McKnight described his interactions with potential advisory firms and recommended that the Company engage BCA. The Board discussed BCA’s experience, qualifications, familiarity with the Company and its industry, pricing offered, and perceived capacity to take on a transaction of this size. After this discussion the Board unanimously approved a resolution to approve the engagement of BCA on the terms set forth in the draft engagement letter provided to the Board (which had been reviewed and negotiated with representatives of Bass Berry). Representatives of BCA then joined the meeting and presented to the Board an initial plan for evaluating MED Healthcare’s indication of interest and the value of the Company. Board members discussed the advantages and disadvantages of conducting a broader strategic process at this time versus engaging exclusively with MED Healthcare, but no final decision was made on this matter. In response to a director question, Mr. McKnight confirmed there had been no discussions of the terms on which MED Healthcare might employ the current management team if it did acquire the Company, although there had been an expression by Mr. Lahasky of interest in having such discussions at a future date. At the conclusion of the meeting the Board authorized management and counsel to continue discussions with MED Healthcare regarding a potential transaction and to begin preparation of a form of merger agreement.
From June 17, 2021 until June 29, 2021, the Company continued to respond to diligence requests from MED Healthcare while Bass Berry prepared a draft merger agreement. Though MED Healthcare had stated that its offer was not subject to a financing contingency, the Company and its advisors considered that obtaining committed debt financing would increase the certainty of his offer. To that end, Bass Berry worked with MED Healthcare to provide information to its financing source that would enable it to provide a debt financing commitment.
On June 29, 2021, Mr. McKnight provided an email update to the Board on the status of the Company’s interactions with MED Healthcare and BCA.
From July 1, 2021 through July 6, 2021, Bass Berry conducted discussions with Krieger & Prager around the material terms of any merger agreement that could be entered into between the parties, including indemnity for representations and warranties, voting support agreements from the Company’s major shareholders, the Company’s ability to seek acquisition proposals from third parties after the execution of the merger agreement, and the termination fees that could be payable by each side. During a call on July 6, Krieger & Prager stressed to Bass Berry the concerns of Mr. Lahasky about unlimited liability and indicated he would require his obligations under any merger agreement to be liquidated damages at a fixed dollar amount.

On July 8, 2021 Mr. Lahasky received an indication of interest from his debt financing source which was subsequently shared with the Company and its representatives.  Over the next several days the parties discussed the terms of this indication of interest, and the Company continued to provide information to the financing source at the request of MED Healthcare.
On July 19, 2021, Bass Berry sent a draft merger agreement to Krieger & Prager. Among the provisions contained in this draft were (i) an ability of the Company to terminate the merger agreement and have its liability limited to a fixed termination fee in certain circumstances, including in order to accept a superior proposal, (ii) no ability of Parent to terminate the merger agreement and have its liability limited to a fixed termination fee, (iii) specific performance rights, (iv) a requirement for the obligations of Parent to be guaranteed by a credit-worthy affiliate with significant assets, and (v) a go-shop provision allowing the Company to actively solicit potential alternative superior proposals for 40 days following the execution of the merger agreement.
On July 23, 2021, Bass Berry, Krieger & Prager, Mr. Lahasky and Mr. McKnight held a call to discuss this draft. The primary issues raised by Mr. Lahasky concerned the termination fee payable by the Company in the draft merger agreement, and the lack of a termination fee to limit Mr. Lahasky’s liability as a guarantor in the current draft.
On July 26, 2021, the Board met to receive an update on interactions with Mr. Lahasky, with Bass Berry and BCA present. Mr. McKnight described the diligence provided to Mr. Lahasky and the indication of interest from his debt financing source. Bass Berry summarized the issues Krieger & Prager had raised with respect to the merger agreement, including their objection to the termination fee provisions. BCA and Bass Berry gave the Board their views on prevailing termination fees. After this discussion, the Board expressed support for a Company termination fee of 3% of equity value, reduced to 1.5% for terminations related to deals with “Excluded Parties” identified during the go-shop period provided for in the merger agreement combined with a termination fee for Mr. Lahasky of 6%, reduced to 3% during the go-shop period. The Board then discussed with management other companies that had approached the Company to discuss a strategic transaction or whom the Company might approach. The Board considered the pros and cons of further engagement with each of these parties in consultation with its legal and financial advisors, including (i) the chances of a better offer from another party (ii) the risk of discouraging Mr. Lahasky’s interest in the process if he perceived that other parties were involved, and (iii) that the $10.10 per share offered by Mr. Lahasky would set a floor for other bids during the go-shop period, while the bids in a pre-announcement process were more likely to be influenced by the Company’s much lower current stock price. At the conclusion of this discussion the Board determined to defer reaching out at this time to other parties in order to see if the terms of a proposed transaction with MED Healthcare could be finalized and announced in a timely manner.
From July 26, 2021 until July 29, 2021 Krieger & Prager and Bass Berry had several calls in which they exchanged views on the termination fee provisions in the draft agreement, in which Bass Berry advocated the termination fee provisions supported by the Board. Mr. McKnight and Mr. Lahasky also had separate calls on these topics. On a call held on July 29, 2021 Krieger & Prager and Bass Berry were joined by Mr. McKnight and Mr. Lahasky. During this call Bass Berry asserted that the Board would be unable to negotiate further on the amount of termination fees until all of MED Healthcare’s positions on the draft merger agreement were clear.  Mr. Lahasky and Krieger & Prager agreed to provide a revised draft of the merger agreement.
On August 3, 2021, Bass Berry sent to Krieger & Prager a proposed insert to the draft merger agreement limiting Parent’s liability to a fixed termination fee under certain limited circumstances, to document positions Krieger & Prager had conveyed in a telephone conversation.
On August 5, 2021, the Board held its normal quarterly meeting and devoted significant time to discussing the possibility of a strategic transaction. BCA presented to the Board their preliminary financial analysis of the $10.10 per share price in the indication of interest received from Mr. Lahasky, concluding that their initial view was that $10.10 per share represented a premium of 248.3% over the closing price of the Company’s stock on the prior day. BCA also described to the Board the process for conducting the go-shop under the terms of the draft merger agreement. Given the  prospect of identifying a better offer through the go-shop and the attractiveness of the MED Healthcare offer, the Board did not consider it advisable to push MED Healthcare to increase its offer.
On August 6, 2021, Krieger & Prager sent comments to the merger agreement (reserving comment on the termination provisions) to Bass Berry which proposed, among other things, specific closing conditions relating to the performance of owned company facilities, more fulsome representations and warranties regarding real estate and healthcare matters, a 30-day go-shop period and increased periods for MED Healthcare to exercise its matching rights on a superior proposal, and an irrevocable proxy in favor of the transaction from each director.
On August 9, 2021, Krieger & Prager, Bass Berry, Mr. Lahasky and Mr. McKnight held a conference call to discuss Krieger & Prager’s comments to the draft merger agreement, including additional comments sent by Krieger & Prager immediately prior to the call. The discussion focused on how the Company could accommodate Krieger & Prager’s requests while preserving an acceptable certainty of closing for the Company and the Board’s ability to accept a superior offer in accordance with its fiduciary duties.

On August 12, 2021, Mr. Lahasky sent Mr. McKnight a debt commitment letter from his financing source. While MED Healthcare reiterated that its offer was not subject to a financing contingency, the Board believed that a commitment letter increased the certainty of consummating a transaction.
On the evening of August 12, 2021, Mr. McKnight sent to the Board an update on the transaction, including Krieger & Prager’s comments to the merger agreement and a memorandum from Bass Berry to the Board analyzing those comments.
On August 13, 2021, Bass Berry sent Krieger & Prager a revised merger agreement and draft disclosure schedule. The revised merger agreement narrowed the closing conditions relating to the performance of owned company facilities and representations and warranties regarding real estate and healthcare matters, and proposed a 35-day go-shop period. This communication was accompanied by a proposed form of guarantee that contemplated a personal guarantee by Mr. Lahasky of all of Parent’s obligations under the merger agreement, as well as proposed form of voting support agreement that would be executed by the Company’s directors instead of the irrevocable proxy proposed by MED Healthcare.
On August 16, 2021, Krieger & Prager sent Bass Berry comments to the merger agreement (reserving comment on the termination provisions).
On August 17, 2021, Krieger & Prager and Bass Berry held multiple calls and exchanged multiple emails regarding the terms of the merger agreement, particularly the termination provisions.
On August 18, 2021, Krieger & Prager, Bass Berry, Mr. Lahasky and Mr. McKnight held a conference call to discuss the merger agreement, in which Mr. Lahasky and Krieger & Prager insisted on single fixed dollar amounts for termination fees equal to approximately 3% of equity value for the Company and approximately 6% of equity value for MED Healthcare, respectively. During this conversation Mr. Lahasky stated that he could not accept unlimited liability as a guarantor for obligations under the merger agreement. Bass Berry and Mr. McKnight affirmed that only the Board would make a decision on termination fee amounts, and would do so only after understanding all of MED Healthcare’s positions on the merger agreement.
Later on August 18, 2021, the Board met to discuss the status of negotiations. The meeting occurred just before a revised draft of the merger agreement was received from Krieger & Prager. Bass Berry reviewed with the Board the material issues being negotiated between the parties At the conclusion of this meeting the Board directed Bass Berry and management to continue negotiations with MED Healthcare.
On the evening of August 18, 2021, Krieger & Prager sent a revised merger agreement to Bass Berry including comments to the termination provisions. This draft asserted strict closing conditions that the Company would have to meet, narrower circumstances in which the Company could terminate the merger agreement to accept a superior proposal, and significant limits on the Company’s right of specific performance. This draft also contained termination fees equal to approximately 3% of equity value for the Company and approximately 6% of equity value for MED Healthcare. The draft merger agreement included a proposal for guarantees by Mr. Lahasky and MED Healthcare Partners with significant limits on the liability of each of these guarantors.
On August 19, 2021, Bass Berry sent a revised merger agreement and form of guarantee intended to finally settle the substantive issues between the parties other than amount of the termination fees.  The draft merger agreement allowed MED Healthcare to terminate the merger agreement at any time that it was not in material breach by concurrently paying a termination fee. In exchange for this concession, the drafts made changes to the closing conditions for owned facilities that increased closing certainty for the Company, preserved the Company’s rights to accept a superior proposal under market circumstances, required Mr. Lahasky and Med Healthcare Partners to fully guarantee the obligations of Parent, and preserved the Company’s specific performance rights prior to the termination of the merger agreement. On a subsequent call, Bass Berry indicated that the Company was unlikely to make substantive concessions on these positions. Additional negotiation of more minor points continued throughout the afternoon. Krieger & Prager then informed Bass Berry that Mr. Lahasky’s final position on the fixed dollar amounts of the termination fees which were agreed as being approximately 3% of the then-anticipated equity value for the Company and approximately 6% of the then-anticipated equity value for MED Healthcare.
On the evening of August 19, 2021, the Board met to consider the status of the transaction. After a full briefing from management, Bass Berry and BCA regarding the terms of the merger agreement (as described in the prior paragraph) and an extensive discussion, the Board unanimously approved a resolution directing management to proceed with negotiating the merger agreement on the terms presented.
Later on the evening of August 19, 2021, Mr. Lahasky sent the Company an updated letter reiterating his offer to purchase the outstanding shares of the Company at $10.10 per share.

On the morning of August 20, 2021, Mr. Lahasky updated his Schedule 13 filing to account for the offer letter and the Company filed a Form 8-K acknowledging the letter and disclosing its engagement of a financial advisor to evaluate the offer.
On August 20, 2021, Mr. McKnight met with Bass Berry and BCA to continue planning for the go-shop period. During this meeting it was decided that BCA would affirmatively reach out to Party A and two operators in the Company’s industry that could be potential strategic acquirers and that Mr. McKnight would refer any other parties who contacted him expressing interest in a strategic transaction to BCA.
From August 20 through August 26, 2021, Bass Berry finalized the merger agreement and the disclosure schedules according to the direction of the Board. During this period Mr. Lahasky and Mr. McKnight separately discussed the merger agreement and plans for a Form 8-K and press release in the event that the merger agreement was signed.
On August 26, 2021, the Board met to consider the final draft of the merger agreement. Bass Berry reviewed the terms of the merger agreement and reviewed the Board’s fiduciary duties in connection with the proposed transaction. The Board discussed the reasons for the merger and the risks and uncertainties posed by the transaction. The Board then asked BCA to deliver its updated financial analysis and its fairness opinion. BCA presented its detailed financial analysis of the transaction and then delivered its opinion to the Board (verbally and in a written opinion dated August 26, 2021) that, based upon and subject to the matters described in its fairness opinion, the merger consideration to be received by the holders of the Company’s common stock, other than Parent or its affiliates, pursuant to the merger agreement was fair, from a financial point of view, to such holders of the Company’s common stock.
After further deliberations, the Board resolved by a unanimous vote that the merger agreement and the other transactions contemplated thereby, including the merger, were approved and declared advisable, fair to, and in the best interests of the Company and its stockholders, and the form, terms, provisions, and conditions of the merger agreement and the exhibits and attachments thereto were adopted and approved, and the consummation of the merger was approved. The Board recommended, subject to the ability of the Company to make a change in recommendation pursuant to and in accordance with the merger agreement, that the stockholders of the Company vote in favor of the adoption of the merger agreement.
The merger agreement was executed by Parent and the Company, and the guarantees were executed by the Company and each of Mr. Lahasky and MED Healthcare, and the voting agreements were executed by Parent and each of the directors of the Company, on the evening of August 26, 2021. On the morning of August 27, 2021, the Company issued a press release and filed a Form 8-K announcing the execution of the merger agreement.
Following the execution of the merger agreement, and pursuant to the go-shop provision set forth in the merger agreement, BCA, acting on behalf of the Company, commenced the go-shop process by soliciting alternative acquisition proposals. The go-shop period expired at 11:59 p.m. (Eastern Standard Time) on September 30, 2021. During the go-shop period, BCA contacted 63 prospective buyers that the Company and BCA believed could have an interest in reviewing the opportunity and had the financial ability to pursue a potential strategic transaction with the Company. Of the 63 prospective buyers contacted, 13 parties entered into confidentiality agreements with the Company and were provided access to certain non-public information relating to the Company. Approximately six of the parties submitted follow-up due diligence requests and communicated with BCA regarding analyses of a proposed transaction. One of the parties contacted during the go-shop process, Party B, submitted a written acquisition proposal to the Company prior to the expiration of the go-shop period. Party B’s offer indicated that it would be prepared to pay $11.11 per share of common stock in a transaction structured in a similar manner to the transaction contemplated by the merger agreement. Party B’s offer was accompanied by the draft merger agreement.  Party B’s acquisition proposal contained several terms that were concerning to the Company, including changes to the termination fees and the requirement for an additional diligence period of no longer than 30 days prior to the signing of the draft merger agreement. Following consultation with its legal and financial advisors the Board determined in good faith that Party B’s acquisition proposal was not a superior proposal because of the required diligence period and certain other terms contained in the draft merger agreement, but was reasonably likely to result in a superior proposal. The Board resolved to continue to negotiate with, and provide diligence information and access to, Party B as an excluded party under the terms of the merger agreement. The Company will supplement this proxy statement to describe any material developments with respect to Party B.
Recommendation of the Board; Reasons for the Merger

Recommendation of the Board
In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board consulted with Company management and its financial advisors, and with its outside legal counsel regarding its fiduciary duties, the terms and conditions of the merger agreement and other related matters.

The Board unanimously (i) approved and declared advisable the merger agreement and the merger, (ii) determined that the merger is in the best interests of the Company and its stockholders, (iii) directed that the merger agreement be submitted to the stockholders of the Company for adoption and (iv) recommended that the Company’s stockholders vote FOR the adoption of the merger agreement.
The resolutions above were duly and unanimously adopted by the Board, at a meeting duly called and held at which all directors of the Company were present. At such meeting, the Board also duly and unanimously adopted resolutions rendering the limitations on business combinations contained in Section 203 of the DGCL inapplicable to the merger, the merger agreement, the other agreements contemplated by the merger agreement and the transactions contemplated thereby, and electing that the merger and the other transactions contemplated by the merger agreement not be subject to any “moratorium,” “control share,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to the merger and the other transactions contemplated by the merger agreement.
None of the foregoing resolutions by the Board has been rescinded, modified or withdrawn in any way.
Reasons for the Merger
In the course of reaching its recommendation described above, the Board considered a number of positive factors relating to the merger agreement and the merger, each of which the Board believed supported its decision, including the following:
●
Prospects of the Company as an Independent Company. The Board evaluated the Company’s long-term business plan and the related execution risks and uncertainties (including the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020), and weighed the prospects of achieving long-term value for its stockholders through execution of the Company’s long-term business plan against the near-term value to stockholders, which the Board determined could be realized through the merger at a significant premium over the recent market price of the common stock.

●
Unpredictability of Future Operating Environment. The Board assessed, after discussions with the Company’s management and advisors, the risks of remaining an independent company and pursuing the Company’s long-term business plan, including risks relating to uncertain recovery of census from the COVID-19 pandemic, increased regulatory pressure from the current administration, expected cuts to Medicare reimbursement and other risks and uncertainties relating to the healthcare regulatory environment, the ability to maintain census in aging facilities in rural areas, the economy and the industry generally.

●
The Company’s Operating and Financial Condition. The Board considered its knowledge and familiarity with the Company’s business, including its current and historical financial condition and results of operations, competitive position, properties and assets, access to and cost of capital, as well as the Company’s business strategy and prospects, in light of the current and prospective economic environment.

●
Merger Consideration.  The Board considered that the Company’s stockholders will be entitled to receive merger consideration of $10.10 per share in cash upon the closing of the merger, providing the Company’s stockholders with certainty of value and liquidity upon consummation of the merger. The Board also considered the current and historical market prices of the Company common stock, including the fact that $10.10 per share in cash represented a premium of (i) approximately 256% over $2.84, the closing price on the last trading day prior to the announcement of the acquisition proposal, (ii) approximately 210% over the volume weighted average price per share over the preceding 90-day period; and (iii) approximately 135% over $4.29, the highest price per share of the common stock during the prior 52 weeks.

●
Greater Certainty of Value.  The Board considered that the merger consideration payable per share is a fixed all cash amount, thereby providing the Company’s stockholders with immediate certainty of value and liquidity for their shares upon the closing of the merger, while eliminating the uncertainty of long-term business and execution risk to stockholders, especially when viewed in light of a number of factors, including the recent increased volatility in equity markets, particularly with respect to comparable companies, and the even greater volatility in the Company’s stock. In addition, the Company’s equity value is small for a public company and its shares are thinly traded, which means that any future improvements in earnings may not translate into a higher share price. Also, because the Company is small, the costs of being a public company constitute a larger percentage of earnings than is the case for larger public companies.

●
Receipt of Fairness Opinion from its Financial Advisor Regarding the Merger; Advisors.  The Board considered the financial analyses presented by BCA to the Board and the oral opinion of BCA rendered to the Board, subsequently confirmed by the delivery of a written opinion of BCA, dated August 26, 2021, to the Board, that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the merger consideration to be paid to the holders of the Company’s common stock in the proposed merger was fair, from a financial point of view, to such holders, all as more fully described below in the section of this proxy statement under the heading “—Opinion of Diversicare’s Financial Advisor.” The full text of the written opinion of BCA, dated August 26, 2021, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement. In addition, the fact that the Company’s legal and financial advisors were involved throughout the process and negotiations and updated the Board directly and regularly provided the Board with additional perspectives on the negotiations in addition to those of management.

●	Go-Shop; Ability to Withdraw or Change Recommendation

o
The merger agreement provided the Company with a 35-day go-shop period during which the Company actively solicited inquiries and proposals that may have reasonably been expected to lead to an “acquisition proposal” (as defined in “The Merger Agreement—Go-Shop and No Solicitation”), which provided an opportunity for the Board to determine if any such offers would result in a “superior proposal” (as defined in “The Merger Agreement—Go-Shop and No Solicitation”);

o
After expiration of the go-shop period, the merger agreement provides the Board with the ability, under certain specified circumstances, and subject to our obligations under the merger agreement, to make a “change in recommendation” (as defined in “The Merger Agreement—Board Recommendation Change”) and to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal;

o
The Board has the ability under the merger agreement to withdraw or modify its recommendation in favor of the merger under certain circumstances, including its ability to terminate the merger agreement in connection with a superior proposal, subject to payment of a termination fee of approximately $2.1 million.

o
The termination fee payable by the Company under the merger agreement was viewed, after consultation with the Board’s legal and financial advisors, as reasonable and not likely to preclude another party from making a competing acquisition proposal;

●
Opportunity for the Company Stockholders to Vote.  The Board also considered the fact that the merger would be subject to the approval of the Company’s stockholders, and the Company’s stockholders would be free to evaluate the merger and vote for or against the adoption of the merger agreement at the special meeting.

●
Opportunity for Appraisal of Shares.  The Board also considered the fact that the Company’s stockholders who do not vote in favor of the adoption of the merger and are entitled to demand and validly demand appraisal of the fair value of their shares will have the right to such appraisal under Delaware law. Please see the section of this proxy statement titled “Appraisal Rights.”

In the course of reaching its recommendation, the Board also considered certain risks and potentially adverse factors relating to the merger agreement and the merger, including:
●
the risks related to the announcement and pendency of the merger, including the potential impact on the Company’s employees and its relationships with existing and prospective customers, vendors and business partners;

●	the need to provide notice, or otherwise submit change of information applications, to applicable healthcare and other governmental entities after the merger has been consummated;

●
that the Company stockholders will have no ongoing equity participation in the Company following the merger, and that such stockholders will therefore cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Company common stock following the merger;

●
the provisions of the merger agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative acquisition proposals after September 30, 2021, which is the end of the go-shop period, subject to certain exceptions, and that restrict the Company from entering into alternative acquisition agreements;

●
the possibility that the merger is not completed in a timely manner or at all for any reason, as well as the risks and costs to the Company if the merger is not completed or if there is uncertainty about the likelihood, timing or effects of completion of the merger, including uncertainty about the effect of the merger on the Company’s employees, existing and prospective customers, suppliers, partners and other third parties, which could impair the Company’s ability to attract, retain and motivate key personnel and could cause third parties to seek to terminate, change or not enter into business relationships with the Company, as well as the risk of diverting management and employee attention from ongoing business operations as a result of the merger, and the effect on the trading price of the Company common stock if the merger agreement is terminated or the merger is not completed for any reason;

●
the merger agreement’s customary restrictions on the conduct of the Company’s business before completion of the merger, generally requiring the Company to conduct its business in the ordinary course of business consistent with past practice and prohibiting the Company from taking specified actions, which could delay or prevent the Company from undertaking certain business opportunities that arise pending completion of the merger. Please see the section of this proxy statement titled “The Merger Agreement—Covenants Regarding Interim Operations of the Company Pending the Effective Time”;

●
the possibility that the Company could be required under the terms of the merger agreement to pay a termination fee of approximately $2.1 million under certain circumstances (see the section of this proxy statement titled “The Merger Agreement—Termination Fees”), and that such termination fee could discourage other potential bidders from making a competing bid to acquire the Company;

●	the potential risk of losing the opportunity to enter into the merger agreement with Parent in the event the Company continued trying to obtain any additional offers at higher prices;

●
the significant costs involved in connection with entering into the merger agreement and completing the merger (some of which are payable whether or not the merger is consummated), including in connection with any litigation that may result from the announcement or pendency of the merger;

●
that the receipt of cash by the Company stockholders in exchange for their shares of common stock pursuant to the merger generally will be a taxable transaction to the Company’s stockholders for tax purposes. Please see the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Considerations”; and

●
that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. Please see the section of this proxy statement titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the Board includes the material factors considered by the Board but is not intended to be exhaustive and does not necessarily include all of the factors considered by the Board. In view of the complexity and variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, in considering the information and factors described above, individual members of the Board each applied his or her own business judgment to the process and may have given different weights to different factors. The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement titled “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of Diversicare’s Financial Advisor

BCA is acting as financial advisor to the Company in connection with the merger. At the meeting at which the Board voted to approve the proposed transaction, BCA rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion, to the effect that, as of August 26, 2021 and based upon and subject to the factors and assumptions set forth in such written opinion, the $10.10 in cash per share of common stock to be paid to the holders of the shares of common stock pursuant to the merger agreement was fair from a financial point of view to such stockholders (other than Parent).
The full text of the written opinion of BCA, dated August 26, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B. BCA provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the merger. The BCA opinion is not a recommendation as to how any holder of the shares of common stock should vote with respect to the merger or any other matter.

In connection with rendering the opinion described above and performing its related financial analysis, BCA reviewed, among other things:
•	Certain financial statements and other business and financial information concerning and prepared by the Company;

•
Certain publicly available business, financial and other information regarding the Company, including information set forth in its annual reports to stockholders and annual reports on Form 10-K for the fiscal years ended December 31, 2018, 2019 and 2020 and interim quarterly reports on Form 10-Q;

•
Certain information, including financial forecasts and adjustments to the financial forecasts, concerning the business, earnings, cash flow, assets, liabilities and prospects of the Company, prepared and furnished to BCA by the Company, and other information and data relating to the Company provided by management of the Company;

•	The results of operations of the Company;

•	The reported price and trading activity for the Company’s shares; and

•	A draft, dated August 25, 2021, of the merger agreement.

BCA conducted such other financial studies, analyses, and investigations, and considered such other information, including economic and market conditions, that it deemed appropriate.  BCA also held discussions with members of the senior management of the Company regarding its assessment of the past and current business operations, financial condition and future prospects of the Company and reviewed the reported price and trading activity for the shares of common stock.  As described below, BCA compared certain financial and stock market information for the Company with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the skilled nursing and senior housing industry and in other industries, and performed such other studies and analysis, and considered such other factors, as BCA deemed appropriate.
In connection with its review, BCA, with the Board’s consent, assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to BCA, discussed with, or reviewed by or for BCA, or accessed by BCA from publicly available sources.  With the Board’s consent, BCA did not independently verify any of such information or undertake an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor was BCA furnished with any such evaluation or appraisal, nor did BCA evaluate the solvency or fair value of the Company. In addition, BCA did not assume any obligation to conduct any physical inspection of the Company’s properties or facilities.  With respect to the Company forecast financial information furnished to or discussed with BCA by the Company’s senior management, BCA assumed and relied upon, at the Board’s direction, that such information had been reasonably prepared on bases reflecting the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of the Company.  BCA’s opinion is based upon economic, monetary, market and other conditions as in effect on, and the information made available to BCA as of, August 26, 2021. Accordingly, although subsequent developments could conceivably affect BCA’s opinion, BCA did not assume any obligation to update, revise or reaffirm its opinion.
BCA’s opinion does not address the underlying business decision of the Company to engage in the merger, the relative merits of the merger as compared to any strategic alternatives, which might be available to the Company or its stockholders, or the other terms of the merger agreement except for the fairness of the purchase price per share of common stock as expressly set forth in the opinion. BCA’s opinion addresses only the fairness from a financial point of view to the holders of common stock (other than Parent), as of August 26, 2021, of the $10.10 in cash per share to be paid to such holders pursuant to the merger agreement, and BCA did not express any views on any other terms of the merger.
In rendering its opinion, BCA assumed that (i) the final, executed form of the definitive documentation will not differ in any material respect from the draft merger agreement reviewed by BCA, (ii) the stockholders and the Company will comply with all the material terms of the merger agreement, (iii) the merger will be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition thereof, and (iv) all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without a material adverse effect on the contemplated benefits of the merger.

Summary of Material Financial Analysis

The following is a summary of the material financial analysis delivered by BCA to the Board in connection with rendering the opinion described above. However, the summary does not purport to be a complete description of the financial analysis performed by BCA, nor does the order of analysis described represent relative importance or weight given to those analysis by BCA. Some of the summaries of the financial analysis include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of BCA’s financial analysis. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 25, 2021, the last completed trading day before the date of BCA’s opinion and is not necessarily indicative of current market conditions.

In arriving at its opinion, BCA did not attribute any particular weight to any single analysis performed or factor reviewed, but rather made qualitative judgements as to the significance and relevance of each analysis and factor relative to all other analyses performed and factors reviewed in the context of the circumstances of the merger.  Accordingly, BCA believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying the BCA opinion.  No company, business or transaction considered in BCA’s analyses and reviews is identical to the Company or the merger, and an evaluation of the results of those analyses and reviews is not entirely formulaic.  Rather, the analyses and review involve complex considerations and judgments concerning financial and operating characteristics, differences and other factors that could affect the acquisition, public trading, or other values of the companies, businesses, or transactions considered in BCA’s analyses and review.  As discussed with the Board, such characteristics, differences and factors included the relative scale, growth rates, dividend rates, financing costs, and regulatory experiences of the companies that were analyzed.

Historical Diversicare Stock Trading Analysis and Multiple Analysis. BCA reviewed the historical trading prices for the shares of common stock for the one-year period ended August 19, 2021, the last trading day before the announcement of the acquisition proposal.  In addition, BCA analyzed the consideration to be paid to holders of shares of common stock pursuant to the merger agreement in relation to (i) the closing price per share on August 19, 2021, (ii) the high and low closing price per share for the 52-week period ended August 19, 2021, and (iii) the volume-weighted average price (referred to as “VWAP”) per share for the preceding 14-, 30-, 90-, and 365-calendar day periods ended August 19, 2021.

This analysis indicated that the price per share of common stock to be paid to Company stockholders pursuant to the merger agreement represented:

•	a premium of 255.6% based on the closing price per share of $2.84 on August 19, 2021;

•	a premium of 135.4% based on the highest closing price per share of $4.29 for the 52-week period ended August 19, 2021; and

•	a premium of 531.3% based on the lowest closing price per share of $1.60 for the 52-week period ended August 19, 2021.

Further, this analysis indicated that the price per share of common stock to be paid to Company stockholders pursuant to the merger agreement represented the following premia based on the VWAP per share for preceding calendar day periods ended August 19, 2021;

•	a premium of 242.4% based on the 14-day VWAP per share of $2.95;

•	a premium of 229.0% based on the 30-day VWAP per share of $3.07;

•	a premium of 213.7% based on the 90-day VWAP per share of $3.22; and

•	a premium of 237.8% based on the 365-day VWAP per share of $2.99.

BCA calculated the implied merger equity value of the Company by multiplying the $10.10 per share of merger consideration to be paid pursuant to the merger agreement by the total shares of fully diluted common stock outstanding as of June 30, 2021, as provided by senior management of the Company. BCA then calculated the implied merger enterprise value (referred to as “EV”) by adding to the implied merger equity value, the Company’s short-term and long-term debt net of deferred income related to pandemic relief funds (referred to as “total debt”), minus the Company’s unrestricted cash, each balance as of June 30, 2021 and as provided by management of the Company. BCA also calculated the implied merger adjusted enterprise value (referred to as “AEV”) by adding to the implied merger EV, the Company’s operating lease liabilities at June 30, 2021 as provided by management of the Company.

Using that valuation information and financial and operating results provided by senior management of the Company, BCA compared:

•	Implied merger AEV to Company owned and leased beds, resulting in a value of $52,702 per bed;

•	Implied merger AEV to Company revenue over the last twelve months ended June 30, 2021 (referred to as “June LTM”), resulting in a multiple of 0.8x;

•	Implied merger EV to Company June LTM earnings measured before interest, expense, taxes, depreciation, and amortization expense (referred to as “EBITDA”), resulting in a multiple of 4.7x; and

•	Implied merger AEV to Company June LTM EBITDA measured before operating lease expense (referred to as “EBITDAR”), resulting in a multiple of 5.2x.

Premia Analysis. BCA reviewed and analyzed, using publicly available information, the acquisition premia for acquisition transactions announced from July 1, 2018 to July 31, 2021.  BCA sampled transactions with targets that were public companies based in the United States, acquirers that were based in the United States, and where the disclosed enterprise values for the transactions were between $25 million and $200 million. This analysis excluded transactions for companies that were REITs, closed-end funds, and/or were insolvent. Among the sampled transactions, BCA calculated the median, mean, 25th percentile and 75th percentile premias of the price paid in the transactions relative to the targets’ last undisturbed closing stock price prior to announcement of the transactions. The table below compares the premia derived from this analysis to the corresponding premia in the merger using a price of $10.10 per share.

	Closing	Volume-Weighted Average Price
	Price	Over Trailing				52 Week
Premia / Discounts Compared to:	1 Day Prior	14 Days	1 Month	3 Months	12 Months	High	Low
Diversicare - August 20, 2021 Announcement Date
Unaffected stock price	$2.84	$2.95	$3.07	$3.22	$2.99	$4.29	$1.60
Merger price: $10.10	255.6%	242.4%	229.0%	213.7%	237.8%	135.4%	531.3%

Sale Transaction Data Set
Median	34.4%	26.3%	21.7%	21.1%	12.9%	4.0%	69.8%
Mean	50.6%	43.1%	38.1%	36.3%	26.3%	3.8%	113.5%
75th percentile	56.6%	63.6%	58.5%	59.9%	46.7%	23.4%	129.8%
25th percentile	12.7%	2.9%	0.0%	0.0%	-1.6%	-17.0%	37.2%

Illustrative Discounted Cash Flow Analysis. Using the Company forecasts, BCA performed an illustrative discounted cash flow analysis on the Company. Using discount rates ranging from 7.5% to 8.5%, reflecting estimates of the Company’s weighted average cost of capital (referred to as “WACC”), BCA discounted to present value as of June 30, 2021 (i) estimates of unlevered free cash flow for the Company for the second half of 2021 through 2030 as derived from the Company’s forecasts and (ii) a range of illustrative terminal values for the Company, which were calculated by applying a Company perpetuity growth rate of 2.5%. The terminal value calculation implied exit terminal year multiples ranging from 6.3x to 7.6x to a terminal year estimate of EBITDA of the Company, as derived from the Company forecasts. BCA derived the WACC range by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt and future applicable marginal cash tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally.

BCA derived ranges of illustrative enterprise values for the Company by adding the ranges of unlevered free cash flow present values and illustrative present terminal values it derived above. BCA then subtracted the Company’s June 30, 2021 total debt, net of unrestricted cash, of $49.0 million, as provided by the management of the Company, from the range of illustrative enterprise values to derive a range of illustrative equity values for the Company. BCA then divided the range of illustrative equity values by the June 30, 2021 number of fully diluted outstanding shares of common stock using the treasury stock method, as provided by the Company’s management, to derive an illustrative present value range of stock prices per share of common stock from $4.91 to $7.42.

Selected Transactions Analysis. BCA analyzed certain information relating to the selected transactions listed in the table below announced since 2007 involving target companies in the skilled nursing and senior housing industry.  None of the target companies in the selected transactions reviewed is identical to the Company, and none of the selected transactions reviewed was identical to the proposed merger.  However, the transactions selected were chosen because the targets were publicly traded companies with operations and businesses that, for purposes of BCA’s analysis, may be considered similar to the Company.

For each of the selected transactions, BCA calculated EV and AEV.  BCA compared EV to EBITDA, AEV to the owned and leased beds of the target, AEV to revenue, and AEV to EBITDAR for each selected transaction to the valuation multiples of the Company in the merger using a price of $10.10 per share.  In each case BCA used publicly available target company financial information for the trailing twelve-months immediately preceding the applicable selected transaction. The following table presents the results of this analysis:

Date Announced	Target	Acquiror	AEV / Beds	AEV / Revenue	AEV / EBITDAR	EV / EBITDA
August 2021	Diversicare	DAC Acquisition	52,702	0.8x	5.2x	4.7x
December 2017	Kindred Healthcare	Humana	nm	1.0x	8.6x	9.0x
February 2014	Emeritus Corporation	Brookdale Senior Living	148,216	3.3x	12.7x	14.9x
February 2013	Assisted Living Concepts	TPG Capital	58,361	2.4x	14.1x	16.8x
June 2012	Sun Healthcare	Genesis Healthcare	68,281	0.8x	6.6x	3.5x
July 2007	ManorCare Inc.	The Carlyle Group	144,110	1.6x	13.4x	13.2x
January 2007	Genesis Healthcare	Formation Capital and JER Partners	69,986	1.0x	9.9x	10.1x

Selected Publicly Traded Companies Analysis. BCA analyzed certain information relating to the selected group of publicly traded companies in the skilled nursing and senior housing industry:

•	National HealthCare Corporation

•	The Ensign Group

•	Extendicare

•	Capital Senior Living

•	Brookdale Senior Living

•	Five Star Senior Living
None of the selected companies reviewed is identical to the Company. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of BCA’s analysis, may be considered similar to the Company.
Using stock price information as of August 25, 2021, BCA calculated AEV to the owned and leased beds, AEV to revenue, AEV to EBITDAR, and EV to EBITDA for each of the selected companies. BCA compared the valuation multiples of the publicly traded companies to the valuation multiples of the Company in the merger using a price of $10.10 per share. In each case BCA used publicly available financial information for the trailing twelve-months immediately preceding the applicable selected transactions. The following table presents the results of this analysis:

Company	AEV / Beds	AEV / Revenue	AEV / EBITDAR	EV / EBITDA
Diversicare merger valuation	52,702	0.8x	5.2x	4.7x
National HealthCare Corporation	103,128	1.0x	7.0x	8.1x
The Ensign Group	215,916	2.2x	12.6x	14.5x
Extendicare	63,682	1.0x	7.5x	7.8x
Capital Senior Living	104,654	2.9x	21.3x	29.1x
Brookdale Senior Living	118,344	2.0x	21.8x	52.2x
Five Star Senior Living	32,314	0.1x	5.9x	6.2x

General. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying BCA’s opinion. The foregoing summary does not purport to be a complete description of the analysis performed by BCA in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of BCA attached as Appendix B to this proxy statement. No selected company or selected transaction used in the above analysis as a comparison is directly comparable to the Company or the merger. In arriving at its fairness determination, BCA considered the results of all of its analysis and did not attribute any particular weight to any factor or analysis considered by it. Rather, BCA made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analysis.

BCA prepared these analyses for purposes of BCA providing its opinion to the Board as to the fairness from a financial point of view of the $10.10 in cash per share of common stock to be paid to the holders of shares of common stock (other than Parent) pursuant to the merger agreement. BCA’s opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the merger agreement.  These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. All forecasts and future results were based on forecasts as derived by the Company’s management. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, BCA or any other person assumes responsibility if future results are materially different from those forecasts.

The merger consideration was determined through arm’s length negotiations between the Company and Parent and was approved by the Board. BCA provided advice to the Company during these negotiations. BCA did not, however, recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

In the normal course, BCA does not purchase, sell, hold or vote positions, investments in securities, loans or other financial instruments of the Company, Parent or their respective affiliates.  Other than BCA’s role as financial advisor to the Company in connection with the merger, during the two-year period ended August 26, 2021, BCA has not been engaged by the Company, Parent or their respective affiliates to provide financial advisory or other services for which BCA has received compensation.  BCA may provide financial advisory or other services to the Company, Parent or their respective affiliates in the future, for which BCA may receive compensation.

The Board selected BCA as its financial advisor because it is an investment banking firm that has experience in transactions similar to the merger and experience with companies similar to the Company. Pursuant to a letter agreement dated June 15, 2021, the Company engaged BCA to act as its financial advisor in connection with the merger. The engagement letter between the Company and BCA provides for a transaction fee of approximately $1.75 million, $250,000 of which became payable at the delivery of the fairness opinion to the Board, and the remainder of which is contingent upon consummation of the merger. In addition, the Company has agreed to reimburse certain of BCA expenses arising, and indemnify BCA against certain liabilities that may arise, out of its engagement by the Company.

Certain Financial Projections by the Management of Diversicare

In light of the foregoing factors and the uncertainties inherent in the forecast, the Company’s stockholders are cautioned not to place undue reliance on such financial projections.
The Company’s senior management prepares projections of the Company’s expected financial performance as part of its ongoing management of the business. As a matter of course, these projections are not publicly disclosed due to the inherent unpredictability of the underlying assumptions and estimates. However, the Company is including certain unaudited prospective financial information, which BCA refers to as the “Company forecasts,” in this proxy statement in order to provide stockholders access to a summary of certain nonpublic unaudited prospective financial information.
In connection with the Board’s review of the Company’s strategic alternatives, including the consideration and evaluation of a potential transaction with Parent, the Company’s senior management prepared and provided to BCA the Company forecasts. At the direction of the Board, BCA used and relied upon the Company forecasts in connection with its financial analyses for purposes of its opinion, as summarized in the section entitled “The Merger—Opinion of Diversicare’s Financial Advisor—Summary of Material Financial Analysis” of this proxy statement. For these reasons, the Company has elected to summarize the Company forecasts in this proxy statement.
The Company forecasts were not prepared with a view toward public disclosure and reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and frequent revisions based on actual results and business developments.
The Company’s internal financial forecasts, such as the Company forecasts, and the assumptions upon which the Company forecasts were based, are subjective in many respects and thus subject to interpretation. Although presented with numerical specificity, the Company forecasts are forward-looking statements and are based upon a variety of estimates and numerous assumptions made by the Company’s senior management with respect to, among other matters, industry performance, general business, economic, market and financial conditions and other matters, including the factors described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement and other risk factors described in the Company’s filings with the SEC, many of which are difficult to predict, are inherently uncertain, are beyond the Company’s control, are subject to significant economic and competitive uncertainties and may not reflect current prospects for the Company’s business, changes in general business, economic, market and financial conditions and other matters, transactions or events that have occurred or that may occur and that were not anticipated when the Company forecasts were prepared. In addition, since the Company forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the estimates and assumptions made in preparing the Company forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected. In addition, the Company forecasts do not take into account the transactions contemplated by the merger agreement, including the merger, that might also cause actual results to differ materially. The Company’s stockholders are urged to review the Company’s filings with the SEC for a description of the Company’s actual reported results of operations and financial condition.
The Company forecasts are not intended to comply with, and include financial metrics that were not prepared in accordance with, United States generally accepted accounting principles (referred to as “GAAP”), the published guidelines of the SEC regarding financial projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled measures used by other companies. Financial measures included in projections provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Company forecasts, are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore such projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of the financial measures included in the Company forecasts to the relevant GAAP financial measures. Neither BDO USA, LLC (“BDO”), the Company’s independent registered public accounting firm, nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the Company forecasts, and, accordingly, neither BDO nor any other public accounting firm expresses an opinion or any other form of assurance with respect to the Company forecasts.

No one has made or makes any representation regarding the information included in the Company forecasts. Stockholders and other readers of this proxy statement are cautioned not to rely unduly, if at all, on the Company forecasts. Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or effects, may have changed since the date the Company forecasts were prepared. The Company has not updated or otherwise revised, and does not intend to update or otherwise revise, the Company forecasts to reflect circumstances existing after the date when prepared or to reflect the occurrence or non-occurrence of events after the date when prepared, even if any or all of the assumptions on which the Company forecasts were based are shown to be inaccurate. Subject to the foregoing qualifications, set forth below is a summary of the Company forecasts.
Company Forecasts	Years Ending December 31,
(dollars in millions)	2021	E	2022	E	2023	E	2024	E	2025	E
Total revenue	$483.5		$472.5		$478.2		$484.8		$489.6
EBITDAR	72.3		70.4		69.2		70.8		71.5
EBITDA	19.0		16.9		15.8		17.2		17.9
Normalized net income	2.6		7.0		2.5		2.8		2.3
Unlevered free cash flow (1)	3.5		5.1		3.9		2.6		4.4
Total ending beds	7,250		7,250		7,250		7,250		7,250

Company Forecasts	Years Ended December 31,
(dollars in millions)	2026	E	2027	E	2028	E	2029	E	2030	E
Total revenue	$494.4		$499.4		$504.3		$509.3		$514.4
EBITDAR	72.2		72.9		73.6		74.4		75.1
EBITDA	18.5		15.0		15.7		16.4		16.6
Normalized net income	2.0		2.4		1.8		1.2		0.7
Unlevered free cash flow (1)	7.1		7.7		7.1		6.2		6.2
Total ending beds	7,250		7,250		7,250		7,250		7,250

(1)
Unlevered free cash flow equals earnings before interest and tax reduced for the tax impact at 25% (“tax effected EBIT”). Tax effected EBIT is then increased for depreciation and amortization, non-cash lease expense reconciliation, professional liability expense reconciliation, stock compensation expense, WOTC tax credits, and reduced for settlement payments, capital expenditures, and changes in non-cash/debt working capital.

Certain Effects of the Merger

If the merger proposal is approved and the other conditions to the closing of the merger are either satisfied or waived, the merger subsidiary will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.
Following the merger, all of the common stock will be beneficially owned by Parent and none of the Company’s current stockholders will, by virtue of the merger, have any direct ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent. As a result, the Company’s current stockholders will no longer have the potential to benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of common stock. Following the merger, Parent will have the potential to benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.
At the effective time of the merger, and without any action by any stockholder, each share of common stock that is outstanding immediately prior to the effective time of the merger (other than shares held by the Company as treasury stock, owned by Parent or the merger subsidiary or as to which the holders thereof have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be entitled to receive the merger consideration. Please see the section of this proxy statement titled “The Merger Agreement—Consideration to be Received in the Merger.”

At the effective time of the merger, by virtue of the merger and without any action on the part of the holders, (i) each outstanding Option issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such Option will receive the Option Consideration, (ii) each outstanding RSU issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such RSU will receive the RSU Consideration, (iii) each outstanding Restricted Stock Award issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such Restricted Stock Award will receive the Restricted Stock Award Consideration, and (iv) each Stock Appreciation Right that is outstanding and unexercised immediately prior to the effective time of the merger and has an exercise price per share of common stock that is less than the merger consideration will be cancelled and converted in to the right to receive the Stock Appreciation Right Consideration.
In addition, and for the avoidance of doubt, any Option or Stock Appreciation Right with an exercise price equal to or greater than the merger consideration will be cancelled for no consideration at the effective time.
The common stock is currently registered under the Exchange Act and is quoted and traded on the OTC Markets under the ticker symbol “DVCR.” Following the consummation of the merger, shares of common stock will no longer be quoted on the OTC Markets. In addition, the registration of shares of common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to the common stock. Termination of registration of the common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC, and will make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.
Effects on the Company if the Merger Is Not Completed

If the merger proposal is not approved by the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain an independent public company, the common stock will continue to be quoted and traded on the OTC Markets, the common stock will continue to be registered under the Exchange Act and the Company’s stockholders will continue to own their shares of the common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of common stock. Depending on the circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Parent a termination fee or Parent may be obligated to pay to the Company a termination fee. Please see the section of this proxy statement titled “The Merger Agreement—Termination Fees.”
If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock, including the risk that the market price of common stock may decline to the extent that the current market price of the Company’s stock reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely affected. Pursuant to the merger agreement, under certain circumstances including payment of a termination fee to Parent, the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement titled “The Merger Agreement—Termination.”
Financing and Parent Equityholder Approval

Consummation of the merger is not conditioned upon Parent obtaining financing and does not require approval by Parent’s equityholders. Parent and merger subsidiary have represented in the merger agreement that they will have sufficient funds to consummate the merger.

Interests of the Company’s Directors and Executive Officers in the Merger

Details of the beneficial ownership of common stock by the Company’s directors and executive officers are set out in the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.” In addition to their interests in the merger as stockholders, the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. In considering the proposals to be voted on at the special meeting, you should be aware of these interests. The members of the Board were aware of and considered these interests in making the determination to approve the merger agreement and deem the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable, fair to and in the best interests of the Company and its stockholders, and in recommending that the holders of common stock vote for the adoption of the merger agreement. These interests include:
●	the Company’s directors and executive officers hold RSUs, Options and Restricted Stock Awards that will be afforded the treatment described below in “—Treatment of Equity and Equity-Based Awards”;
●
the Company’s executive officers are party to executive agreements with the Company that provide for severance in the case of a qualifying termination of employment following a change in control, which will include the consummation of the merger; and

●
the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage following the merger under the merger agreement. Please see the section below titled “—Director and Officer Indemnification” and the section of this proxy statement titled “The Merger Agreement—Indemnification of Directors and Officers and Insurance.”

Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
●	the relevant price per share of the common stock is $10.10;
●
each executive officer’s employment is terminated by the Company without “cause” or by the executive officer for “good reason” (as such terms are defined in such officer’s employment agreement), in each case, immediately following the effective time of the merger;

●	each executive officer holds the outstanding equity awards that were held by each executive officer as of September 30, 2021, the latest practicable date before the filing of this proxy statement; and
●	the amounts set forth in the tables below regarding executive officer compensation are based on compensation levels as of September 30, 2021.
The Company’s executive officers for purposes of the discussion below are: James R. McKnight, Jr., Rebecca B. Bodie and Kerry D. Massey.
Treatment of Equity and Equity-Based Awards
For additional information regarding beneficial ownership of common stock by each of the Company’s directors and executive officers and beneficial ownership of common stock by all of such directors and executive officers as a group, please see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.” Each of the Company’s directors and executive officers will be entitled to receive, for each share of common stock he or she holds as of immediately prior to the effective time of the merger, the same merger consideration in cash in the same manner as other holders of common stock.
At the effective time of the merger, by virtue of the merger and without any action on the part of the holders, (i) each outstanding Option issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such Option will receive the Option Consideration, (ii) each outstanding RSU issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such RSU will receive the RSU Consideration , and (iii) each outstanding Restricted Stock Award issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such Restricted Stock Award will receive the Restricted Stock Award Consideration.
In addition, and for the avoidance of doubt, any Option or Stock Appreciation Right with an exercise price equal to or greater than the merger consideration will be cancelled for no consideration at the effective time.
The table below shows the number of shares underlying outstanding unvested RSUs estimated to be held by the Company’s executive officers as of September 30, 2021, the latest practicable date before the filing of this proxy statement, and the RSU Consideration they can expect to receive for the RSUs, assuming, for assumed RSUs, continued employment through both (1) the merger closing date and (2) the earliest of any remaining vesting dates or an earlier qualifying termination. None of the Company’s directors held any RSUs as of September 30, 2021.

Cash Payments to Executive Officers in Respect of RSUs

Executive Officer	No. of RSUs	Consideration ($)(1)
James R. McKnight, Jr.	26,697.89	$269,649
Rebecca B. Bodie	7,479.22	$75,540
Kerry D. Massey	16,764.14	$169,318
______________

(1)	The value of RSUs shown in the table is based on the $10.10 per share merger consideration and the number of RSUs unvested as of September 30, 2021.

The table below shows the number of shares underlying outstanding Options estimated to be held by the Company’s directors as of September 30, 2021, the latest practicable date before the filing of this proxy statement, and the Option Consideration they can expect to receive for the Options, assuming continued service through the merger closing date. None of the Company’s executive officers held any Options as of September 30, 2021.
Cash Payments to Directors in Respect of Options

Director	No. of Options	Consideration ($)(1)
Leslie K. Morgan(2)	15,000	$29,400
Ben R. Leedle, Jr.(2)	15,000	$29,400
Robert A. McCabe, Jr. (3)	15,000	$0
______________

(1)
The value of Options shown in the table is based on the $10.10 per share merger consideration minus the exercise price of the Options times the number of Options outstanding as of September 30, 2021, the latest practicable date before the filing of this proxy statement.

(2)	Ms. Morgan and Mr. Leedle currently hold one outstanding option to acquire 15,000 shares of common stock with an exercise price of $8.14 per share.

(3)
Mr. McCabe currently holds one outstanding option to acquire 15,000 shares of common stock with an exercise price of $10.21 per share. Mr. McCabe’s Option will be cancelled for no consideration in connection with the merger.

The table below shows the number of outstanding Restricted Stock Awards held by the Company’s directors and executive officers as of September 30, 2021, the latest practicable date before the filing of this proxy statement, and the Restricted Stock Award Consideration they can expect to receive for the Restricted Stock Awards, assuming continued employment or service through the merger closing date or an earlier qualifying termination.

Cash Payments to Executive Officers and Directors in Respect of Restricted Stock Awards

Executive Officer	No. of Restricted Stock Awards	Consideration ($)(1)
James R. McKnight, Jr.	63,334	639,673

Rebecca B. Bodie	30,000	303,000

Kerry D. Massey	30,001	303,010

Chad A. McCurdy	4,112	41.531

Richard M. Brame	4,001	40,410

Robert Z. Hensley	4,112	41.531

Robert A. McCabe, Jr.	4,001	40,410

Leslie K. Morgan	4,001	40,410

Ben R. Leedle, Jr.	4,001	40,410

______________

(1)	The value of Restricted Stock Awards shown in the table is based on the $10.10 per share merger consideration and the number of Restricted Stock Awards unvested as of September 30, 2021.

Severance Entitlements
Each of the Company’s executive officers is a party to an executive agreement effective prior to the execution of the merger agreement (each referred to as an “executive agreement”) that provides for certain severance payments to be payable in the event of a termination of the executive officer’s employment by the Company without “cause” (as specified in such executive’s employment agreement) or in the event that the Company changes the executive’s compensation opportunities, working conditions or responsibilities in a way adverse to the executive such that it is deemed a “constructive discharge” (as specified in such executive’s employment agreement). The Company also provides severance payments and benefits if the executive should resign or be terminated without cause within six months after a change in control, which includes the merger. This protection permits an executive to evaluate a potential change in control without concern for his or her own situation or the need to seek employment elsewhere.
James R. McKnight, Jr.
Effective August 13, 2012, the Company entered into an employment agreement with Mr. McKnight to serve as Chief Financial Officer. The employment agreement with Mr. McKnight had an initial term until March 31, 2013, and renews automatically for one-year periods unless 30 days’ notice is given by either the Company or Mr. McKnight. The agreement with Mr. McKnight provides for a base salary of $225,000 per year, subject to change by the compensation committee. On September 20, 2018, the Company entered into an amendment to Mr. McKnight’s employment agreement to name him Chief Executive Officer. The amended employment agreement provides Mr. McKnight with a base salary of $450,000 and has a term through March 31, 2019 and is automatically extend for one (1) year periods, unless either party gives notice thirty days in advance. The amended employment agreement may be terminated by the Company without cause at any time and by Mr. McKnight as a result of constructive discharge or a change in control. In the event of a termination by the Company without cause, at the election of Mr. McKnight upon a constructive discharge or upon the Company giving notice of its intent not to renew his employment agreement, Mr. McKnight is entitled to receive a lump sum severance payment in an amount equal to 100% of his annual base salary plus a lump sum cash payment equal to the economic value of the provisions of eighteen months of the group hospitalization, health, dental care and life insurance benefits provided. In the event of change in control, the amended agreement provides that if Mr. McKnight’s employment is terminated in certain circumstances as defined in the amended agreement, the Company will pay Mr. McKnight severance in the amount of 200% of the sum of (i) his annual base salary and (ii) the average of the three most recent annual incentive awards. In addition, the Company will pay a lump sum cash payment equal to the economic value of the provisions of twenty-four months of the group hospitalization, health, dental care and life insurance benefits provided. In addition, the amended agreement provides that upon any termination, Mr. McKnight will provide general operational and relationship consulting services to the Company as an independent contractor for a period of six months following the date of termination in exchange for payment of $10,000 per month.
All Other Executives
Effective March 2, 2020, the Company entered into an employment agreement with Ms. Bodie to serve as Chief Operating Officer. The employment agreement with Ms. Bodie had an initial term until September 30, 2020, and renews automatically for one-year periods unless 30 days’ notice is given by either party. The agreement with Ms. Bodie provides for a base salary of $300,000 per year, subject to change by the compensation committee.
Effective September 4, 2018, the Company entered into an employment agreement with Mr. Massey to serve as Chief Financial Officer. The employment agreement with Mr. Massey has an initial term until March 31, 2019, and renews automatically for one-year periods unless 30 days’ notice is given by either party. The agreement with Mr. Massey provides for a base salary of $275,000 per year, subject to change by the compensation committee.

Both Ms. Bodie’s and Mr. Massey’s agreements are similar to Mr. McKnight’s employment agreement summarized above, except that upon a termination by the Company without cause, at the election of the employee upon a constructive discharge, upon a change in control or upon the Company giving notice of its intent not to renew the employment agreement, Ms. Bodie and Mr. Massey are entitled to receive a lump sum severance payment in an amount equal to twelve months of their monthly base salary as in effect at the time of such termination or resignation and the economic value of the provision of the benefits and perquisites as in effect at the date of termination of employment for twelve months.

The table below sets forth estimated aggregate severance payments and benefits each executive officer would be entitled to receive assuming each executive officer experiences a qualifying termination as of immediately following the completion of the merger.
Executive Officer	Severance ($)(1)
James R. McKnight, Jr.	2,222,573	(2)
Rebecca B. Bodie	602,642
Kerry D. Massey	550,384
______________

(1)
These amounts are based on each executive officer’s base salary in effect as of September 30, 2021, annual bonuses accrued for the 2021 fiscal year as of September 30, 2021and monthly benefits continuation amounts. These amounts do not include the value of equity awards that would be accelerated in the event of a qualifying termination.

(2)
This amount includes $60,000 in consulting fees that Mr. McKnight is entitled to receive under his employment agreement for providing operational and relationship consulting services for a period of six months following his termination.

Continuing Employee Benefits
The merger agreement provides that, from and after the closing of the merger and until the eighteen month anniversary thereof (referred to as the “continuation period”), Parent will, or will cause the surviving corporation to, provide employees of the Company and the Company’s subsidiaries who continue employment with the surviving corporation or one of its affiliates following the closing (referred to as “continuing employees”) with (i) (A) base salary or base hourly wage rate (as applicable) and (B) cash incentive compensation opportunity (including bonuses and commissions), in each case in an amount at least equal to the level that was provided to each such continuing employee immediately prior to the closing of the merger (in each case, to the extent such compensation was disclosed in the disclosure schedules delivered by the Company to Parent concurrently with the entry into the merger agreement) and (ii) other employee benefits that are at least as favorable in the aggregate to those provided to each such continuing employee as of immediately prior to the closing of the merger.
New Management Arrangements
As of the date of the merger agreement and the date of this proxy statement, none of the Company, Parent or the merger subsidiary has had any discussions regarding the terms of or has entered into any employment agreements with the Company’s executive officers in connection with the merger. Following the date of this proxy statement, however, certain executive officers of the Company may have discussions, or may enter into agreements with, Parent or the merger subsidiary or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.
Director and Officer Indemnification
Pursuant to the terms of the merger agreement, members of the Board and executive officers of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement titled “The Merger Agreement—Indemnification of Directors and Officers and Insurance.”

Quantification of Payments and Benefits
In accordance with Item 402(t) of Regulation S-K, the table below sets forth for each of the Company’s named executive officers the estimated amount of compensation based on or otherwise related to the merger and that will or may become payable to the named executive officer (i) solely as a result of the completion of the merger (i.e., on a “single-trigger” basis) or (ii) conditioned on a qualifying termination of employment following or in connection with the merger (i.e., on a “double-trigger” basis). The holders of common stock are being asked to approve, on a non-binding, advisory basis, such compensation for the named executive officers. Because the vote to approve such compensation is advisory only, it will not be binding on the Company, Parent or the merger subsidiary. Accordingly, if the proposal to adopt the merger agreement is approved by the holders of common stock and the merger is completed, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the table below and above under “—Interests of the Company’s Directors and Executive Officers in the Merger.”
The potential payments in the table below are based on the following assumptions:
●	the relevant price per share of common stock is $10.10;
●	the effective time of the merger is September 30, 2021, which is the assumed date of the effectiveness of the merger solely for purposes of this compensation disclosure;
●
each named executive officer’s employment is subject to a qualifying termination immediately following the effective time of the merger, which is assumed, for purposes of this compensation disclosure, to be September 30, 2021;

●
each named executive officer holds the outstanding equity awards that were held by each named executive officer as of September 30, 2021, the latest practicable date before the filing of this proxy statement; and

●	the amounts set forth in the tables below regarding named executive officer compensation are based on compensation levels as of September 30, 2021.
The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including the assumptions described above. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.
The following table and footnotes describe the benefits each named executive officer is eligible to receive in connection with the completion of the merger.
Potential Payments to Named Executive Officers
Named Executive Officer(1)(2)	Cash ($)	Equity(3) ($)	Perquisites/ Benefits(4) ($)	Total ($)
James R. McKnight, Jr.
Single Trigger	—	909,322	—	909,322
Double Trigger	2,135,973(5)	909,322	86,600	3,131,895
Rebecca B. Bodie
Single Trigger	—	378,540	—	378,540
Double Trigger	559,342	378,540	43,300	981,182
Kerry D. Massey
Single Trigger	—	472,328	—	472,328
Double Trigger	524,384	472,328	26,000	1,022,712
______________

(1)
The payments listed as “double-trigger” are payable in the event of a qualifying termination of employment during the period beginning 90 days before the effective time of the merger and ending six months after the effective time of the merger. All payments listed as “single-trigger” are payable in connection with the transaction regardless of whether any other event occurs.

(2)
Single-trigger payments represent the vesting of unvested equity awards. Double-trigger payments include cash severance payable based on salary and bonus amounts, as well as benefits/perquisites.  For further information on each named executive officer’s severance entitlements, see “—Severance Entitlements,” above.

The following table quantifies the base salary, bonus and consulting service components of the severance reported in the “Cash” column above.
Name	Base Salary Severance ($)	Bonus Component of Severance ($)	Consulting Fees ($)
James R. McKnight, Jr.	1,000,000	1,075,973	60,000
Rebecca B. Bodie	320,000	239,342	—
Kerry D. Massey	300,000	224,384	—
______________
(3)
Single-trigger payments represent the amounts payable with respect to Options, which will be cancelled in exchange for lump sum cash payments in accordance with the terms of the merger agreement. For illustrative purposes, amounts payable with respect to Options are also included in the double-trigger payments. For further information on the treatment of options, see “—Treatment of Equity and Equity-Based Awards” above.

(4)
Consists of payment of Company-paid COBRA continuation health insurance, disability insurance and EIRP amounts for 12 months following termination (with respect to Ms. Bodie and Mr. Massey) and 24 months following termination (with respect to Mr. McKnight). The value is based upon the type of insurance coverage the Company carried for each named executive officer as of September 30, 2021 and is valued at the premiums in effect on such date.

  Material U.S. Federal Income Tax Considerations
The following discussion summarizes certain material U.S. federal income tax considerations applicable to holders of common stock who receive cash in exchange for shares of common stock pursuant to the merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the merger. This discussion is based upon the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial decisions and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (referred to as the “IRS”) regarding any of the tax issues discussed herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences of the merger described herein.
This discussion assumes that holders of common stock hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of common stock in light of such holder’s individual circumstances, nor does it address U.S. state or local taxes, non-U.S. taxes, estate or gift taxes, alternative minimum or similar taxes or the rules regarding qualified small business stock within the meaning of Section 1202 of the Code. This discussion also does not address tax considerations that may be relevant to holders of common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions, brokers or dealers in securities or currencies, real estate investment trusts, regulated investment companies, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities and their partners or members, S corporations, tax-exempt organizations, governmental organizations, retirement or other tax-deferred accounts, insurance companies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates and former citizens or long-term residents of the United States, holders who acquired their common stock through the exercise of Options or otherwise as compensation, holders who hold their common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, except to the extent set forth below under “—Application of Section 304,” persons who own (directly, indirectly or constructively) an equity interest in Parent or the surviving corporation, holders who exercise appraisal rights in connection with the merger under the DGCL, and holders who own or have owned (directly, indirectly or constructively) 5% or more of the Company’s common stock (by vote or value).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partner and the partnership. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes holding common stock or as an owner of such entity or arrangement holding common stock, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of the merger relevant to you.
This discussion is for informational purposes only and is not tax advice. Holders of common stock are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the merger to them in light of their particular circumstances, as well as any tax consequences of the merger arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local or non-U.S. tax laws or under any applicable income tax treaty.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that, for U.S. federal income tax purposes, is:
●	an individual who is a citizen or resident of the United States;
●	a domestic corporation;
●
a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons as described in Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person (within the meaning of the Code); or

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source.
For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of common stock that is, for U.S. federal income tax purposes, an individual, a corporation, a trust or an estate that is not a U.S. holder.
Application of Section 304
If one or more persons in the aggregate, control (as defined below) both the Company and Parent before the merger, then Section 304 of the Code may apply to treat the receipt of the merger consideration by a holder that owns (actually or constructively) Parent stock as a distribution by Parent in redemption of Parent stock deemed issued in exchange for such holder’s Company common stock. Such distribution will be treated as dividend income if none of the tests under Section 302(b) of the Code apply to such holder and only to the extent of Parent and the Company’s aggregate earnings and profits. “Control,” for this purpose, generally means actual and constructive ownership of more than 50% of the outstanding stock, by vote or by value, aggregating shares of stock held by all holders of shares of stock of the Company and of shares of stock of Parent, regardless of whether such holders are related.
To the knowledge of the Company and Parent, it is not the case that one or more persons control the Company and Parent for purposes of Section 304 of the Code. The discussion below accordingly assumes that Section 304 of the Code does not apply to the merger. Because the Company and Parent do not have sufficient information to definitely determine that Section 304 of the Code will not apply to the merger, however, and, if it applies, the U.S. federal income tax consequences will depend on each holder’s particular circumstances, holders of shares of Company common stock that are also holders of shares of stock of Parent are urged to consult their tax advisors regarding the application of Sections 304 and 302 of the Code, including whether it may be desirable to sell their shares of Company common stock before the merger.

 U.S. Holders
The receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes.
Subject to the discussion above under “—Application of Section 304,” a U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares exchanged for cash pursuant to the merger. A U.S. holder’s adjusted tax basis in a share of common stock will generally be equal to the amount the U.S. holder paid for such share. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares exceeds one year as of the date of the closing. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of common stock (i.e., common stock acquired at the same time and at the same price in a single transaction). U.S. holders who own separate blocks of common stock should consult their own tax advisors with respect to these rules.
Non-corporate U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a Medicare tax at a rate of 3.8% on all or a portion of their “net investment income,” which generally will include net gain realized on the exchange of shares of common stock for cash pursuant to the merger. A U.S. holder that is an individual, estate or trust should consult its tax advisors regarding the applicability of this Medicare tax to any gain realized on the exchange of shares of common stock for cash pursuant to the merger.
A U.S. holder may, unless an exception applies, be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to the cash received pursuant to the merger, unless such U.S. holder provides its correct taxpayer identification number (referred to as the “TIN”) on IRS Form W-9 (or if appropriate, a substitute or successor form) and certifies under penalties of perjury that such TIN is correct and that such U.S. holder is not subject to backup withholding. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any; provided that such U.S. holder furnishes the required information to the IRS in a timely manner and other requirements are satisfied.
 Non-U.S. Holders
Subject to the discussion above under “—Application of Section 304,” any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the conduct of a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the business;

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or tax at such lower rate as may be specified under an applicable income tax treaty) on the non-U.S. holder’s net gain realized in the merger, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. holder’s holding period in the common stock, and, at any time during such period, the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurances in this regard, the Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes during the applicable five-year period.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 24%) with respect to the cash received by such non-U.S. holder pursuant to the merger, unless such non-U.S. holder provides the paying agent with an applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person as defined under the Code) or otherwise establishes an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-U.S. holder furnishes the required information to the IRS in a timely manner and other applicable requirements are satisfied. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Notice and Filings in connection with the Merger

Federal and state laws and regulations may require that the Company provide notice to, or otherwise submit change of information applications to, applicable healthcare and other governmental entities after the merger has been consummated. The Company must comply with such state laws and regulations and submit such notices and/or applications within the applicable required periods after the merger.
 Delisting and Deregistration of the Common Stock

If the merger is completed, the shares of common stock will no longer be quoted or traded on the OTC Markets and deregistered under the Exchange Act, and shares of common stock will no longer be publicly traded.

THE MERGER AGREEMENT
The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you. You should also review the section titled “Where You Can Find Additional Information.”
The merger agreement has been included for your convenience to provide you with information regarding its terms, and we recommend that you read it in its entirety. The merger agreement is a contractual document that establishes and governs the legal relations between the Company, Parent and the merger subsidiary, and allocates risks among the parties, with respect to the merger, the other agreements contemplated by the merger agreement, and the transactions contemplated by the merger agreement.
The representations and warranties of the Company, Parent and the merger subsidiary contained in the merger agreement have been made solely for the benefit of the parties to the merger agreement. In addition, such representations and warranties (a) have been made only for purposes of the merger agreement and have been qualified by certain documents filed with, or furnished to, the SEC by the Company prior to the date of the merger agreement, (b) are subject to important qualifications, limitations and supplemental information agreed to by the Company, Parent and the merger subsidiary in connection with negotiating the terms of the merger agreement, (c) are subject to materiality qualifications contained in the merger agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement and (e) have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and Parent and the merger subsidiary, on the other hand, rather than establishing matters as facts. Accordingly, the merger agreement is included with this proxy statement only to provide investors with information regarding the terms of the merger agreement and not to provide investors with any other factual information regarding the Company or Parent or their respective subsidiaries or businesses. Investors should not rely on the representations and warranties or any descriptions thereof as characterization of the actual state of facts or condition of the Company or Parent or their respective subsidiaries or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The representations and warranties in the merger agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described in the section titled “Where You Can Find Additional Information.”
The Merger

Upon the terms and subject to the conditions of the merger agreement and in accordance with the DGCL, at the effective time of the merger, the merger subsidiary will merge with and into the Company, the separate corporate existence of the merger subsidiary will thereupon cease and the Company will continue as the surviving corporation of the merger as a wholly owned subsidiary of Parent.
Closing and Effective Time of the Merger

The closing of the merger will take place at 8:00 a.m., local time, as soon as practicable, but no later than second business day, after the satisfaction or waiver (to the extent permitted by law) of all of the conditions described in the section below titled “—Conditions to the Merger,” or at such other place or time or on such other date as Parent and the Company may mutually agree in writing.
The merger will become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time stated in the certificate of merger and agreed to by the parties. The time that the merger becomes effective is referred to as the “effective time” of the merger.
Certificate of Incorporation and Bylaws; Directors and Officers

At the effective time of the merger, the Company’s certificate of incorporation will be amended and restated to be substantially in the form of the certificate of incorporation of the merger subsidiary and the Company’s bylaws will be amended and restated to be substantially in the form of the bylaws of the merger subsidiary, in each case except with respect to the name of the surviving corporation, which will be the name of the Company.
Under the merger agreement, the directors of the merger subsidiary immediately prior to the effective time of the merger will be the directors of the surviving corporation immediately after the effective time of the merger. The officers of the Company immediately prior to the effective time of the merger become the officers of the surviving corporation immediately after the effective time of the merger.

Consideration to be Received in the Merger

At the effective time of the merger, each share of common stock that is outstanding immediately prior to the effective time of the merger (other than shares held by the Company as treasury stock, owned by Parent or the merger subsidiary or as to which the holders thereof have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically converted into the right to receive the merger consideration.
Treatment of Company Stock Awards

At the effective time, by virtue of the merger and without any action on the part of the holders, (i) each outstanding Option issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such Option will receive the Option Consideration, (ii) each outstanding RSU issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such RSU will receive the RSU Consideration, (iii) each outstanding Restricted Stock Award issued under the Incentive Plan, whether or not vested, immediately prior to the effective time of the merger will be cancelled and, in consideration thereof, the holder of such Restricted Stock Award will receive the Restricted Stock Award Consideration, and (iv) each Stock Appreciation Right that is outstanding and unexercised immediately prior to the effective time of the merger and has an exercise price per share of common stock that is less than the merger consideration will be cancelled and converted in to the right to receive the Stock Appreciation Right Consideration.
The Option Consideration, RSU Consideration, Restricted Stock Award Consideration and the Stock Appreciation Right Consideration will each be paid as soon as reasonably practicable after the closing date or the first regular payroll date of the surviving corporation or Parent, or an affiliate thereof, as applicable, that is at least 10 business days following the closing date.
In addition, and for the avoidance of doubt, any Option or Stock Appreciation Right with an exercise price equal to or greater than the merger consideration will be cancelled for no consideration at the effective time.
Procedure for Receiving Merger Consideration

Prior to the effective time of the merger, Parent will appoint a nationally recognized financial institution, referred to as “paying agent” (or such other institution mutually acceptable to Parent and the Company) to act as paying agent for the payment of merger consideration upon surrender of certificated and uncertificated shares of common stock. Parent will, on the closing date of the merger, provide the paying agent all the cash necessary to pay for the shares of common stock converted into the right to receive cash pursuant to the merger agreement (which is referred to as the “exchange fund”).
Within two (2) business days after the effective time of the merger, Parent will cause the paying agent to mail to each holder of record of common stock a letter of transmittal, a notice advising such holder of the effectiveness of the merger, and instructions for use in effecting the surrender of holder’s certificates or book entry shares in exchange for payment of the merger consideration. Upon surrender to the paying agent of each such certificates or book entry shares, together with a properly executed letter of transmittal and such other documents as may reasonably be required by the paying agent or pursuant to such instructions, the holder will as promptly as practicable receive the amount of cash to which such holder is entitled. In the event of a transfer of ownership of common stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the certificate or book entry share so surrendered is registered, subject to endorsement of such certificate and the same being in proper form for transfer, and in which case the person requesting such payment is required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered or transferred, each certificate shall be deemed at any time after the effective time of the merger to represent only the right to receive, upon such surrender, the merger consideration. No interest will be paid or accrue on any cash payable upon surrender of any certificate or book entry. You should not send in your common stock certificates until you receive a letter of transmittal with instructions from the paying agent. Do not send common stock certificates with your proxy card.
Following the effective time of the merger, each holder of common stock will cease to have any rights with respect to such common stock, except for the right to receive the merger consideration or, in the case of stockholders who have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL, such rights as are provided by Section 262 of the DGCL.
In the event any certificate representing common stock has been lost, stolen or destroyed, the person claiming such certificate to be lost, stolen or destroyed is required to make an affidavit of that fact and, if required by Parent or the paying agent, must post a bond in customary amount and upon such terms as may be required by Parent or the paying agent as indemnity against any claim that may be made against it or the surviving corporation with respect to such certificate. Upon satisfaction of the foregoing, the paying agent will issue in exchange for such lost, stolen or destroyed certificate the merger consideration, without any interest thereon.

Pursuant to the merger agreement, the paying agent, Parent, the surviving corporation and any other applicable withholding agent may deduct and withhold from any cash amounts payable under the merger agreement any amounts as are required to be deducted or withheld pursuant to applicable tax laws.
Representations and Warranties

In the merger agreement, the Company, Parent and the merger subsidiary made a number of representations and warranties to each other. The parties’ reciprocal representations and warranties relate to, among other things:
●	due organization, valid existence, good standing, qualification to do business and power and authority to enter into the merger agreement and consummate the transactions contemplated thereby;
●	required governmental filings, consent and approval of governmental entities in connection with the merger agreement and the merger;
●
the absence of any violation of or conflict with such party’s organizational documents, applicable laws or material contracts as a result of entering into the merger agreement and consummating the merger;

●	the accuracy of the information supplied by such party for inclusion or incorporation by reference into this proxy statement;
●	certain legal proceedings and government or court orders; and
●	the absence of undisclosed broker’s, finder’s, financial advisor’s or other similar fees or commissions in connection with the transactions contemplated by the merger agreement.
In addition to the foregoing, the merger agreement contains representations and warranties made by the Company to Parent and the merger subsidiary, including regarding:
●	the due incorporation or organization, good standing, power and authority and qualifications of the Company’s subsidiaries;
●	the Company’s and its subsidiaries’ capitalization and capital structure;
●
the authority of the Company to execute and deliver the agreements contemplated by the merger agreement, approval of the merger agreement by the Board and recommendation that the stockholders vote to adopt the merger agreement;

●	the Company’s disclosure controls and procedures;
●	the accuracy and sufficiency of certain reports and financial statements required to be filed with the SEC;
●	the absence of certain changes or events;
●	the absence of a Company material adverse effect (as defined below)
●	intellectual property matters;
●	IT systems and data privacy;
●	real property;
●	material contracts;
●	compliance with applicable laws, including certain healthcare laws and anti-corruption laws;
●	the possession and validity of permits necessary for the conduct of the Company’s businesses;
●	tax matters;
●	employee compensation and benefits matters;
●	labor and employment matters;
●	environmental matters;
●	insurance;
●	the stockholder approvals required to consummate the merger;
●	the receipt of BCA’s opinion; and

●	the inapplicability of anti-takeover provisions to the merger agreement, the other agreements contemplated by the merger agreement and the transactions contemplated thereby.
In addition, the merger agreement contains representations and warranties made by Parent and the merger subsidiary to the Company, including regarding:
●	sufficiency of funds held by Parent and the merger subsidiary to satisfy their obligations under the merger agreement;

●	Parent not being an “interested stockholder” of the Company;

●	the guaranties by MED Healthcare and Ephram Lahasky relating to the obligations of Parent and the merger subsidiary under the merger agreement; and

●	the merger subsidiary’s capitalization, capital structure and activities.
Significant portions of the representations and warranties of the Company are qualified as to “materiality,” a “Company material adverse effect” or the “knowledge” of the Company, and certain portions of the representations and warranties of Parent and the merger subsidiary are qualified as to “materiality,” a “Parent material adverse effect” or the “knowledge” of the Parent or the merger subsidiary, as applicable.
Under the merger agreement, a “Company material adverse effect” means, with respect to the Company and each of its subsidiaries, any effect, change, event, occurrence, circumstance, condition, state of facts or development that, individually or when taken together with any other effect, change, event, occurrence, circumstance, condition, state of facts or development, is or would reasonably be expected to be materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The following events, to the extent arising after the date of the merger agreement, will not be taken into account in determining whether there is a Company material adverse effect:
●
changes in the Company’s stock price or trading volume, in and of themselves (but not, in each case, the underlying cause of such change, unless such underlying cause would otherwise be excepted from this definition);

●
any failure by the Company to meet, or changes to, published revenue, earnings or other financial projections (whether internal or external), or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in each case in and of itself (but not, in each case, the underlying cause of such failure, unless such underlying cause would otherwise be excepted from this definition);

●	general business, economic or political conditions in the United States or any other country or region in the world, or changes therein*;
●
conditions in the financial, credit, banking, capital or currency markets in the United States or any other country or region in the world, or changes therein, including (1) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (2) any suspension of trading in securities, other than securities of the Company (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world*;

●	changes in general conditions in an industry in which the Company and its subsidiaries operate*;
●
acts of hostilities, war, sabotage or terrorism (including any outbreak, escalation or general worsening of any such acts of hostilities, war, sabotage or terrorism) in the United States or any other country or region in the world*;

●
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural or man-made disasters or acts of God or weather conditions in the United States or any other country or region in the world, or any escalation of the foregoing*;

●
any epidemic, pandemic or other similar outbreak (including continuation or escalation of the COVID-19 pandemic) in the United States or any country or region in the world where the Company and its subsidiaries have material operations, or any escalation of the foregoing*;

●
the execution or announcement of the merger agreement or the pendency or consummation of the merger, including their impact on the relationships, contractual or otherwise, of the Company and its subsidiaries with employees, customers, contractors, lenders, suppliers, vendors or partners, or the identity of Parent or any of its Affiliates as the acquirer of the Company (except that this clause does not apply with respect to any representation or warranty in the merger agreement which addresses the consequences of the execution and delivery of the merger agreement or the consummation of the merger, or the performance of obligations pursuant to the merger agreement);

●	any action taken by the Company at the written request of Parent or with Parent’s written consent that is not expressly required to be taken by the terms of the merger agreement;
●	any action expressly required to be taken by the Company by the terms of the merger agreement and that are necessary for purposes of consummating the merger;
●	changes in Law*;
●	changes or proposed changes in GAAP or other accounting standards or principles (or the enforcement or interpretation thereof)*; and
●
any legal proceeding involving the Company, the Board, any of its committees or any of the Company’s directors or officers, relating to the merger or the merger agreement, or disclosures of a party relating to such transactions (“transaction litigation”), which does not enjoin or otherwise restrain the transactions contemplated by the merger agreement.

In the cases above that are marked with an asterisk, such effect, change, event, occurrence, circumstance, condition, state of facts or development may be taken into account in determining if there is a Company material adverse effect, to the extent that the Company and its subsidiaries are disproportionally affected relative to other similarly situated companies in the industry in which the Company and its subsidiaries operate.
Under the merger agreement, a “Parent material adverse effect” means any effect, change, event, occurrence, circumstance, condition, state of facts or development that, individually or when taken together with all other effect, change, event, occurrence, circumstance, condition, state of facts or development, does or would reasonably be expected to prevent or materially impair or materially delay the consummation of the merger by Parent prior to the end date.
The representations and warranties of the Company, Parent and the merger subsidiary will expire upon the effective time of the merger.
Covenants Regarding Interim Operations of the Company Pending the Effective Time
From the date of the merger agreement through the earlier of the effective time of the merger or the date of termination of the merger agreement, the Company and its subsidiaries are required to conduct their business in the ordinary course consistent with past practice.
In addition, during such period, the Company and its subsidiaries are not permitted to take a number of specified material actions, except for certain specified actions previously disclosed to Parent or except with the prior written consent of Parent, as expressly required by the merger agreement or in certain cases as required to comply with laws, orders or directives of governmental entities in connection with or in response to the COVID-19 pandemic. The material actions that the Company and its subsidiaries are not so permitted to take include the following:
●	amend their organizational documents (whether by merger, consolidation or otherwise);
●
declare, set aside or pay dividends on, or make any other distributions in respect of, or enter into any agreement with respect to the voting of securities or equity-based awards, other than (i) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its equity holders and (ii) distributions directly resulting from the vesting or exercise of equity-based awards;

●	split, combine or reclassify any capital stock;
●	issue or authorize the issuance of any securities;
●
purchase, redeem or otherwise acquire any securities of the Company or its subsidiaries, except for acquisitions of shares of common stock in satisfaction of the applicable exercise price or withholding taxes with respect to any equity-based awards;

●
issue, deliver, sell, grant, pledge, transfer, subject to any lien or obligation or dispose of any securities, other than the issuance of shares of common stock upon the exercise or settlement of any equity-based awards;

●	amend any term of any securities of the Company or its subsidiaries or of any award under any employee benefit plan;
●	adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
●
materially increase the salary, wages, benefits, bonuses or other compensation payable to any employee or non-employee service provider, except for material increases in cash compensation in the ordinary course of business consistent with past practice or, except as required by applicable law, adopt, enter into, terminate or amend in any material respect any collective bargaining agreement or benefit plan, except with respect to any amendment or new agreement in which the Company enters as part of the Company’s ordinary course contract renewal process;

●	acquire any business, assets or capital stock of any person or division thereof, other than supplies or inventory in the ordinary course of business consistent with past practice;
●
sell, lease, license, pledge, transfer, assign, abandon, allow to lapse or expire, fail to maintain, covenant not to assert, subject to any lien or obligation or otherwise dispose of any patents, trademarks, copyrights, trade secrets, rights of publicity and privacy or other intellectual property rights, or other assets or properties except (i) in the ordinary course of business pursuant to existing contracts, (ii) non-exclusive licenses that are merely incidental to the transaction contemplated by a contract entered into in the ordinary course of business consistent with past practice, (iii) sales of inventory or used equipment in the ordinary course of business consistent with past practice, (iv) permitted liens incurred in the ordinary course of business consistent with past practice;

●
except with respect to certain trademark registrations no longer material to the Company or its subsidiaries, extend, amend, waive, cancel or modify any rights in intellectual property in a manner that is adverse to the Company or its subsidiaries;

●
fail to diligently prosecute any intellectual property application or registration or licensed rights to intellectual property for which the Company or its subsidiaries controls the prosecution thereof, subject to certain limited exceptions applicable to immaterial items;

●
divulge, furnish or make accessible any intellectual property that constitutes trade secrets, other than in the ordinary course of business consistent with past practice, to any third party that is subject to an enforceable written agreement to maintain the confidentiality of such trade secrets;

●
enter into, amend in any material respect or voluntarily terminate any material contract, except for elections not to renew any material contract by its terms and renewals of existing contracts on substantially similar (or more favorable to the Company) terms made in the ordinary course of business consistent with past practice;

●
fail to keep in full force and effect all material insurance policies maintained by the Company or its subsidiaries, other than such policies that expire by their terms (in which event the Company or its subsidiary must use commercially reasonable efforts to renew, replace or extend such policies) or changes to such policies made in the ordinary course consistent with past practice;

●
change any of the accounting methods used by the Company, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act, in each case as agreed to by its independent public accountants;

●
except for ordinary course draws on the Company’s existing credit facility, create, incur, assume, suffer to exist or otherwise become liable with respect to any indebtedness (as defined in the merger agreement) for borrowed money or guarantees thereof, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or its subsidiaries, except in respect of indebtedness owing by any wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

●	assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than the Company or its subsidiaries);
●	enter into any amendment or other modification to the material terms of any material indebtedness for borrowed money of the Company or its subsidiaries;
●	incur any capital expenditures (or any obligations or liabilities in respect thereof) in excess of $300,000 individually or $2,000,000 in the aggregate per calendar quarter;
●
settle, or offer or propose to settle, (i) any dispute, claim or legal proceeding (except with respect to matters in which the amount in controversy is less than $500,000, and for which commercial insurance is not available), (ii) any legal proceeding by any stockholder of the Company or other dispute against the Company or any of its officers or directors and its stockholders or (iii) any transaction litigation;

●
change or rescind any material tax election, change any annual tax accounting period, change any material method of tax accounting, amend any material tax returns except to the extent otherwise required by law, extend the statute of limitations with respect to any income or other material tax return (other than pursuant to extensions of time to file such tax returns obtained in the ordinary course of business), enter into any closing agreement with respect to a material tax, settle or compromise any material tax claim, or surrender any right to claim a material tax refund;

●
effect any extraordinary transactions that are inconsistent with past custom and practice or that could result in tax liability to Parent, the Company or any of its subsidiaries or any of their respective affiliates in a taxable period (or portion thereof) beginning after the consummation of the merger in excess of tax liability associated with the conduct of its business in the ordinary course consistent with past practice;

●	voluntarily terminate any payor agreement to which any Acquired Company is a party representing revenue to the Company for 2021 in excess of $1,000,000; and
●	authorize, commit or agree to take any of the foregoing actions.
Go-Shop and No Solicitation

Pursuant to the terms of the merger agreement, during the period beginning on August 26, 2021 and expiring at 11:59 p.m. (Eastern Standard Time) on September 30, 2021 (referred to as the “go-shop period”), the Company and its officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents, and other advisors or representatives had the right to, directly or indirectly, (A) initiate, solicit and encourage acquisition proposals; and (B) enter into and maintain discussions or negotiations with respect to potential acquisition proposals or otherwise cooperate with or assist or participate in, or provide information with respect to, or facilitate, any such inquiries, proposals, discussion or negotiations.
Following the go-shop period, and except with respect to any third party from whom the Company or any of its representatives has received a bona fide written acquisition proposal after the execution of the merger agreement and prior to the end of the go-shop period that the Board determines in good faith constitutes or is reasonably likely to result in a superior proposal (referred to as an “excluded party”), the Company will not, and is required to cause its subsidiaries and its and their officers, directors and employees, and other representatives and advisors not to, directly or indirectly:

●
solicit, initiate, propose, knowingly encourage or knowingly take any action designed to facilitate the submission or announcement of any acquisition proposal (as defined below) or inquiry, indication of interest or request for information thereof (referred to as an “acquisition inquiry”);

●
furnish any information regarding the Company and its subsidiaries or afford access to their business, properties, assets, books or records to any third party in connection with, for the purpose of encouraging, or in response to, an acquisition proposal or acquisition inquiry;

●	engage in, continue or otherwise participate in any discussions or negotiations with any person with respect to, or otherwise cooperate with, any acquisition proposal or acquisition inquiry; or
●
amend or grant any waiver or release under any standstill or similar agreement with respect to any class of securities of the Company or any of its subsidiaries or Company Subsidiary Securities, except that if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to amend or grant any waiver or release under any such standstill or similar agreement would reasonably be expected to be inconsistent with the directors’ fiduciary duties under the DGCL, the Company may then take such action to the extent necessary to permit a third party to make, on a confidential basis to the Board, an acquisition proposal, conditioned upon such third party agreeing to disclosure of such acquisition proposal to Parent.

Additionally, following the go-shop period and except with respect to any excluded party, the Company must, and is required to cause each of its subsidiaries and its and their directors, employees, investment bankers, attorneys, accountants, consultants, agents, and other advisors or representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any third party relating to any acquisition proposal or acquisition inquiry, and use its commercially reasonable efforts to cause any such third party or its representatives in possession of confidential information furnished to such person by or on behalf of the Company to return or destroy all such information as promptly as practicable. The Company must also promptly terminate all physical and electronic “data room” or similar access previously granted to any such persons.
However, prior to the adoption of the merger agreement by the Company’s stockholders, including during the go-shop period, the Company and its officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents, and other advisors or representatives may engage in discussions or negotiations and provide information in response to an unsolicited bona fide written acquisition proposal received after the date of merger agreement that did not arise from or in connection with a breach of the Company’s non-solicitation covenants described above, if the Board (or a committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and an independent financial advisor of nationally recognized reputation (specifically including BCA), that such acquisition proposal either constitutes a superior proposal (as defined below) or would reasonably be expected to lead to a superior proposal.
As used in the merger agreement, the term “acquisition proposal” means any bona fide indication of interest, proposal or offer from any person or group contemplating or otherwise relating to or reasonably expected to lead to:

●	the acquisition of 20% or more of any class of the equity interests in the Company (by vote or by value) by a third party;
●
any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any third party acquiring assets (including capital stock of or interest in any subsidiary of the Company) representing, directly or indirectly, 20% or more of the net revenues, net income or assets of the Company and its subsidiaries taken as a whole;

●
the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any third party, directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole;

●
any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning 20% or more of the outstanding shares of common stock and any other voting securities of the Company (or instruments convertible to or exchangeable for 20% or more of such outstanding shares or securities);

●
any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction; or

●	any combination of the foregoing.
Also used in the merger agreement, the term “superior proposal” means any bona fide, written acquisition proposal (with all of the references to “20%” included in the definition of acquisition proposal being replaced with references to “50%”) made after the date of the merger agreement, that the Board (or a committee thereof) determines in good faith, after consultation with the an independent financial advisor of nationally recognized reputation (including BCA) and outside legal counsel, and taking into consideration all of the terms and conditions and all legal, financial, regulatory and other aspects of such acquisition proposal (including any break-up fees, expense reimbursement provisions, conditions to consummation and the time likely to be required to consummate such acquisition proposal), any financing, stockholder or regulatory approvals required in connection with such acquisition proposal, and the identity of the person or group making the acquisition proposal: (i) would result in a transaction that is more favorable to the holders of common stock than the merger (taking into account any revisions to the merger agreement made in writing by Parent as permitted pursuant to certain renegotiation and matching rights provided in the merger agreement) and (ii) is reasonably likely to be consummated on the terms proposed without undue delay relative to the merger.

Board Recommendation Change
Except as provided below, neither the Board nor any committee thereof may (1) make a “change in recommendation” (as defined below) or (2) cause or permit the Company to enter into an alternative acquisition agreement, or otherwise resolve or agree to do so. The term “change in recommendation” means any of the following actions:
●
withholding, withdrawing, modifying, amending or qualifying, in a manner adverse to Parent and the merger subsidiary, the Board’s recommendation that the Company’s stockholders vote in favor of the adoption of the merger agreement;

●	approving, recommending or declaring advisable any acquisition proposal;
●	failing to include in this proxy statement the Board recommendation that the Company’s stockholders vote in favor of the adoption of the merger agreement;
●
failing to recommend against any acquisition proposal that is a tender offer or exchange offer (it being understood and agreed that the Board make take no position with respect to any such tender offer or exchange offer) subject to Regulation 14D under the Exchange Act within ten (10) business days after the commencement of such tender or exchange offer or, if earlier, prior to the special meeting;

●
approving or recommending, or publicly declaring advisable or publicly proposing to approve or recommend, or publicly proposing to enter into any letter of intent, memorandum of understanding, agreement in principle or contract relating to an acquisition proposal;

●	publicly proposing or publicly announcing an intention to take any of the foregoing actions.
However, at any time before the Company’s stockholders adopt the merger agreement, the Board may make a change in recommendation in response to an unsolicited bona fide written acquisition proposal or cause the Company to enter into an alternative acquisition agreement concerning an acquisition proposal, but only if each of the following conditions is satisfied:

●	such acquisition proposal did not result from a breach of the Company’s non-solicitation covenants described above;

●
the Board, or a committee thereof, determines in good faith (i) after consultation with the Company’s outside legal counsel and an independent financial advisor of nationally recognized reputation (including BCA), that such acquisition proposal constitutes a superior proposal and (ii) after consultation with the Company’s outside legal counsel, that in light of such acquisition proposal, a failure to make a change in recommendation or to cause the Company to enter into such alternative acquisition agreement would reasonably be expected to be inconsistent with the Board’s fiduciary obligations to the Company’s stockholders under the DGCL;

●
the Company delivers to Parent a written notice (referred to as the “superior proposal notice”) stating that the Board intends to take such action and including the identity of the person making the acquisition proposal and the material terms thereof (including copies of all material documents relating to the alternative acquisition agreement, including a copy of the proposed alternative acquisition agreement);

●
during the five business day periods following the date of Parent’s receipt of notice of such superior proposal (or in the case of a change to the financial terms or any other material terms of such proposal, within three business days), the Company makes its officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents, and other advisors or representatives reasonably available for the purpose of engaging in negotiations with Parent, and the Company and such other persons must negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of the merger agreement or a possible alternative transaction so that the acquisition proposal that is the subject of the superior proposal notice ceases to be a superior proposal;

●
at the end of the periods described in the bullet immediately above, the Board, or a committee thereof, determines in good faith, after taking into account any amendments to the merger agreement or a possible alternative transaction that Parent has proposed in writing, that (i) after consultation with the Company’s outside legal counsel and an independent financial advisor of nationally recognized reputation (including BCA), such acquisition proposal continues to constitute a superior proposal and (ii) after consultation with the Company’s outside legal counsel, the failure to make a change in recommendation or enter into such alternative acquisition agreement would reasonably be expected to be inconsistent with the Board’s fiduciary obligations to the Company’s stockholders under the DGCL; and

●	if the Company enters into an alternative acquisition agreement concerning such superior proposal, the Company terminates the merger agreement and pays the termination fee described below.
Additionally, at any time before the Company’s stockholders adopt the merger agreement, the Board may make a change in recommendation if each of the following conditions is satisfied:

●
there occurs a “change in circumstances,” defined as any change in circumstances occurring after the date of the merger agreement and materially affecting the Company that was not known to the Board as of or prior to the date of the merger agreement and becomes known to the Board after the date of the merger agreement and prior to the date of the special meeting (as it may be adjourned or postponed in accordance with the merger agreement);

●
the Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel and an independent financial advisor of nationally recognized reputation, that, in light of such change in circumstances, a failure to effect a change in recommendation would reasonably be expected to be inconsistent with the Board’s fiduciary obligations to the Company’s stockholders under the DGCL;

●
such change in recommendation is not effected prior to the fifth business day (such time period being referred to as “CIC notice period”) after Parent receives written notice from the Company with a reasonably detailed description of such change in circumstances and confirming that the Board intends to effect such change in recommendation;

●
during the CIC notice period, if requested by Parent, the Company makes its representatives reasonably available for the purpose of engaging in negotiations with Parent, and the Company and such representatives negotiate in good faith with Parent (to the extent Parent desires to negotiate) to amend the merger agreement or enter into an alternative transaction; and

●
at the end of the CIC notice period, the Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel and an independent financial advisor of nationally recognized reputation (including BCA), after taking into account any amendments to the merger agreement that Parent proposes in writing to make as a result of the negotiations during the CIC notice period, that, in light of such change in circumstances, a failure to effect a change in recommendation would reasonably be expected to be inconsistent with the Board’s fiduciary obligations to the Company’s stockholders under the DGCL.

The merger agreement also requires that the Company promptly (within 24 hours) notify Parent in writing of any acquisition proposal or any acquisition inquiry (except for acquisition proposals received prior to the expiration of the go-shop period or from an excluded party), the identity of the person making the acquisition proposal or acquisition inquiry and the material terms of the acquisition proposal or acquisition inquiry. The Company also must keep Parent informed on a current basis (within 24 hours) of the status and material terms of any such proposals or inquiries (including any material change to the terms of such acquisition proposal or acquisition inquiry) and the status of any such discussions or negotiations, including any change in its intentions as previously notified.
Reasonable Best Efforts; Antitrust Filings

Parent, the merger subsidiary and the Company have each agreed to (i) use reasonable best efforts to make and effect any registrations, filings and submissions required to be made or effected by it or otherwise advisable pursuant to the HSR Act, other applicable antitrust laws, the Exchange Act and other applicable laws, with respect to the merger; (ii) use commercially reasonable efforts to obtain all consents and approvals required from third parties in connection with the transactions contemplated by the merger agreement; and (iii) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the transactions contemplated by the merger agreement. The Company is not required to pay, prior to the effective time, any fee, penalty or other consideration to any person for any consent or approval required for the consummation of any of the transactions contemplated by the merger agreement.
In addition, Parent and Company have each agreed to (i) promptly provide all information requested by any governmental entity in connection with the merger or the transactions contemplated by the merger agreement and (ii) use reasonable best efforts to promptly take all actions and steps necessary to obtain and secure the expiration or termination of any applicable waiting periods under the HSR Act or other applicable antitrust laws and obtain any clearance or approval required to be obtained from the FTC, the DOJ, any state attorney general, any foreign competition authority or any other governmental entity in connection with the transactions contemplated by the merger agreement.
Proxy Statement; Special Meeting

The Company has agreed to promptly after the later of (i) the 10-day waiting period under Rule 14a-6(a) under the Exchange Act and (ii) the date on which the SEC confirms that it has no further comments on this proxy statement (such later date, referred to as the “clearance date”), cause the definitive version of this proxy statement to be mailed to the Company’s stockholders and, if necessary, after the definitive proxy statement is so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies in connection with the merger.
The Company must notify Parent promptly upon receipt of any comments from the SEC or its staff or any other governmental entities and of any request by the SEC or its staff or any other governmental entities for amendments or supplements to this proxy statement and is required to supply Parent with copies of all correspondence between it or any of its officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents, and other advisors or representatives, and the SEC, or its staff or any other governmental entities with respect to this proxy statement.
The Company also agreed not to postpone or adjourn the special meeting except: (i) with the prior written consent of Parent; (ii) if at any time following the dissemination of this proxy statement, either the Company or Parent reasonably determines in good faith that the merger proposal is unlikely to be approved at the special meeting, including due to an absence of quorum, in which case each of the Company and Parent have the right to require an adjournment or postponement of the special meeting for the purpose of soliciting additional votes in favor of the merger agreement, which adjournment or postponement pursuant must not delay the special meeting by more than seven days from the prior-scheduled date or to a date on or after the fifth business day preceding the end date; or (iii) if the Board or any authorized committee thereof determines in good faith (after consultation with outside legal counsel) that the failure to adjourn, postpone or delay the special meeting would be reasonably likely not to allow sufficient time under applicable laws for the distribution of any required or appropriate supplement or amendment to this proxy statement, in which case the Company will be permitted to postpone or adjourn the special meeting by no more than two occasions and no such adjournment or postponement must delay the special meeting by more than seven days from the prior-scheduled date or to a date on or after the fifth business day preceding the end date.
Unless the Board or any committee thereof has effected a change in recommendation in compliance with the merger agreement as discussed above, the Board must recommend to holders of common stock that they vote in favor of the merger proposal so that the Company may obtain stockholder approval for the adoption of the merger agreement, and the Company is required to use commercially reasonable efforts to solicit and obtain such stockholder approval (including by soliciting proxies from the Company’s stockholders) and to take all other action necessary or advisable to secure such stockholder approval.
The Company is required to (i) keep Parent reasonably informed with respect to proxy solicitation results and provide detailed periodic updates concerning proxy solicitation results on a timely basis and (ii) give written notice to Parent one day prior to the special meeting, and on the day of, but prior to the special meeting, indicating whether as of such date sufficient proxies have been obtained for approving the merger proposal.

Unless the merger agreement is terminated, (i) the Company is not permitted to submit to the vote of its stockholders any acquisition proposal and (ii) the obligation of the Company to duly call, give notice of, convene and hold the special meeting and mail this proxy statement (and any amendment or supplement thereto that may be required by law) to the Company’s stockholders will not be affected by any change in recommendation.
Indemnification of Directors and Officers and Insurance

Under the merger agreement, until the sixth anniversary of the effective time of the merger, Parent has agreed to cause the surviving corporation to indemnify and hold harmless each current or former director, officer or employee of the Company or its subsidiaries who has previously entered into an indemnification agreement with the Company (who are each referred to as an “indemnified party”) in respect of acts or omissions occurring at or prior to the effective time, to the fullest extent permitted by the DGCL or any other applicable law or as provided under the organizational documents of the Company and its subsidiaries in effect on the date of the merger agreement.
From the effective time of the merger until its sixth anniversary, Parent has also agreed to cause the surviving corporation to maintain officers’ and directors’ liability insurance (which is referred to as “D&O insurance”) with respect to claims arising from acts, errors or omissions that occurred at or prior to the effective time of the merger, including in respect of the transactions contemplated by the merger agreement, covering each such person currently covered by the Company’s D&O insurance policies on terms with respect to coverage (from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier) and amount no less favorable in the aggregate than those of such policies in effect on the date of the merger agreement. Neither Parent nor the Company will be obligated to pay an aggregate amount for such insurance policies in excess of 300% of the amount per annum the Company paid in its last full fiscal year prior to the date of the merger agreement (referred to as the “current premium”) and if such aggregate amount for such insurance policies would at any time exceed 300% of the current premium, then the surviving corporation will cause to be maintained policies of insurance that, in the surviving corporation’s good faith judgment, provide the maximum coverage available at an aggregate amount for such insurance policies equal to 300% of the current premium. The requirement to obtain such D&O insurance will be satisfied if the Company obtains, and the Company is required to use commercially reasonable efforts to obtain, prior to the effective time, prepaid “tail” or “runoff” policies with coverage for an aggregate period of six years with respect to claims arising from acts, errors or omissions that occurred at or prior to the effective time, including in respect of the transactions contemplated by the merger agreement.
Employee Benefits Matters

The merger agreement provides that, from the effective time of the merger until the 18 month anniversary thereof, Parent will, or will cause the surviving corporation to, provide to each employee of the Company and its subsidiaries who continues employment with the surviving corporation or one of its affiliates following the effective time (each, a “continuing employee”) with (i) (A) base salary or base hourly wage rate (as applicable) and (B) cash incentive compensation opportunities (including bonuses and commissions), in each case in an amount at least equal to the level that was provided to each such continuing employee immediately prior to the closing date of the merger (in each case, to the extent such compensation was disclosed in the disclosure schedules delivered by the Company to Parent concurrently with the entry into the merger agreement), and (ii) other employee benefits that are at least as favorable in the aggregate to those provided to each such continuing employee as of immediately prior to the effective time.
In addition, Parent must ensure that, as of the effective time, each continuing employee receives full credit for purposes of eligibility to participate, vesting, rate of vacation accrual, paid-time-off and severance benefits, for service with the Company or its subsidiaries (or predecessor employers to the extent the Company provides such past service credit) under the comparable employee benefit plans, programs and policies of Parent or the surviving corporation, as applicable, in which such continuing employees become participants (other than any retiree welfare benefit plans or defined benefit pension plans), except to the extent that its application would result in a duplication of benefits. Parent is also required to (i) credit to continuing employees the amount of vacation time and paid-time-off that such employees had accrued under any applicable employee benefit plan as of the effective time and (ii) provide each continuing employee with credit for any co-payments and deductibles paid prior to the effective time (to the same extent such credit was given under any analogous Company benefit plan prior to the effective time) in satisfying any applicable deductible requirements.
For the calendar year in which the merger is consummated, Parent is required to use commercially reasonable efforts to cause each benefit plan maintained by Parent or the surviving corporation that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA (each, a “Parent welfare plan”) in which any continuing employee is or becomes eligible to participate to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent welfare plan for such continuing employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company benefit plan in which such continuing employee was a participant immediately prior to his or her commencement of participation in such Parent welfare plan; and (ii) provide each continuing employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such continuing employee commences participation in such Parent welfare plan in satisfying any applicable co-payment or deductible requirements under such Parent welfare plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company benefit plan.

Parent has agreed to cause the surviving corporation to assume and honor in accordance with their terms all obligations of the Company under all deferred compensation plans, agreements and arrangements, severance and separation pay plans, agreements and arrangements, and all written employment, severance, retention, incentive, change in control and termination agreements (including any change in control provisions therein) applicable to employees of the Company and its subsidiaries and in effect immediately prior to the effective time.
Other Agreements

The merger agreement contains additional agreements between the Company, on the one hand, and Parent and the merger subsidiary, on the other hand, relating to, among other things:
●	Parent and the merger subsidiary’s access to Company information;
●	notification of certain significant matters;
●	consultations regarding public statements and disclosure;
●	actions necessary to cause the merger subsidiary to perform its obligations under the merger agreement;
●	actions necessary to exempt the merger from reporting requirements under Rule 16b-3 of the Exchange Act;
●	actions necessary to exempt the merger from antitakeover statutes that become applicable to the transaction contemplated by the merger agreement;
●	filing of tax returns and other tax matters; and
●	litigation relating to the transactions contemplated by the merger agreement.
Conditions of the Merger

The obligations of the Company, Parent and the merger subsidiary to consummate the merger are subject to the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of various conditions on or prior to the effective time of the merger, including the following:
●	adoption of the merger agreement by the Company’s stockholders;
●	the absence of any legal or regulatory restraints enjoining or otherwise prohibiting, or purporting to restrain or otherwise enjoin, the consummation of the merger; and
●	expiration or early termination of any applicable waiting period under the HSR Act.
Parent and the merger subsidiary’s obligations to consummate the merger are subject to the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of the following additional conditions:
●
the representations and warranties made by the Company being true and correct in all respects (if the same are qualified by materiality or Company material adverse effect) or in all material respects (if the same are not so qualified), in each case as of the date of the merger agreement and the date on which the closing occurs as if made on and as of such date, except for such failures to be true and correct that would not have a Company material adverse effect;

●
the Company’s performance and compliance in all material respects with all of the covenants, obligations and agreements required to be performed or complied with by the Company in accordance with the merger agreement;

●	the absence of a Company material adverse effect having occurred after the date of the merger agreement that is continuing as of the time of such consummation;
●	receipt by Parent and the merger subsidiary of a certificate signed by the chief executive officer of the Company certifying to the satisfaction of the three conditions mentioned immediately above;
●	the aggregate census of the Company’s owned healthcare facilities on the second business day prior to the closing shall be no lower than 850; and
●	no healthcare facility owned by the Company shall be out of compliance with any healthcare laws or regulations.
The Company’s obligations to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:

●
the representations and warranties made by Parent and the merger subsidiary being true and correct in all respects (if the same are qualified by materiality or Parent material adverse effect) or in all material respects (if the same are not so qualified), in each case as of the date of the merger agreement and the date on which the closing occurs as if made on and as of such date, except for such failures to be true and correct that would not have a Parent material adverse effect;

●
Parent’s and the merger subsidiary’s performance and compliance in all material respects with all covenants and obligations required to be performed or complied with by Parent and the merger subsidiary in accordance with the merger agreement; and

●	receipt by the Company of a certificate signed by a senior executive officer of Parent certifying to the satisfaction of the three conditions mentioned immediately above.
The merger agreement does not contain any financing-related closing condition.
The Company, Parent and the merger subsidiary can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.
Termination

The merger agreement may be terminated at any time prior to the effective time of the merger in the following circumstances:
●	by mutual written consent of Parent and the Company;
●	by either Parent or the Company if:
o
the merger is not consummated on or before February 28, 2022 (the “end date”), but no party will be permitted to terminate the merger agreement on this basis if such party’s breach of the merger agreement has been the primary cause of, or primarily resulted in, the closing to not have occurred on or before the end date (referred to as the “end date termination”), subject to extension under certain circumstances;

o
there is any law enacted after the date of the merger agreement and remaining in effect that makes the merger illegal or that prohibits the consummation of the merger, or any court of competent jurisdiction or other governmental entity issues a final and nonappealable order or takes any other action, in either case permanently restraining, enjoining, or otherwise prohibiting the merger. No party will be permitted to terminate the merger agreement on this basis if such party’s breach of the merger agreement has been the primary cause of, or primarily resulted in, any such order or action;

o
upon a vote at a duly held meeting to obtain the requisite approval of the Company’s stockholders, the Company’s stockholders fail to adopt the merger agreement, taking into account any adjournment or postponement thereof (referred to as a “stockholder vote termination”);

o
prior to the closing, any governmental entity shall make a claim against the Company for a payment in excess of $100,000 that is alleged to be due solely as a result of the closing of the transactions contemplated by the merger agreement; and

●	by Parent if:
o
at any time prior to the receipt of the requisite stockholder approval for the adoption of the merger agreement, the Board effects a change in recommendation (referred to as a “recommendation change termination”);

o
the Company breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure of any of the closing conditions and (ii) cannot be or has not been cured within 20 business days (or, if earlier, the end date) after the giving of written notice to the Company of such breach (as long as Parent is not then in breach of any representation, warranty or covenant contained in the merger agreement that would give rise to a Parent breach termination, as defined below) (referred to as a “Company breach termination”); or

o
Parent concurrently pays to the Company the parent termination fee (as defined below); provided, however, that Parent shall not be entitled to terminate the merger agreement if, as of the date such notice is given by Parent, either Parent or merger subsidiary is in material breach of its obligations under the merger agreement; and

●	by the Company if:
o
prior to the adoption of the merger agreement by the Company’s stockholders, the Company receives an acquisition proposal and determines to terminate the merger agreement in order to accept such acquisition proposal, in which case the Company must prior to or concurrently with such termination pay to Parent the termination fee (as defined below) (referred to as an “acquisition proposal termination”); or

o
Parent breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure of any of the closing conditions and (ii) cannot be or has not been cured within 20 business days (or, if earlier, the end date) after the giving of written notice to Parent of such breach (as long as the Company is not then in breach of any representation, warranty or covenant in the merger agreement that would give rise to a Company breach termination) (referred to as a “Parent breach termination”); or

o
there is no existing right of Parent or merger subsidiary to terminate the merger agreement in accordance with terms thereof, and if (i) the conditions to the obligations of the parties have been and continue to be satisfied or waived in accordance with the merger agreement; (ii) Parent and merger subsidiary fail to consummate the merger on the date on which Parent is required to consummate the merger; (iii) the Company has notified Parent in writing that it is ready, willing and able to consummate the closing and intends to terminate the merger agreement; and (iv) Parent and merger subsidiary fail to consummate the closing within five business days following the delivery of such written notice by the Company (referred to as a “Parent closing breach”);

Effect of Termination

If the merger agreement is terminated by Parent or the Company, the merger agreement will terminate, be of no further force or effect without liability or obligation of any party (or any officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents, and other advisors or representatives of such party), except for the provisions relating to payment of the termination fee (as discussed below), Parent’s confidentiality obligations and certain other general or miscellaneous provisions of the merger agreement, each of which will survive such termination in accordance with their respective terms.
Termination of the merger agreement will not relieve any party from any liabilities or damages arising out of such party’s fraud (as determined by a court of competent jurisdiction after any appeals have been exhausted) or such party’s knowing and intentional material breach of the merger agreement, in each case which material breach is a proximate cause of, or is a consequence of, an act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, proximately cause a breach of the merger agreement (referred to as a “willful breach”).
Termination Fees

The Company will be required to pay to Parent the termination fee of $2,105,578 if the merger agreement is terminated in the following circumstances, at the times specified below:
●	If Parent terminates the merger agreement pursuant to the recommendation change termination, in which case the termination fee must be paid within two business days of such termination;
●
If the Company terminates the merger agreement pursuant to an acquisition proposal termination, in which case the termination fee must be paid concurrently with such termination, and as a condition to the effectiveness of such termination;

●
If either party terminates the merger agreement pursuant to the stockholder vote termination or the Company terminates the merger agreement pursuant to the end date termination, in each case if at the time of such termination Parent had the right to terminate the merger agreement pursuant to the recommendation change termination, in which case the termination fee must be paid concurrently with such termination; or

●
If an acquisition proposal has been made to the Company or to the Board or has otherwise been publicly announced (which proposal has not been withdrawn at the time of the event giving rise to the relevant termination right) and thereafter (i) the merger agreement is terminated pursuant to the end date termination, the stockholder vote termination or the Company breach termination and (ii) within 12 months of such termination the Company or any of its subsidiaries enters into an acquisition agreement with respect to any acquisition proposal (solely for purposes of this provision, all references to 15% in the definition of “acquisition proposal” are instead deemed references to 50%), subject to certain limitations. In this case, the termination fee must be paid immediately prior to or concurrently with the events described in clause (ii) in the immediately preceding sentence.

Parent will be required to pay the Company a termination fee (which is referred to as the “Parent termination fee”) of $4,211,157 in the event that the merger agreement is terminated in the following circumstances:
●	by the Company upon a Parent breach termination;
●	by the Company upon a Parent closing breach; or

●	by Parent upon prior written notice to Company accompanied by concurrent full payment of the Parent termination fee.
In the event that either the Company or Parent fails to pay the termination fee or Parent termination fee, as applicable, when due, the terminating party is required to pay to the other party (or its designee) (i) interest on such unpaid termination fee, commencing on the date that the termination fee or Parent termination fee, as the case may be, became due, at a rate equal to the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of actual payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) and (ii) all of the non-terminating party’s costs and expenses (including reasonable attorneys’ fees, costs and expenses) in connection with any legal proceeding commenced by such party to recover any portion of the amounts due relating to the payment of the termination fee or Parent termination fee and which legal proceeding results in a judgment against the Company or Parent, as applicable.
The parties have agreed that, if the merger agreement is terminated in circumstances requiring the payment of the termination fee or the Parent termination fee and if such fee is paid to Parent or the Company, as the case may be, then the receipt of such fee will be the non-terminating party’s sole and exclusive remedy and that neither the non-terminating party nor any of its respective affiliates or any other person will be entitled to bring or maintain any legal proceeding against the terminating party or any of its affiliates for damages or any equitable relief arising out of or in connection with the merger agreement or any transactions contemplated by the merger agreement or any matters forming the basis for such termination.
Amendment; Waiver

The merger agreement may be amended, modified, supplemented or waived prior to the effective time by the parties at any time by an instrument in writing signed by the parties to the merger agreement, or in the case of a waiver, signed by each party against whom the waiver is to be effective except that, following the adoption of the merger agreement by the Company’s stockholders, the merger agreement may not be amended in any manner which by law requires further approval by the Company’s stockholders without further approval by such stockholders.
The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights.
Specific Performance

The parties to the merger agreement agreed that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity.
Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware.

AGREEMENTS RELATED TO THE MERGER
Voting Agreement

Concurrently with the execution of the merger agreement, Parent entered into the voting agreement with the Company’s directors as of the date of the merger agreement, who are: Chad A. McCurdy, Ben R. Leedle, Jr., James R. McKnight, Jr., Leslie K. Morgan, Richard M. Brame, Robert Z. Hensley, and Robert A. McCabe, Jr. As of the record date, these directors and executive officers of the Company collectively held in the aggregate approximately [●] shares of common stock, or approximately [●]% of the outstanding shares of common stock at such time.
The voting agreement provides that, among other things, each of the stockholders party thereto will appear or cause his or her shares of common stock to be counted as present at any meeting of the stockholders of the Company and to vote or cause to be voted, all of the shares of common stock beneficially owned by such stockholder (including by written consent if applicable): (i) in favor of adoption and approval of the merger agreement and all other transactions contemplated by the merger agreement as to which stockholders of the Company are called upon to vote or consent in favor of any matter necessary for consummation of the merger and the other transactions contemplated by the merger agreement; (ii) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its subsidiaries or affiliates under the merger agreement or that would reasonably be expected to result in any of the conditions to the Company’s or any of its subsidiaries or affiliates’ obligations under the merger agreement not being fulfilled; and (iii) against (A) any acquisition proposal, (B) any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the merger and all other transactions contemplated by the merger agreement, (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries, (D) any change in the majority of the Board and (E) any material change in the capitalization of the Company or the Company’s corporate structure.

No stockholder party to the voting agreement shall directly or indirectly, (i) sell, assign, transfer, tender, or otherwise dispose of or otherwise permit the sale, assignment, transfer, tender or disposition of any shares of common stock, (ii) deposit any shares of common stock into a voting trust or enter into a voting agreement or similar arrangement with respect to such shares or grant any proxy or power of attorney with respect thereto, (iii) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of any shares of common stock, or (iv) take any action that would make any representation or warranty of such stockholder contained therein untrue or incorrect or have the effect of preventing or disabling such stockholder from performing such stockholder’s obligations under the voting agreement, in each case subject to limited exceptions.

The voting agreement will automatically terminate and become void and of no further force or effect on the earlier to occur of (i) the consummation of the merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) such date and time as (a) any amendment or change to the merger agreement is effected without the stockholders’ consent that (A) decreases the merger consideration, (B) changes the form of consideration payable under the merger agreement, (C) imposes any additional material restrictions on or additional conditions on the payment of the merger consideration or (D) imposes any additional material restrictions or obligations on stockholders, or (b) any amendment or change to the merger agreement is effected without the stockholders’ consent that materially and adversely affects the stockholders, (iv) upon mutual written agreement of the parties to the voting agreement to terminate such agreement, (v) the conclusion of the special meeting and the stockholders to the voting agreement have voted their share of common stock as specified in the voting agreement, or (vi) a change in the Board’s recommendation regarding the merger.
A copy of the voting agreement is attached as Annex D to the proxy statement. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety.
Guaranty
Concurrently with the execution of the merger agreement, each of MED Healthcare and Ephram Lahasky guaranteed to the Company (a) the due, punctual and complete payment, observance, performance and discharge of (i) Parent’s obligation to make the payments under the terms of the merger agreement, (ii) the payment of any losses incurred by the Company as a result of any breach by Parent of its pre-closing obligations, agreements, representations or warranties under the merger agreement and (iii) the payment to the Company of its reasonable costs and expenses (including reasonable attorney’s fees) incurred in connection with enforcing its rights under the merger agreement or the guaranty; and (b) the performance and discharge of all other obligations and covenants of Parent pursuant to the merger agreement; provided that if Parent becomes obligated to pay the Parent termination fee, such guaranty will be limited to Parent’s obligations to pay such fee in accordance with the terms of the merger agreement. The guaranties will terminate as of the earliest to occur of (x) immediately following the occurrence of the closing of the merger, which termination shall be automatic, without any further action by either guarantor or the Company; and (y) the time at which either guarantor has indefeasibly paid in full and performed all of the obligations under the guaranty.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The Company is authorized to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of September 30, 2021, there were [6,949,104] shares of common stock outstanding and no shares of preferred stock outstanding. The following table shows, as of September 30, 2021, the amount of common stock beneficially owned (unless otherwise indicated) by (a) each director; (b) each of the named executive officers; (c) all of the Company’s directors and executive officers as a group; and (d) each shareholder known by the Company to be the beneficial owners of more than 5% of the outstanding shares of common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. The address for all of the persons listed below is 1621 Galleria Boulevard, Brentwood, Tennessee 37027, except as otherwise listed in the table below.
	Common Stock Beneficially Owned
Name	Number (1)	Percent (2)
Chad A. McCurdy (3)	1,284,857	18.5%
Osmium Partners, LLC (4) 300 Drakes Landing Road, Suite 172 Greenbrae, CA 94904	500,344	7.2%
Central Funding, LLC (5) 700 Chappell Road Charleston, WV 25304	725,000	10.4%
John F. McMullan and Camden Real Estate Company (6) 1175 Peachtree Street, Suite 350 Atlanta, GA 30361	373,365	5.4%
Leslie K. Morgan (7)	578,486	8.3%
CI Investments Inc.(8) 2 Queen Street East Twentieth Floor Toronto, Ontario, Canada M5C 3G7	373,952	5.4%
MCS Plan (9) 600 Broadway Lynbrook, New York 11563	363,017	5.2%
James R. McKnight, Jr.(10)	298,423	4.3%
Richard M. Brame (11)	55,531	*
Robert Z. Hensley (12)	50,995	*
Kerry D. Massey (13)	42,792	*
Rebecca B. Bodie (14)	35,295	*
Robert A. McCabe, Jr. (15)	28,219	*
Ben R. Leedle, Jr. (16)	23,048	*

All directors and executive officers as a group (9 persons) (17)	2,397,646	34.3%
______________

*	less than 1%
(1)
Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2)
The percentages shown are based on [6,949,104] shares of common stock outstanding plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options or SOSARs held by such holder that are exercisable within 60 days of September 30, 2021.

(3)
Mr. McCurdy’s shares include 15,000 shares owned by dependent children, 7,500 owned by his spouse and 1,017,600 owned by Marlin Capital Partners, LLC of which Mr. McCurdy is the Managing Partner. Includes 4,112 shares of restricted stock.

(4)
Based solely on a Form 4 filed by Osmium Partners, LLC on September 8, 2021. Includes 270,166 shares owned by Osmium Capital, LP, 141,625 shares owned by Osmium Capital II, LP, and 88,553 shares owned by Osmium Spartan, LP.

(5)	Based solely on a Schedule 13G/A filed by Central Funding, LLC and Steven F. White on October 30, 2019.
(6)
Based solely on Schedule 13D filed by John F. McMullan and Camden Real Estate Company on September 21, 2021. Includes 324,699 shares owned by John F. McMullan and 47,866 shares owned by Camden Real Estate Company; all of which were included in the September 21, 2021, 13D as part of a group.

(7)	Ms. Morgan’s shares include 555,438 owned by a partnership controlled by Ms. Morgan. Includes 15,000 shares purchasable upon exercise of options and SOSARs, and 4,001 shares of restricted stock.
(8)	Based solely on a Schedule 13G filed by CI Investments Inc. on February 4, 2021.
(9)	Based solely on a Schedule 13G filed by MCS Plan and Ephram Lahasky on August 20, 2021. Mr. Lahasky is the manager of MCS Plan.
(10)
Includes 63,334 shares of restricted stock. Ownership does not include 26,698 restricted share units purchased in March 2020 and 2021 in lieu of cash bonuses. Restricted share units will be converted to shares and delivered in March 2022 and 2023, respectively.

(11)
Mr. Brame’s shares include 2,450 shares owned by his spouse. Includes 4,001 shares of restricted stock. Also includes 250 shares held in a trust for the benefit of his grandson, of which Mr. Brame disclaims beneficial ownership.

(12)	Includes 4,112 shares of restricted stock.
(13)
Includes 30,001 shares of restricted stock. Ownership does not include 16,764 restricted share units purchased in March 2020 and 2021 in lieu of cash bonus. Restricted share units will be converted to shares and delivered in March 2022 and 2023, respectively.

(14)
Includes 30,000 shares of restricted stock. Ownership does not include 7,479 restricted share units purchased in March 2021 in lieu of cash bonus. Restricted share units will be converted to shares and delivered in March 2023.

(15)	Includes 15,000 shares purchasable upon exercise of options and SOSARs, and 4,001 shares of restricted stock.
(16)	Includes 15,000 shares purchasable upon exercise of options and SOSARs, and 4,001 shares of restricted stock.
(17)	Includes 45,000 shares purchasable upon exercise of options and SOSARs, and 147,563 shares of restricted stock.

APPRAISAL RIGHTS
General
Under the DGCL, you have the right to demand appraisal and to receive payment in cash for the fair value of your shares of common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect such rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.
This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement and incorporated by reference herein. All references in Section 262 of the DGCL to “stockholder” are to the record holder of the shares of common stock of the Company unless otherwise indicated. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Company stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.
Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders of shares of common stock who: (1) submit a written demand for appraisal of such stockholder’s shares to the Company prior to the vote on the adoption of the merger agreement; (2) do not vote in favor of the adoption of the merger agreement; (3) continuously are the record holders of such shares through the effective time; and (4) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger) as of the completion of the merger instead of the merger consideration. Any such Company stockholder awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, that which Company stockholders will receive pursuant to the merger agreement.
Section 262 of the DGCL requires that stockholders as of the record date for notice of the special meeting to vote on the adoption of the merger agreement for whom appraisal rights are available be notified not less than 20 days before the special meeting. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL and a copy of the applicable statutory provisions is attached as Annex C to this proxy statement.
Stockholders who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and Annex C carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Company unless certain stock ownership conditions are satisfied by the Company stockholders seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. A Company stockholder who loses his, her or its appraisal rights will be entitled to receive the per share price pursuant to the merger agreement without interest.
How to Exercise and Perfect Your Appraisal Rights
If you are a Company stockholder and wish to exercise the right to seek an appraisal of your shares of common stock, you must satisfy each of the following conditions:
You must deliver to the Company a written demand for appraisal before the vote on the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to make a written demand for appraisal before the vote with respect to the merger is taken will constitute a waiver of appraisal rights;

You must not vote in favor of, or consent in writing to, the adoption of the merger agreement. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy submitted by mail, over the Internet or by telephone, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy to vote against the adoption of the merger agreement and the merger or abstain from voting on the adoption of the merger agreement and the merger;
You must continuously hold your shares of common stock from the date of making the demand through the effective time of the merger. You will lose your appraisal rights if you transfer the shares before the effective time of the merger;
Any stockholder who has complied with the requirements of Section 262 of the DGCL (or any person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person and for which such record holder has complied with such requirements) or the Company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The Company is under no obligation to file any petition and has no present intention of doing so; and
You must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL.
If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of common stock.
Voting during the special meeting or by proxy, against, abstaining from voting on or failing to vote on the adoption of the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. However, you must not vote your shares during the special meeting or by proxy in favor of the adoption of the merger agreement in order to exercise your appraisal rights with respect to such shares.
Who May Exercise Appraisal Rights
Only a holder of record of shares of common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of common stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock. Beneficial owners who do not also hold their shares of common stock of record may not directly make appraisal demands to the Company. The beneficial owner must, in such cases, have the holder of record, such as a bank, broker or other nominee, submit the required demand in respect of those shares of common stock of record. A holder of record, such as a bank, broker or other nominee, who holds shares of common stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the holder of record.
If you hold your shares in bank or brokerage accounts or other nominee forms, and you wish to exercise appraisal rights, you are urged to consult with your bank, broker or nominee to determine the appropriate procedures for the bank, brokerage firm or other nominee to make a demand for appraisal of those shares. If you have a beneficial interest in shares held of record in the name of another person, such as a nominee or intermediary, you must act promptly to cause the holder of record to follow properly and in a timely manner the steps necessary to perfect your appraisal rights. If you hold your shares through a bank or brokerage who in turn holds the shares through a central securities depository nominee, such as the Depository Trust Company, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the holder of record.
If you own shares of common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. If you hold shares of common stock through a nominee or intermediary who in turn holds the shares through a central securities depository nominee such as the Depository Trust Company, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as holder of record.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
Diversicare Healthcare Services, Inc.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
Attention: Investor Relations

Surviving Corporation’s Actions After Completion of the Merger
If the merger is consummated, the surviving corporation will give written notice of the effective time of the merger within ten days after the effective time of the merger to Company stockholders who did not vote in favor of the adoption of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the effective time of the merger, any Company stockholder that made a demand for appraisal but did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw the demand and to accept the per share price in accordance with the merger agreement for his, her or its shares of common stock, but after such 60-day period a demand for appraisal may be withdrawn only with the written approval of the surviving corporation. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, which approval may be conditioned on the terms the Delaware Court of Chancery deems just. However, this provision will not affect the right of any Company stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms and the merger consideration offered in the merger within 60 days after the effective time of the merger. Within 120 days after the effective time of the merger, but not thereafter, either a record holder or a beneficial owner of common stock, provided such person has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or the surviving corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder or beneficial owner, demanding an appraisal of the value of the shares of common stock held by all stockholders who have properly demanded appraisal. The surviving corporation is under no obligation to file an appraisal petition and has no present intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.
Within 120 days after the effective time of the merger, any stockholder or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of common stock not voted in favor of the adoption of the merger agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to you within the later of (1) ten days after receipt by the surviving corporation of the request therefor or (2) ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of stock of common stock held in a voting trust or by a nominee or intermediary on your behalf you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph.
If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of common stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Delaware Court of Chancery will then determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with such direction. The Delaware Court of Chancery will also dismiss proceedings as to all Company stockholders if neither of the ownership thresholds described above is met. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of common stock owned by stockholders entitled to an appraisal, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of common stock at the effective time of the merger held by all Company stockholders who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder entitled to appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest accrued on the amount of the voluntary cash payment before such payment was made, unless such interest was paid at the time the voluntary cash payment is made. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, less any amounts already paid in a voluntary cash payment, with interest thereon, if any, to the Company stockholders entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders of their stock certificates to the surviving corporation.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”
The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known, or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but that rather applies only to the speculative elements of value arising from the accomplishment or expectation of the merger. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
You should be aware that the fair value of your shares of common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.
Moreover, neither the Company nor Parent anticipates offering more than the per share price to any stockholder exercising appraisal rights and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of common stock is less than the per share price. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.
If no party files a petition for appraisal within 120 days after the effective time or if neither of the ownership thresholds above has been satisfied in respect of such shares, then all Company stockholders will lose the right to an appraisal and will instead receive the per share price described in the merger agreement, without interest thereon, less any withholding taxes.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Each Company stockholder party to the appraisal proceeding is responsible for its own attorneys’ fees and expert witnesses’ fees and expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of common stock entitled to appraisal.
If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, on or after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of common stock as of a record date prior to the effective time of the merger.

If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the per share merger consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the merger to the surviving corporation, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just. However, this provision will not affect the right of any Company stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms and the merger consideration offered in the merger within 60 days after the effective time of the merger. If you fail to perfect, successfully withdraw your demand for appraisal, or lose the appraisal right, your shares of common stock will be converted into the right to receive the per share price, without interest thereon, less any withholding taxes.
Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the per share price for your shares of common stock in accordance with the merger agreement without interest. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Company stockholder and are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal and financial advisor.
The process of demanding and exercising appraisal rights requires compliance with the prerequisites of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you are urged to consult with your own legal and financial advisors in connection with compliance under Section 262 of the DGCL. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL will govern.

HOUSEHOLDING
As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be sent by written request to Diversicare Healthcare Services, Inc., 1621 Galleria Boulevard, Brentwood, Tennessee 37027, Attention: Investor Relations, or via telephone to (615) 771-7575. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may send a written request to the address above to request that only a single copy of a proxy statement be mailed in the future.
STOCKHOLDER PROPOSALS
If the merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.
If a stockholder wishes to present a proposal pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at an annual meeting of stockholders, the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. However, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. While the Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
If a stockholder wishes to propose a nomination of persons for election to the Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.
The Company will make available a copy of the documents we file with the SEC on the “Investors” section of our website at www.dvcr.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents,  excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this proxy statement, may be obtained free of charge either on our website or by contacting Diversicare Healthcare Services, Inc., 1621 Galleria Boulevard, Brentwood, Tennessee 37027, Attention: Investor Relations.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. We also incorporate by reference into this proxy statement additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Company filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, filed with the SEC on May 11, 2021, and June 30, 2021, filed with the SEC on August 10, 2021;
•	our Current Reports on Form 8-K filed with the SEC on March 12, 2021, June 4, 2021, August 20, 2021 and August 27, 2021;
•	our Definitive Proxy Statement for the 2021 annual meeting of stockholders, filed with the SEC on April 26, 2021; and
•
the description of our common stock contained the Registration Statement on Form 8-A filed with the SEC on March 29, 1995, including any amendments or reports filed for the purpose of updating such description.

Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
DAC ACQUISITION LLC,
DVCR ACQUISITION CORPORATION
AND
DIVERSICARE HEALTHCARE SERVICES, INC.
Dated as of August 26, 2021
A-i

A-ii

A-iii

Section 8.9	Obligation of Parent	74
Section 8.10	Specific Performance	74
Section 8.11	WAIVER OF TRIAL BY JURY	74
Section 8.12	Counterparts	75

A-iv

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 26, 2021, by and among DAC ACQUISITION LLC, a Delaware limited liability company (“Parent”), DVCR ACQUISITION CORPORATION, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and DIVERSICARE HEALTHCARE SERVICES, INC., a Delaware corporation (the “Company”).
RECITALS
A. The Company’s outstanding capital stock consists of shares of common stock, par value $0.01 per share (“Company Common Stock”).
B. Upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will be merged with and into the Company (the “Merger”) with the Company as the surviving corporation of the Merger (the “Surviving Corporation”), whereby each share (except as otherwise provided herein) of Company Common Stock not owned directly by Parent, Merger Sub or the Company will be converted into the right to receive the Merger Consideration (as defined below), net to the seller in cash, without interest, subject to any withholding of Taxes required by applicable Law (as defined below), upon the terms and subject to the conditions of this Agreement.
C. The Board of Directors of the Company (the “Company Board”) has (i) approved and declared advisable this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the Company and its stockholders, (iii) directed that this Agreement be submitted to the stockholders of the Company for adoption and (iv) recommended that the Company’s stockholders vote in favor of the adoption of this Agreement.
D. The Manager of Parent has, on the terms and subject to the conditions set forth herein, (i) determined that the Transactions (as defined below) are in the best interests of Parent, and (ii) authorized and approved the execution, delivery and performance of this Agreement by Parent.
E. The Board of Directors of Merger Sub has (i) approved and declared advisable this Agreement and the Merger, (ii) determined that the Merger is in the best interests of Merger Sub and its stockholder, (iii) directed that this Agreement be submitted to the stockholder of Merger Sub for adoption and (iv) recommended that Merger Sub’s stockholder vote in favor of the adoption of this Agreement.
F. As a material inducement to, and as a condition to, the Company entering into this Agreement, concurrently with the execution of this Agreement, Mordy Lahasky and MED Healthcare Partners LLC (the “Guarantors”) have entered into guarantees, dated as of the date hereof, guaranteeing  Parent’s and Merger Sub’s obligations under this Agreement, subject to the terms and conditions contained therein (the “Parent Guarantee”).
G. As a material inducement to, and as a condition to, Parent and Merger Sub entering into this Agreement, concurrently with the execution of this Agreement, Parent is entering into a voting agreement (the “Voting Agreement”) with Chad A. McCurdy, Ben R. Leedle Jr., James R. McKnight, Jr., Leslie K. Morgan, Richard M. Brame, Robert Z. Hensley and Robert A. McCabe Jr.

AGREEMENT
The parties to this Agreement, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1   Definitions.
(a)   As used herein, the following terms have the following meanings:
“Acquired Companies” means the Company and each of its Subsidiaries, collectively.
“Acquisition Inquiry” means an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by or on behalf of Parent or any of its Subsidiaries) that could reasonably be expected to lead to an Acquisition Proposal.
“Acquisition Proposal” means any bona fide indication of interest, proposal or offer from any Third Party relating to or reasonably expected to lead to (i) the acquisition of 20% or more of any class of the equity interests in the Company (by vote or by value) by any Third Party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary of the Company) representing, directly or indirectly, 20% or more of the net revenues, net income or assets of the Acquired Companies, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party, directly or indirectly, of any class of equity interest in any Entity that holds assets representing, directly or indirectly, 20% or more of the net revenues, net income or assets of the Acquired Companies, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning 20% or more of the outstanding shares of Company Common Stock and any other voting securities of the Company (or instruments convertible to or exchangeable for 20% or more of such outstanding shares or securities), (v) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting Entity of such transaction or (vi) any combination of the foregoing.
“ADA” means the Americans with Disabilities Act.
“ADEA” means the Age Discrimination in Employment Act.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.
“Anti-Corruption Laws” means all applicable anti-bribery and anti-corruption Laws, including the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1 et seq.), UK Bribery Act 2010, and Laws enacted by member states and signatories implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Antitrust Law” means any antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Law in any applicable jurisdictions, whether federal, state, local or foreign.
“Appraisal Shares” means any shares of Company Common Stock outstanding immediately prior to the Effective Time that are held by a holder who did not vote in favor of the adoption of this Agreement or the Merger (or consent thereto in writing) and is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL.
“BCA” means Brentwood Capital Advisors LLC.
“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by Law or executive Order to be closed.
“Business Data” means data or information, and databases of data or information, in any format, in the possession, custody, or control of any Acquired Company or Processed in the conduct of the business of the Acquired Companies or necessary for the conduct of the business of any Acquired Company, including all financial data related to the business of the Acquired Companies, and Personal Data contained in any databases that are Processed in or necessary for the conduct of the business of any Acquired Company.
“Census” means the number of beds of the Owned Healthcare Facilities occupied by Verified Residents.
“Code” means the Internal Revenue Code of 1986.
“Company 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
“Company Benefit Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, and each other stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity or equity-based, deferred-compensation, employment, consulting, retirement, welfare-benefit, bonus, incentive, commission, change in control, retention, separation, severance, paid time off, or fringe benefit plan which, in each case, is sponsored, maintained or contributed by the Acquired Companies or with respect to which any Acquired Company has any material Liability.

“Company Bylaws” means the Bylaws of the Company, as in effect as of the date hereof, including any amendments.
“Company Certificate of Incorporation” means the Certificate of Incorporation of the Company, as in effect as of the date hereof, including any amendments.
“Company Compensatory Award” means each Company Option, Company Restricted Stock Award, Company RSU Award and Company Stock Appreciation Right.
“Company Disclosure Schedule” means the Company Disclosure Schedule dated the date hereof and delivered by the Company to Parent prior to or simultaneously with the execution of this Agreement.
“Company Equity Incentive Plan” means the Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan, as in effect as of the date hereof, including any amendments.
“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by any of the Acquired Companies (including any Company Marks and Company Copyrights).

“Company Material Adverse Effect” means, with respect to each of the Acquired Companies, any Effect that, individually or when taken together with all other Effects, is, or would reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, financial condition, or results of operations of the Acquired Companies taken as a whole; provided that, in no event shall any of the following arising after the date of this Agreement, alone or in combination, or any Effect to the extent any of the foregoing results from any of the following arising after the date of this Agreement, be taken into account in determining whether there shall have occurred a Company Material Adverse Effect: (A) changes in the Company’s stock price or trading volume, in and of themselves (but not, in each case, the underlying cause of such change, unless such underlying cause would otherwise be excepted from this definition); (B) any failure by the Company to meet, or changes to, published revenue, earnings or other financial projections (whether internal or external), or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in each case in and of itself (but not, in each case, the underlying cause of such failure, unless such underlying cause would otherwise be excepted from this definition); (C) general business, economic or political conditions in the United States or any other country or region in the world, or changes therein; (D) conditions in the financial, credit, banking, capital or currency markets in the United States or any other country or region in the world, or changes therein, including (1) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (2) any suspension of trading in securities, other than Company Securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (E) changes in general conditions in an industry in which the Acquired Companies operate; (F) acts of hostilities, war, sabotage or terrorism (including any outbreak, escalation or general worsening of any such acts of hostilities, war, sabotage or terrorism) in the United States or any other country or region in the world; (G) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or man-made disasters or acts of God or weather conditions in the United States or any other country or region in the world, or any escalation of the foregoing; (H) any epidemic, pandemic or other similar outbreak (including continuation or escalation of the COVID‑19 pandemic) in the United States or any country or region in the world where the Acquired Companies have material operations, or any escalation of the foregoing; (I) the execution or announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Acquired Companies with employees, customers, contractors, lenders, suppliers, vendors or partners, or the identity of Parent or any of its Affiliates as the acquirer of the Company (it being understood and agreed that this clause (I) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement or the consummation of the Transactions, or the performance of obligations hereunder or thereunder); (J) (1) any action taken by the Company at the written request of Parent or with Parent’s written consent that is not expressly required to be taken by the terms of this Agreement or (2) any action expressly required to be taken by the Company by the terms of this Agreement and that are necessary for purposes of consummating the Merger; (K) changes in Law; (L) changes or proposed changes in GAAP or other accounting standards or principles (or the enforcement or interpretation thereof); and (M) any Transaction Litigation which does not enjoin or otherwise restrain the Transaction; provided that, in each of the foregoing clauses (C), (D), (E), (F), (G), (H), (K) and (L), such Effects referred to therein may be taken into account to the extent that the Acquired Companies are disproportionally affected relative to other similarly situated companies in the industry in which the Acquired Companies operate.
“Company Option” means each outstanding option to purchase shares of Company Common Stock under the Company Equity Incentive Plan.
“Company Restricted Stock Awards” means the outstanding restricted stock of the Company issued under the Company Equity Incentive Plan.
“Company RSU Awards” means the outstanding restricted stock units of the Company issued under the Company Equity Incentive Plan.
“Company Software” means all Software owned or purported to be owned by (and not licensed to) any of the Acquired Companies.
“Company Stock Appreciation Rights” means the outstanding stock appreciation rights of the company issued under the Company Equity Incentive Plan.
“Confidentiality Agreement” means that certain Confidentiality and Non-Disclosure Agreement, effective as of May 17, 2021, by and between MED Healthcare Partners LLC and the Company.
“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, mortgage, indenture, debenture, note, option, warrant, warranty, purchase order, license, permit, franchise, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Copyrights” means, collectively, copyrights in both published and unpublished works (including without limitation copyright rights in all compilations, databases and computer programs, Software, manuals and other documentation and all derivatives, translations, adaptations and combinations of the above) and registrations, applications for registration, and renewals of any of the foregoing.
“Credit Facilities” means, collectively, the credit facilities established under that certain (i) Fourth Amended and Restated Revolving Loan and Security Agreement dated as of October 14, 2020, by and among the certain of the Subsidiaries, as Borrowers, the Company, as Guarantor, and CIBC Bank USA, f/k/a The Private Bank and Trust Company, as Administrative Agent and Joint Lead Arranger, CIT Bank N.A., as Collateral Agent and Joint Lead Arranger, and the other financial institutions party thereto as lenders; (ii) Third Amended and Restated Term Loan and Security Agreement dated as of October 14, 2020, by and among certain of the Subsidiaries, as Borrowers, the Company, as Guarantor, and CIBC Bank USA, f/k/a The Private Bank and Trust Company, as Administrative Agent and Joint Lead Arranger, CIT Bank N.A., as Collateral Agent and Joint Lead Arranger, and the other financial institutions party thereto as lenders; and (iii) Amended and Restated Revolving Loan and Security Agreement dated as of October 14, 2020, by and among the certain of the Subsidiaries, as Borrowers, the Company, as Guarantor, and CIBC Bank USA, f/k/a The Private Bank and Trust Company, as Administrative Agent and Joint Lead Arranger, CIT Bank N.A., as Collateral Agent and Joint Lead Arranger, and the other financial institutions party thereto as lenders; and each as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Effect” means any effect, change, event, occurrence, circumstance, condition, state of facts or development.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association or organization or entity (including any Governmental Entity).
“Environmental Claims” means any and all Legal Proceedings, Orders or Liens by any Governmental Entity or other Person alleging Liabilities arising out of, based on or related to (i) the presence, release or threatened release of, or exposure to, any Hazardous Materials at any location or (ii) violation of any Environmental Law.
“Environmental Law” means all Law concerning pollution or protection of the environment, including any such Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of or exposure of any Person to any Hazardous Materials.
“Environmental Permits” means all permits required to be obtained under applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any Entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any other Acquired Company.
“ESPP” means the Diversicare Healthcare Services, Inc. 2008 Employee Stock Purchase Plan for Key Personnel, as amended.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Party” means any Third Party from whom the Company or any of its Representatives has received a bona fide written Acquisition Proposal after the execution of this Agreement and prior to the end of the Go Shop Period that the Company Board (or a duly authorized committee thereof) determines in good faith constitutes or is reasonably likely to result in a Superior Proposal; provided that any Third Party shall immediately and irrevocably cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) if the Acquisition Proposal submitted by such Third Party is withdrawn or terminated (it being understood that a modification of an Acquisition Proposal submitted by such Third Party shall not, in and of itself, be deemed to be a withdrawal or termination of an Acquisition Proposal submitted by such Third Party).
“FLSA” means the Fair Labor Standards Act.
“FMLA” means the Family and Medical Leave Act.
“GAAP” means United States generally accepted accounting principles.
“Governmental Entity” means any international, supranational, or any domestic or foreign federal, territorial, state or local governmental authority of any nature (including any government and any governmental agency, instrumentality, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
“Hazardous Materials” means all hazardous, toxic, explosive or radioactive chemicals, substances, wastes, contaminants or pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas, per- and polyfluoroalkyl substances, and all other chemicals, substances, wastes, contaminants or pollutants of any nature regulated, listed, defined or for which Liability or standards of conduct (including remediation) may be imposed pursuant to any Environmental Law.
“Healthcare Facility” means any post-acute/skilled nursing facility, memory care/assisted living facility, home health facility, hospice facility or other senior living or health care facility owned, leased, subleased, managed or operated by the Acquired Companies.

“Healthcare Laws” means all applicable Laws relating to the provision, administration and/or payment for healthcare services, including, to the extent applicable (i) Title DVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395lll (the Medicare statute); (ii) Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-5 (the Medicaid Statute) and state Medicaid Laws; (iii) the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. §§ 1320a-7b(b); (iv) the Federal False Claims Act, 31 U.S.C. §§ 3729-3733 (the “False Claims Act”); (v) the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; (vi) the Federal Civil Monetary Penalties Law, 42, U.S.C. §§ 1320a-7a and 1320a-7b; (vii) state anti-kickback, fee-splitting, self-referral and corporate practice of medicine laws; (viii) HIPAA; and (ix) licensure, permit or authorization laws relating to the provision or administration of, or payment for, healthcare products or services.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5) and their implementing regulations set forth at 45 CFR Parts 160 – 164.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.
“Indebtedness” means, as of any time, without duplication, (i) indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money (including in respect of outstanding principal, accrued and unpaid interest, reimbursement, indemnities, prepayment premiums, breakage costs, expense reimbursements, penalties and other fees, charges, payments and expenses related to such obligations), (ii) indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any capitalized lease obligations, (iv) any obligations under interest rate swap, currency swap, forward currency or interest rate Contracts or other interest rate or currency hedging arrangements, (v) all outstanding reimbursement obligations in respect of drawn letters of credit (but for the avoidance of doubt excluding any obligations in respect of undrawn letters of credit), (vi) all obligations owed for all or any part of the deferred purchase price of property, including any earn-out obligations, purchase price adjustments and profit sharing arrangements from purchase and sale agreements, (vii) obligations under any settlement, compromise or other stipulation with respect to any claim, dispute or Legal Proceeding, and (viii) all obligations of the type referred to in the clauses (i) through (vii) of this definition of “Indebtedness” of any Person (other than any Acquired Company) the payment of which any Acquired Company is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. For the avoidance of doubt, “Indebtedness” shall not include any item that would otherwise constitute “Indebtedness” that is (A) an obligation between an Acquired Company and any other Acquired Company, (B) an operating lease obligation, (C) a performance bond, banker acceptances or similar obligations, (D) an undrawn letter of credit or (E) any deferred revenue.
“Independent Financial Advisor” means an independent financial advisor of nationally recognized reputation (it being understood that, for purposes of this definition, BCA shall be deemed to be an independent financial advisor of nationally recognized reputation).
“Intellectual Property” means any and all of the following, and all rights in same, as they exist in any jurisdiction throughout the world: (i) Patents; (ii) Marks; (iii) Copyrights; (iv) Trade Secrets; (v) rights of publicity and privacy; and (vi) any and all other intellectual property rights or proprietary rights recognized by applicable Law.

“IRS” means the United States Internal Revenue Service.
“Knowledge”, whether or not capitalized, or any similar expression: (i) with respect to the Company, means the actual knowledge of the Jay McKnight, Chief Executive Officer, Rebecca B. Bodie, Chief Operating Officer, and Kerry Massey, Chief Financial Officer, in each case, after reasonable inquiry of those employees directly reporting to such Person; and (ii) with respect to Parent, means the actual knowledge of Ephram Lahasky and Eran Ratner.
“Law” means any federal, state, local, international, supranational or foreign statute, law, regulation, requirement, interpretation, permit, license, approval, authorization, decision, directive, decree, rule, ruling, Order, ordinance, code or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.
“Legal Proceeding” means any lawsuit, court action, other court proceeding, action, litigation, summons, subpoena, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.
“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any Contract or undertaking and those arising as a result of any act or omission.
“Lien” means any mortgage, pledge, deed of trust, security interest, encumbrance, option, pre-emption right, lien, right of way, easement, encroachment, servitude, buy/sell agreement, charge or other similar restriction (other than, in the case of a security, any restriction on the transfer of such security arising solely under applicable securities Laws).
“Lookback Date” means July 1, 2019.
“made available to Parent” means, when used with respect to any information, document or material, that the same was: (i) publicly available on the SEC EDGAR database; or (ii) delivered to Parent or Parent’s Representatives via electronic mail or in hard copy form in the foregoing clause (i) at least two (2) Business Days prior to the date hereof.
“Marks” means, collectively, registered and unregistered trademarks, service marks, trade names, trade dress, corporate names, logos, packaging design, slogans, Internet domain names, URLs, rights to social media accounts, rights to social media handles and tags (to the extent proprietary), and other indicia of source, origin or quality, together with all goodwill associated with any of the foregoing, and registrations and applications for registration of any of the foregoing.
“Most Recent Balance Sheet” means the balance sheet of the Company as of December 31, 2020 and the footnotes thereto set forth in the Company 10-K.

“Open Source Software” means any Software that is subject to any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, the GNU General Public License (GPL), the Lesser GNU Public License (LGPL), or any “copyleft” license or any other license that requires as a condition of use, modification or distribution of such Software that such Software or other Software, combined or distributed with it, be: (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; (iii) redistributable at no charge; or (iv) licensed subject to a patent non-assert or royalty-free patent license.
“Order” means any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.
“Organizational Documents” means, with respect to any Entity, (i) if such Entity is a corporation, such Entity’s certificate or articles of incorporation, by-laws and similar organizational documents (including any certificate of designation), as amended and in effect on the date hereof, (ii) if such Entity is a limited liability company, such Entity’s certificate or articles of formation and operating agreement, and (iii) if such Entity is another type of business organization, such Entity’s similar organizational and governing documents.
“Out-of-Compliance” means any of the following: (i) any skilled nursing facility or similar type of license issued to an Owned Healthcare Facility that has been terminated or revoked; (ii) the decertification of any Owned Healthcare Facility or the Acquired Company that operates such Owned Healthcare Facility from participation under any Government Payment Program in which such Owned Healthcare Facility or Acquired Company currently participates; (iii) any denial of payment for new admissions or other admissions ban is imposed by a Governmental Entity with respect to any Owned Healthcare Facility that extends for a period of three months from the original date; (iv) the issuance by a Governmental Entity of a level “IJ” or higher survey deficiency against any Owned Healthcare Facility and which jeopardy finding has not been lifted by such Governmental Entity; (v) if in excess of two Owned Healthcare Facilities are identified as candidates for election to the Special Focus Facility Program maintained by the Centers for Medicare & Medicaid Services (the “Special Focus Facility Program”); and (vi) any Owned Healthcare Facility is added as a Special Focus Facility to the Special Focus Facility Program.
“Owned Healthcare Facilities” means the Healthcare Facilities identified on Section 1.1 of the Company Disclosure Schedule.
“Patents” means, collectively, patents, patent applications of any kind, patent rights, reissuances, continuations, continuations-in-part, revisions, divisions, extensions, and reexaminations thereof.
 “Parent Material Adverse Effect” means, with respect to Parent, any Effect that, individually or when taken together with all other Effects, does, or would reasonably be expected to, prevent or materially impair or materially delay the consummation of the Merger by Parent prior to the End Date.
“Permit” means each grant, license, franchise, permit, easement, variance, exception, exemption, waiver, consent, certificate, registration, accreditation, approval, authorization, concession, decree, confirmation, qualification or other similar authorization of any Governmental Entity.

“Permitted Liens” means (i) mechanic’s, materialmen’s, carriers’, repairers’, bankers’ and other similar Liens arising or incurred in the ordinary course of business securing obligations as to which there is no default and which are not yet due and payable or for amounts that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith, (iii) encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the Acquired Companies’ present uses or occupancy of such real property and are not incurred in connection with the borrowing of money, (iv) Liens filed pursuant to the Credit Facilities, (v) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the businesses of the Acquired Companies, (vi) matters that would be disclosed by an accurate survey or inspection of the real property that do not materially interfere with the Acquired Companies’ present uses or occupancy of such real property, (vii) any Liens arising out of retention of title provisions in a supplier’s or vendor’s standard conditions of supply in respect of goods acquired in the ordinary course of business or other unpaid vendor’s or supplier’s Liens arising in the ordinary course of business, and (viii) Liens in favor of lessors or landlords pursuant to any Lease of Leased Real Property.
“Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint stock company, syndicate, association, Entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.
“Personal Data” means data or information that alone or in combination with other data or information allows the identification of a natural Person, including name, address, telephone number, electronic mail address or other contact information, financial or credit information, social security number, IP address, device identifier, bank account number and credit card number.
“Privacy and Information Security Requirements” means all (i) applicable Laws relating to information privacy and security, (ii) all applicable and binding Laws concerning the security of any Acquired Company’s products, services and Systems, (iii) all Contracts to which any Acquired Company is a party or is otherwise bound that relate to Processing Personal Data or protecting the security or privacy of information or Systems, and (iv) posted policies of any Acquired Company relating to Personal Data or the privacy and the security of any Acquired Company’s products, services, Systems and Business Data.
“Process”, “Processed” or “Processing” means any operation or set of operations that is performed upon Personal Data or other Business Data, whether or not by automatic means and whether electronically or in any other form or medium, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Projections” means, collectively, any projections, business plan information, estimates, forecasts, budgets, pro-forma financial information or other statements communicated (orally or in writing) to or made available to Parent, Merger Sub or their respective Affiliates or Representatives of future revenues, profitability, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial component (or any component thereof) of the Company.
“Representatives” means, with respect to a Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents, and other advisors or representatives.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Software” means any computer program, operating system, application, mobile device application, firmware or software code of any nature, including all executable or object code, tools, and source code, application programming interfaces and libraries and any derivations, updates, enhancements and customization of any of the foregoing, whether in machine-readable form, programming language and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.
“Specified Open Source Software” means any Open Source Software that is subject to any license that requires that, if any Software or related product that incorporates or embeds such licensed Software is licensed, conveyed, distributed or made available to Third Parties, the proprietary source code of such Software or related product must be licensed or made available to Third Parties at no charge.
“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal Entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value.
“Superior Proposal” means a bona fide, written Acquisition Proposal (with all of the references to “20%” included in the definition of Acquisition Proposal being replaced with references to “50%”) made after the date hereof, that the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s Independent Financial Advisor and outside legal counsel, and taking into consideration all of the terms and conditions and all legal, financial, regulatory and other aspects of such Acquisition Proposal (including any break-up fees, expense reimbursement provisions, conditions to consummation and the time likely to be required to consummate such Acquisition Proposal), any financing, stockholder or regulatory approvals required in connection with such Acquisition Proposal, and the identity of the Person or group making the Acquisition Proposal: (i) would result in a transaction that is more favorable to the holders of Company Common Stock than the Transactions (taking into account any revisions to this Agreement made in writing by Parent prior to the time of determination pursuant to Section 5.2(c)) and (ii) is reasonably likely to be consummated on the terms proposed without undue delay relative to the Transactions.

“Systems” means those information technology assets, computer systems, devices, mobile devices, equipment, hardware, servers, Software, networks, telecommunications systems and related infrastructure and facilities, that are both in the possession of and used or held for use by any Acquired Company.
“Tax” means any and all federal, state, local or foreign taxes, levies, imposts, duties or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, franchise, profits, gross receipts, minimum, base-erosion anti-abuse, digital services, diverted profits, transfer, excise, property, sales, use, value-added, goods and services, ad valorem, premium, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental and other governmental taxes, including any interest, penalties and additions to tax with respect thereto.
“Tax Return” means any return, report or similar written statement required to be filed with a taxing authority with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Taxes.
“Tax Sharing Agreement” means any Tax allocation, apportionment, sharing, or indemnification agreement or arrangement, other than any agreement that is pursuant to a commercial Contract entered into in the ordinary course of business the primary purpose of which does not relate to Taxes.
“Taxing Authority” means any Governmental Entity responsible for the collection, administration, assessment or regulation of Taxes.
“Termination Fee” means $2,105,578 in all circumstances.
“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Company, Parent, Merger Sub or any Affiliates thereof.
“Third Party Service Provider” means a Third Party that provides outsourcing or other data or IT-related services for any Acquired Company, including any Third Party that any Acquired Company engages to Process Personal Data on its behalf or to develop Software on its behalf.
“Trade Secrets” means, collectively, trade secrets, confidential information, proprietary information and other information (including customer and supplier lists, customer and supplier records, pricing and cost information, reports, software development methodologies, technical information, proprietary business information, process technology, plans, drawings, blueprints, know-how, inventions and invention disclosures (whether or not patented or patentable and whether or not reduced to practice), ideas, research in progress, algorithms, data, databases, data collections, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, source code, source code documentation, testing procedures, testing results and business, financial, sales and marketing plans), in each case to the extent the foregoing constitute trade secrets under applicable trade secret Law.

“Transaction Litigation” means any Legal Proceeding (including any class action or derivative litigation) asserted, threatened in writing or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof or any of the Company’s directors or officers, in each case to the extent relating directly or indirectly to this Agreement, the Merger or any of the Transactions or disclosures of a party relating to the Transactions (including any such Legal Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Company Board or any officer of the Company).
“Transactions” means the transactions contemplated by this Agreement, including the Merger.
“Verified Residents” means, to the Knowledge of the Company, residents of the Owned Healthcare Facilities (x) with third-party payor insurance sources, (y) who are eligible to participate in Medicare or Medicaid or (z) appear to have the financial means to pay the out-of-pocket costs of occupancy at such Owned Healthcare Facility.
“WARN Act” means the United States Worker Adjustment and Retraining Notification Act of 1988, or any analogous applicable foreign, state or local Laws.
“Willful Breach” means a party’s knowing and intentional material breach of any of its representations or warranties as set forth in this Agreement, or such party’s knowing and intentional material breach of any of its covenants or other agreements set forth in this Agreement, in each case which material breach is a proximate cause of, or is a consequence of, an act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, proximately cause a breach of this Agreement.
(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Alternative Acquisition Agreement	5.2(b)
Bankruptcy and Equity Exception	3.8(b)
Book Entry Share	2.5(a)(i)
Cancelled Shares	2.5(a)(ii)
Capitalization Date	3.3(a)
Change in Circumstances	5.2(d)(i)
Change in Recommendation	5.2(b)(iv)
CIC Notice Period	5.2(d)(iii)
Clearance Date	5.3(a)
Closing	2.3
Closing Date	2.3

Company	Preamble
Company Board	Recitals
Company Board Recommendation	3.16
Company Confidential Information	3.6(l)
Company Common Stock	Recitals
Company Copyrights	3.6(a)
Company Marks	3.6(a)
Company Option Consideration	2.7(a)
Company Restricted Stock Award Consideration	2.7(c)
Company RSU Award Consideration	2.7(b)
Company SEC Documents	3.4(a)
Company Securities	3.3(d)
Company Stock Appreciation Right Consideration	2.7(d)
Company Stock Certificate	2.5(a)(i)
Company Stockholder Approval	3.16
Company Subsidiary Securities	3.3(d)
Continuing Employee	5.7(a)
Current Premium	5.8(a)
Delaware Courts	8.5
DGCL	Recitals
Effective Time	2.3
End Date	7.1(b)
Exchange Fund	2.6(a)
Go Shop Period	5.2(a)
Government Payment Programs	3.21(b)
Guarantors	Recitals
Indemnified Party	3.8(a)(xii)
Lease	3.7(b)
Lease Documents	3.7(b)
Leased Real Property	3.7(b)
Material Contract	3.8(b)
Merger	Recitals
Merger Consideration	2.5(a)(i)
Merger Sub	Preamble
Misuse	3.6(r)
Notice Period	5.2(c)(iv)
Owned Real Property	3.7(c)
Parent	Preamble
Parent Guarantee	Recitals
Parent Termination Fee	7.3 (c)
Parent Welfare Plan	5.7(c)
Paying Agent	2.6(a)
Proxy Statement	5.3(a)
Real Property	3.7(c)
Special Focus Facility Program	1.1
Stockholders Meeting	5.3(c)
Superior Proposal Notice	5.2(c)(iii)
Surviving Corporation	Recitals
Voting Agreement	Recitals

Section 1.2   Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Parts, Exhibits and Schedules are to Articles, Sections, Parts, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to “$” and “dollars” are to the currency of the United States. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP as applied by the Company. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the time zone where such thing, occurrence or event shall take place.
ARTICLE 2
THE MERGER; EFFECTIVE TIME
Section 2.1   The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will survive the Merger as the Surviving Corporation.
Section 2.2   Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

Section 2.3   Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place remotely via the electronic exchange of documents at 8:00 a.m. local time as soon as practicable following the satisfaction or, to the extent permitted by applicable Law, the waiver of the conditions set forth in Article 6 by the parties entitled thereto, but in any event no later than the second (2nd) Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place or time or on such other date as Parent and the Company may mutually agree in writing (the date on which the Closing occurs, the “Closing Date”). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company and, as soon as practicable on the Closing Date, delivered to the Secretary of State of the State of Delaware by the Company and Merger Sub for filing. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the parties hereto and specified in the certificate of merger (such date and time, the “Effective Time”). From and after the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges, immunities, licenses, franchises and authority and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and the Merger Sub, all as provided in the DGCL and subject to the terms of this Agreement.
Section 2.4   Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Effective Time:
(a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety as of the Effective Time to be substantially  in the form of the certificate of incorporation of Merger Sub (except with respect to the name of the Surviving Corporation, which from and after the Effective Time shall be the name of the Company);
(b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to be substantially  in the form of the bylaws of Merger Sub (except with respect to the name of the Surviving Corporation, which from and after the Effective Time shall be the name of the Company); and
(c) the parties hereto shall take all requisite action such that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.
Section 2.5   Conversion of Company Common Stock.
(a) Subject to Section 2.9, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company Common Stock:
(i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Appraisal Shares) shall be automatically cancelled and converted into the right to receive an amount in cash equal to $10.10 per share of Company Common Stock without interest thereon (the “Merger Consideration”). At the Effective Time, all of the shares of Company Common Stock shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each certificate formerly representing any of such shares (a “Company Stock Certificate”) and each non-certificated share represented by book entry (a “Book Entry Share”), as the case may be, shall thereafter represent only the right to receive the Merger Consideration, net of applicable withholding Taxes and without interest, to be paid upon surrender of such Company Stock Certificate or Book Entry Share in accordance with Section 2.6.

(ii) Each share of Company Common Stock that is owned by the Company as treasury stock or otherwise and each share of Company Common Stock owned by Parent or Merger Sub shall be cancelled and retired and cease to exist, and no payment or distribution shall be made with respect thereto (such shares, the “Cancelled Shares”).
(iii) At the Effective Time, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one share of common stock, par value $0.001 per share, of the Surviving Corporation.
(b) Without duplication of the effects of Section 2.5(a), if, between the date hereof and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the amount of cash into which each share of Company Common Stock is converted in the Merger shall be adjusted to the extent appropriate.
Section 2.6    Payment for Company Common Stock.
(a) Prior to the Effective Time, Parent shall appoint a nationally recognized financial institution selected by Parent with the Company’s prior written approval to act as paying agent for payment of the Merger Consideration in exchange for the Company Stock Certificates and Book Entry Shares in connection with the Merger (the “Paying Agent”). On the Closing Date, Parent shall deposit, or shall cause to be deposited, with the Paying Agent, cash amounts sufficient to enable the Paying Agent to make payment of the Merger Consideration pursuant to Section 2.5 to holders of Company Common Stock outstanding immediately prior to the Effective Time (such cash being hereinafter referred to as the “Exchange Fund”).
(b) Within two (2) Business Days after the Effective Time, Parent shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of Company Common Stock (other than Cancelled Shares) described in Section 2.5 a form of letter of transmittal (mutually approved by Parent and the Company), a notice advising such holder of the effectiveness of the Merger, and instructions for use in effecting the surrender of Company Stock Certificates or Book Entry Shares previously representing such Company Common Stock in exchange for payment of the Merger Consideration therefor. Parent shall ensure that, upon surrender to the Paying Agent of each such Company Stock Certificate or Book Entry Share (or affidavits of loss in lieu of the Company Stock Certificate pursuant to Section 2.11), together with a properly executed letter of transmittal and such other documents as may reasonably be required by the Paying Agent or pursuant to such instructions, the holder of such Company Stock Certificate or Book Entry Share (or, under the circumstances described in Section 2.6(d), the transferee of the Company Common Stock previously represented by such Company Stock Certificate or Book Entry Share) shall as promptly as practicable receive in exchange therefor the amount of cash to which such holder (or transferee) is entitled pursuant to Section 2.5. Exchange of any Book Entry Shares shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry. Any Company Stock Certificate or Book Entry Share that has been so surrendered shall be cancelled by the Paying Agent. Until so surrendered or transferred, as the case may be, and subject to the terms of Section 2.9, each such Company Stock Certificate or Book Entry Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or shall accrue on the cash payable upon the surrender or transfer of any Company Stock Certificate or Book Entry Shares.

(c) On or after the first anniversary of the Effective Time, Parent shall be entitled to cause the Paying Agent to deliver to Parent any portion of the Exchange Fund or other funds made available by Parent to the Paying Agent which have not been disbursed to holders of Company Stock Certificates or Book Entry Shares in accordance with this Section 2.6, and thereafter such holders shall be entitled to look solely to Parent with respect to the cash amounts payable upon surrender of their Company Stock Certificates or Book Entry Shares. None of the Paying Agent, Parent or the Surviving Corporation shall be liable to any holder of a Company Stock Certificate or Book Entry Share for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat Law.
(d) In the event of a transfer of ownership of Company Common Stock (other than Appraisal Shares) that is not registered in the transfer records of the Company, or otherwise with respect to any letter of transmittal submitted by a Person other than the Person in whose name the surrendered Company Stock Certificate or the transferred Book Entry Share is registered, payment may be made with respect to such Company Common Stock to a transferee of such Company Common Stock if (i) the Company Stock Certificate (if applicable) previously representing such Company Common Stock shall be properly endorsed or shall otherwise be in proper form for transfer or such Book Entry Share shall be properly transferred in accordance with the applicable procedures for such transfer and to the reasonable satisfaction of the Paying Agent, as the case may be, (ii) the applicable Company Stock Certificate or, if applicable, Book Entry Share, is presented to the Paying Agent, accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and (iii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Company Stock Certificate or Book Entry Share or establish to the satisfaction of the Paying Agent and Parent that such Tax has been paid or is not payable.
(e) At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate, which shares were outstanding immediately prior to the Effective Time and converted into the right to receive the Merger Consideration, in accordance with this Section 2.6, is presented to the Paying Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be cancelled and shall be exchanged as provided in this Section 2.6.

(f) Parent shall bear and pay all charges and expenses, including those of the Paying Agent, incurred in connection with the payment for Company Common Stock.
(g) The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent at its sole discretion, provided, that such investment shall be in (i) obligations of, or guaranteed by, the United States of America, (ii) in commercial paper obligations of issuers organized under the Law of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, or (iii) in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10 billion, or in mutual funds investing in such assets. Any interest and other income resulting from such investment shall be paid to Parent. In no event, however, shall such investment or any such payment of interest or income delay the receipt by former holders of Company Common Stock of the applicable Merger Consideration or otherwise impair such holders’ rights hereunder. To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason to an aggregate amount that is insufficient to enable the Paying Agent to promptly pay the applicable Merger Consideration in full to all holders of Company Stock Certificates or Book Entry Shares (other than Cancelled Shares or Appraisal Shares), Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all such payments in full.
(h) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.6(a) to pay for Appraisal Shares shall be returned to Parent or one of its Affiliates upon written demand by Parent or any of its Affiliates.
Section 2.7    Company Compensatory Awards.
(a) Each Company Option or portion thereof that is outstanding (whether or not vested) immediately prior to the Effective Time (including, for the avoidance of doubt, all Company Options held by members of the Company Board who are not also employees of the Company as of the date hereof) shall, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such Company Option shall receive an amount (such amount, the “Company Option Consideration”) in cash equal to, subject to applicable Tax withholding, the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock underlying such Company Option, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Option. Notwithstanding anything in this Section 2.7(a) to the contrary, any Company Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration.
(b) Each Company RSU Award that is outstanding (whether or not vested) immediately prior to the Effective Time (including, for the avoidance of doubt, all Company RSU Awards held by members of the Company Board who are not also employees of the Company as of the date hereof) shall, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such Company RSU Award shall receive an amount (such amount, the “Company RSU Award Consideration”) in cash equal to, subject to applicable Tax withholding, the Merger Consideration in respect of each share of Company Common Stock subject to such Company RSU Award.

(c) Each Company Restricted Stock Award that is outstanding (whether or not vested) immediately prior to the Effective Time (including, for the avoidance of doubt, all Company Restricted Stock Awards held by members of the Company Board who are not also employees of the Company as of the date hereof) shall, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such Company Restricted Stock Award shall receive an amount (such amount, the “Company Restricted Stock Award Consideration”) in cash equal to, subject to applicable Tax withholding, the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Stock Award.
(d) Each Company Stock Appreciation Right that is outstanding and unexercised immediately prior to the Effective Time (including, for the avoidance of doubt, all Company Stock Appreciation Rights held by members of the Company Board who are not also employees of the Company as of the date hereof) and has an exercise price per share of Company Common Stock that is less than the Merger Consideration shall be cancelled effective as of the Effective Time and converted in to the right to receive, following the Effective Time, an amount (such amount, the “Company Stock Appreciation Right Consideration”) in cash equal to, subject to applicable Tax withholding, the product of (i) the amount by which the Merger Consideration exceeds the applicable exercise price per share of Company Common Stock of such Company Stock Appreciation Right, and (ii) the aggregate number of shares of Company Common Stock subject to such Company Stock Appreciation Right. Each Company Stock Appreciation Right that is outstanding and unexercised as of the Effective Time and has an exercise price per share of Company Common Stock that is greater than the Merger Consideration shall be cancelled effective as of the Effective Time without the payment of consideration.
(e) The Surviving Corporation or Parent, or an Affiliate thereof, as applicable, shall pay the holders of Company Compensatory Awards the cash payments described in Section 2.7(a), Section 2.7(b), Section 2.7(c) and Section 2.7(d) as soon as reasonably practicable after the Closing Date, but in any event no later than the first regular payroll date of the Surviving Corporation or Parent, or an Affiliate thereof, as applicable, that is at least 10 Business Days following the Closing Date or such calendar quarter, as the case may be. Any payments made pursuant to this Section 2.7(d) shall be made by a payroll payment and subject to applicable withholding of Taxes, except that, if any such payment cannot be made through the payroll system or payroll provider of the Surviving Corporation or Parent, or an Affiliate thereof, as applicable, then the Surviving Corporation or Parent, or such Affiliate, as applicable, will issue a check for such payment to such holder (less applicable withholding Taxes). Notwithstanding any other provision of this Section 2.7 or otherwise in this Agreement to the contrary, the provisions of this Section 2.7 requiring the payment of consideration to the holders of interests referred to in subparagraphs (a) through (e), inclusive, shall only apply with respect to interests that are not included in the determination of outstanding shares immediately prior to the Effective Time and shall not apply  to any such interests which are entitled to the Merger Consideration pursuant to the provisions of Section 2.5 hereof.

(f) Prior to the Effective Time, the Company Board or any authorized committee thereof shall adopt such resolutions as may reasonably be appropriate or required in its discretion to effectuate the actions contemplated by this Section 2.7.
Section 2.8    Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any payment to be made to any Person pursuant to this Agreement any amount that Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as applicable, reasonably determines to be required to be deducted and withheld under any applicable Tax Law. Parent, Merger Sub, the Surviving Corporation, or the Paying Agent, as applicable, will remit any such withheld amounts to the applicable Taxing Authority. Any amount so deducted and withheld by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such amount was deducted and withheld.
Section 2.9    Appraisal Rights.
(a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock that constitute Appraisal Shares shall not be converted into the right to receive the Merger Consideration and each holder of Appraisal Shares shall be entitled only to receive such consideration as is determined to be due with respect to such Appraisal Shares pursuant to Section 262 of the DGCL. From and after the Effective Time, a holder of Appraisal Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Appraisal Shares shall fail to perfect or shall otherwise waive, withdraw or lose such holder’s right to appraisal under Section 262 of the DGCL, then (i) the right of such holder to be paid such consideration as is determined to be due pursuant to Section 262 of the DGCL shall cease, and (ii) such Appraisal Shares shall be deemed to have been converted as of the Effective Time into and have become exchangeable only for the right to receive (upon the surrender of the Company Stock Certificates or Book Entry Shares previously representing such Appraisal Shares) the Merger Consideration, without interest and reduced by the amount of any withholding that is required under applicable Tax Law, in accordance with Section 2.5.
(b) The Company shall give Parent (i) written notice within 24 hours of any demand by any stockholder of the Company for appraisal of such stockholder’s Company Common Stock pursuant to Section 262 of the DGCL, any written waiver or withdrawal of any such demand, and any other demand, notice or instrument delivered to the Company prior to the Effective Time that relates to such demand, and (ii) the opportunity to participate in, and direct all negotiations and proceedings with respect to any such demand. The Company shall not make any payment with respect to any demands for appraisal or settle any such demands for appraisal without the prior written consent of Parent.
Section 2.10    Further Action. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation and Parent shall (in the name of Merger Sub, in the name of the Company or otherwise) take such action.

Section 2.11    Lost Company Stock Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable and customary amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Company Stock Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Merger Consideration, without any interest thereon.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (x) as disclosed in the Company Disclosure Schedule (it being acknowledged and agreed that disclosure of any item in any Section or sub Section of the Company Disclosure Schedule shall be deemed disclosed with respect to any other Section or sub Section of the Company Disclosure Schedule to the extent that the relevance of any disclosed event, item or occurrence in the Company Disclosure Schedule to such other Section or sub Section is reasonably apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), and (y) as set forth in the Company SEC Documents filed with or furnished to the SEC and publicly available prior to the date of this Agreement, and to the extent it is reasonably apparent on its face that any such disclosure set forth in such Company SEC Documents would qualify the representations and warranties contained herein, the Company represents and warrants to each of Parent and Merger Sub as follows:
Section 3.1    Due Organization and Good Standing; Subsidiaries.
(a) Each of the Acquired Companies (i) is a corporation or other Entity that is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of its jurisdiction of incorporation or organization, as applicable, (ii) has full corporate (or, in the case of any Subsidiary that is not a corporation, other) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clause (iii), where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole.
(b) All Company Subsidiary Securities issued by each such Subsidiary that are outstanding are owned by the Company or one of the Company’s other Subsidiaries (and the name of such owner Entity is indicated in Section 3.1(b) of the Company Disclosure Schedule). Except as set forth on Section 3.1(b) of the Company Disclosure Schedule, none of the Acquired Companies owns any capital stock of, or any equity interest of, or any equity interest of any nature in, any other Entity, other than in the Acquired Companies.
(c) Notwithstanding anything in this Agreement to the contrary and notwithstanding anything set forth in the Company Disclosure Schedule, no Acquired Company has filed for bankruptcy or filed for reorganization under U.S. federal bankruptcy Law or similar state or foreign Law, become insolvent or become subject to conservatorship or receivership.

Section 3.2     Organizational Documents. The Company is not in violation of any of the provisions of the Company Certificate of Incorporation or the Company Bylaws and will not be in violation of any of the provisions of the Company Certificate of Incorporation or Company Bylaws, as the Company Certificate of Incorporation and the Company Bylaws may be amended (subject to Section 5.1(a)) between the date hereof and the Closing Date.

Section 3.3    Capitalization.
(a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.10 per share. As of the close of business on August 24, 2021 (the “Capitalization Date”): (i) 6,949,104  shares of Company Common Stock were issued and outstanding and such number of outstanding shares includes, without limitation, shares identified as outstanding in Section 3.3(e);  (ii) no shares of preferred stock of the Company were issued or outstanding; (iii) 65,000  shares of Company Common Stock were subject to issuance pursuant to outstanding Company Options and outstanding Company Stock Appreciation Rights and the expiration date and the exercise price for each such Company Option and Company Stock Appreciation Right are provided in Schedule 3.3(e) of the Company Disclosure Schedule (all of identified Company Options and Company Stock Appreciation Rights are currently exercisable); (iv) as indicated in Schedule 3.3(e) of the Company Disclosure Schedule 66,142 shares of Company Common Stock were subject to issuance pursuant to currently unvested Company RSU Awards; (v) 231,800  shares of Company Common Stock were held by the Company as treasury shares; and (vi) an aggregate of 145,111  shares of Company Common Stock were available for issuance under the ESPP, of which a maximum of 0 shares of Company Common Stock may become issuable pursuant to the offering period in effect as of the date hereof, assuming a per share purchase price based upon the closing price as of the first day of such offering period. All of the outstanding Company Common Stock have been, and all shares that may be issued pursuant to any Company Benefit Plan or Company Security will be, when issued in accordance with the respective terms thereof and in compliance with the terms of this Agreement, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. There are no Company Securities owned or held by any Subsidiary of the Company.
(b) Except as set forth in the Company’s Certificate of Incorporation: (i) none of the outstanding Company Common Stock is entitled to or subject to any preemptive right, right of repurchase, right of participation or any similar right; (ii) none of the outstanding Company Common Stock is subject to any right of first refusal in favor of any of the Acquired Companies; and (iii) there is no Contract to which any of the Acquired Companies is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Company Security or any Company Subsidiary Security. None of the Acquired Companies is under any obligation, nor is any of the Acquired Companies bound by any contract pursuant to which it will become obligated, to repurchase, redeem or otherwise acquire any outstanding Company Securities or Company Subsidiary Securities.

(c) There are no bonds, debentures, notes or other Indebtedness of the Acquired Companies issued and outstanding having the right to vote (or convertible or exercisable or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote.
(d) Except as set forth in this Section 3.3, as of the Capitalization Date, there were no outstanding (i) shares of capital stock or other voting securities of, or ownership interests in, any Acquired Company, (ii) security, instrument, bond, debenture or note that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Acquired Company, (iii) subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire from any Acquired Company, or other obligations of any Acquired Company to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Acquired Company or (iv) restricted stock unit, restricted share, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right, contingent value rights, “phantom” stock or similar securities or any other right that is linked to, or the value of which is based on or derived from, or provide economic benefits based on, directly or indirectly, the value or price of any shares of capital stock of any Acquired Company (the items in clauses (i) through (iv), (x) to the extent relating to the Company, collectively, the “Company Securities” and (y) to the extent relating to any Subsidiary of the Company, collectively, the “Company Subsidiary Securities”).
(e) Section 3.3(e) of the Company Disclosure Schedule contains a true, complete and accurate list, as of the Capitalization Date, of each outstanding Company Compensatory Award, including (i) the name of the holder of such Company Compensatory Award, (ii) the number of shares of Company Common Stock subject to such Company Compensatory Award and (iii) where applicable, the exercise price and/or grant price of such Company Compensatory Award. Each Company Compensatory Award has been granted in compliance in all material respects with all applicable securities Laws or exemptions therefrom and all requirements set forth in the applicable Company Benefit Plan and applicable award agreements. The treatment of the Company Compensatory Awards under this Agreement does not violate the terms of the applicable Company Benefit Plans or any Contract governing the terms of such Company Compensatory Awards. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued any Company Securities, except upon the exercise of the Company Options or vesting of Company RSU Awards, in each case outstanding as of the close of business on the Capitalization Date and as disclosed in Section 3.3(e) of the Company Disclosure Schedule. Each Company RSU Award is exempt from Section 409A of the Code as a short-term deferral within the meaning of Section 1.409A-1(b)(4) of the Treasury Regulations. All Company RSU Awards, if any, which vested prior to the date hereof, are included in the outstanding shares of Company Common Stock referred to in Section 3.3(a). All unrescinded Company Restricted Stock Awards, whether vested or unvested, are included in the outstanding shares of Company Stock referred to in Section 3.3(a).  Any rescinded Company Compensatory Award is not an outstanding Company Compensatory Award.
(f) There is no stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any Acquired Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(g) All dividends or distributions declared, made or paid by the Subsidiaries of the Company have been declared, made or paid in accordance with the applicable Subsidiary’s Organizational Documents, all applicable Law and any agreements or arrangements made with any Third Party regulating the payment of dividends and distributions. No Company Subsidiary Securities have been issued and no transfer of any such Company Subsidiary Securities has been registered (where applicable), except in accordance with all applicable Laws and the Organizational Documents of the relevant Subsidiary of the Company, and all such transfers have been duly stamped (where applicable).
Section 3.4    SEC Filings; Financial Statements.
(a) All reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by the Company with, or that were otherwise furnished by the Company to, the SEC since the Lookback Date (the “Company SEC Documents”) have been filed with or furnished to the SEC on a timely basis. As of the time it was filed with or furnished to the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing): (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Company SEC Documents contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is, or at any time has been, required to file any reports, schedules, forms, statements or other documents with the SEC or similar foreign Governmental Entity.
(b) The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company. The books and records of the Acquired Companies have been, and are being, maintained in all material respects in accordance with GAAP.
(c) The Acquired Companies have established and maintain disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the 1934 Act) as required by Rule 13a-15 under the 1934 Act. Such disclosure controls and procedures are designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective to ensure that information required to be disclosed in our filings under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(d) The Acquired Companies have established and maintain a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a role in internal controls.
(e) None of the Acquired Companies has effected, entered into or created any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such transaction or arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, the Acquired Companies in its published financial statements or other Company SEC Documents.
(f) There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents.
(g) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct as of their respective dates.
(h) None of the Acquired Companies has any Liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except for: (i) Liabilities disclosed in the financial statements (including any related notes) contained in the Company SEC Documents; (ii) Liabilities incurred in the ordinary course of business since the date of the Most Recent Balance Sheet; (iii) Liabilities to perform under Contracts entered into by the Acquired Companies and disclosed in the Company Disclosure Schedule or the Company SEC Documents; (iv) Liabilities that are not and would not reasonably be expected to have a Company Material Adverse Effect; and (v) Liabilities and obligations incurred in connection with the Transactions.

Section 3.5    Absence of Certain Changes.
(a) Since December 30, 2020 through the date hereof, (i) the Acquired Companies have conducted their businesses in all material respects in the ordinary course of business consistent with past practice and (ii) there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect.
(b) Since the date of the Most Recent Balance Sheet through the date hereof, there has not been any action taken by any Acquired Company that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of any of the clauses of Section 5.1.
Section 3.6    Intellectual Property; IT Systems; Data Privacy.
(a) Section 3.6(a) of the Company Disclosure Schedule contains a complete and accurate list of all registered and applied-for Marks owned or purported to be owned by any Acquired Company (“Company Marks”) and registered Copyrights owned or purported to be owned by any Acquired Company (“Company Copyrights”), in each case including, to the extent applicable, the record owner, the date of filing, issuance or registration, the filing, issuance or registration number and the name of the body where the filing, issuance or registration was made.  The Company does not own or purport to own any Patents.
(b) The applicable Acquired Company exclusively owns such Acquired Company’s Company Intellectual Property, free and clear of all Liens (other than Permitted Liens).
(c) Each Acquired Company exclusively owns, or has valid and enforceable rights to use pursuant to a written Contract, all Intellectual Property used or held for use by such Acquired Company, and all Intellectual Property necessary and sufficient to operate its respective business as currently conducted.
(d) The Company Intellectual Property and Intellectual Property licensed to the Acquired Companies constitutes all Intellectual Property material to the businesses of the Acquired Companies as currently conducted.
(e) All Company Marks and Company Copyrights that have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency of a Governmental Entity anywhere in the world, have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and, to the Knowledge of the Company, are valid and enforceable.
(f) None of the Company Marks and Company Copyrights that have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world is subject to any maintenance fees or actions necessary to maintain such registration or application falling due within 90 days after the Closing Date.
(g) To the Company’s Knowledge, there are no pending or threatened claims, Legal Proceedings or disputes before any Governmental Entity, or by any Third Party, against any Acquired Company alleging that any of the Acquired Companies is infringing, misappropriating, diluting, or otherwise violating any Intellectual Property of any Person, or challenging the ownership, validity, or enforceability of any Company Intellectual Property.

(h) To the Company’s Knowledge, none of the Company Intellectual Property is being infringed, misappropriated, diluted, or otherwise violated by any Person. There are no pending claims before any Governmental Entity that have been brought by any Acquired Company against any Person alleging infringement of any Company Intellectual Property of such Acquired Company.
(i) To the Company’s Knowledge, the Company Intellectual Property, and exercise of rights therein, or the operation of the business of the Acquired Companies as currently conducted, do not infringe, misappropriate, violate, or otherwise conflict with the rights of any Person in or to any Intellectual Property of any Person.
(j) All employees and consultants who contributed to the development of any of the Company Intellectual Property did so either (A) within the scope of his or her employment such that, subject to and in accordance with applicable Law, all such Company Intellectual Property arising therefrom became the exclusive property of the applicable Acquired Company or (B) pursuant to written agreements assigning, subject to applicable Law, all such Company Intellectual Property rights arising from his or her employment or engagement to the applicable Acquired Company free and clear of all Liens (other than Permitted Liens) and, to the Knowledge of the Company, no breach of such agreements by any other party thereto has occurred or been threatened.
(k) The execution, delivery and performance of this Agreement and the consummation of the Transactions do not and will not (i) conflict, alter, impair or adversely affect any of the rights of the Acquired Companies in or to any Company Intellectual Property or other Intellectual Property used or held for use in the business of the Acquired Companies, or the validity, enforceability, use, right to use, ownership, priority, duration, scope, or effectiveness of any Company Intellectual Property or other Intellectual Property used or held for use in the business of the Acquired Companies, (ii) trigger any additional payment obligations with respect to any Company Intellectual Property or other Intellectual Property used or held for use in the business of the Acquired Companies that would not have been due had the Transactions not been consummated, or (iii) result in or require the grant to any Person of any access or right to any Company Intellectual Property or other Intellectual Property used or held for use in the business of the Acquired Companies.

(l) Each Acquired Company has taken commercially reasonable security measures and other commercially reasonable steps to protect the confidentiality and value of all Trade Secrets owned or purported to be owned by such Acquired Company and to otherwise maintain and to protect the confidentiality of its Business Data and all other confidential data and information and all other Company Intellectual Property and other Intellectual Property used or held for use in the business of such Acquired Company that is, or is intended to be, confidential (including any Third Party’s confidential information disclosed to an Acquired Company subject to written confidentiality obligations) (collectively, the “Company Confidential Information”). Without limiting the generality of the foregoing, the Acquired Companies have caused all employees and other Persons who currently have or have previously had access to any material Company Confidential Information to execute a written Contract that includes confidentiality and restriction on use terms. To the Knowledge of the Company, (i) no employee or other Person has disclosed any material Company Confidential Information in violation of such confidentiality obligations to any Acquired Company, (ii) no inadvertent or unauthorized access to or use or disclosure of any material Company Confidential Information has occurred, and (iii) no event has occurred, and no circumstance or condition exists, to the Company’s Knowledge, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will this Agreement or the Transactions, result in the delivery, license, disclosure or release, or a requirement for the delivery, license, disclosure or release, of Company Confidential Information by any Acquired Company or any Person.
(m) Each Acquired Company is in compliance in all material respects with the terms and conditions of all licenses for the Open Source Software used by such Acquired Company in any way (the term “use” with respect to Open Source Software includes modification or distribution by the Company). No Company Intellectual Property or Company Software is, or has become, subject, in whole or in part, to any terms of any Open Source Software license through use, combination, linking, or compilation with Open Source Software or otherwise. No Acquired Company has incorporated or embedded any Specified Open Source Software into any Company Software in a way that the proprietary source code of such Company Software must be licensed or made available to Third Parties at no charge.
(n) Each Acquired Company exclusively owns, or has valid and enforceable rights to use pursuant to a written Contract, all Business Data Processed by such Acquired Company, and all Business Data necessary and sufficient to operate its respective business as currently conducted.
(o) In all material respects, no facts or circumstances exist to suggest that the Acquired Companies do not have full right and authority to transfer to Parent all Business Data in the possession of the Acquired Companies or that the execution of this Agreement and the consummation of the Transactions requires any Acquired Company to seek any consent from any employee, customer, supplier, service provider or other Person in connection with the transfer of any Business Data. The execution of this Agreement and the consummation of the Transactions will not impose any restrictions upon the Acquired Companies’ or Parent’s ability to Process such Business Data in the manner that the Acquired Companies Processed such or similar Business Data prior to the Closing.
(p) The Business Data and any databases, data packages and organized or structured collections of data that are in use for the Business Data are in good operating condition and are useable in the ordinary course of the business of the Acquired Companies as such business is currently conducted. Immediately following the consummation of the Transactions, such databases, data packages and organized or structured collections of data will have at least the same data, content, information and functionality as of the date hereof, subject to changes to the data, content or information made in the ordinary course of business consistent with past practice.

(q) The Acquired Companies are, and since the Lookback Date have been, in compliance in all material respects with the Privacy and Information Security Requirements, and the Acquired Companies have implemented and maintain policies and procedures to ensure compliance with the Privacy and Information Security Requirements. To the Knowledge of the Company, with respect solely to their provision of services to the Acquired Companies, the Acquired Companies’ Third Party Service Providers have, since the Lookback Date, complied in all material respects with applicable Laws relating to information privacy and security.
(r) The Acquired Companies maintain commercially reasonable safeguards to protect Personal Data and other Business Data against loss, damage or theft or other unauthorized access, use, modification or other misuse (“Misuse”) and to ensure the continued, uninterrupted and error-free operation of its products, services and Systems.
(s) The Systems are adequate for, and operate and perform as required in connection with, the operation of the Acquired Companies’ businesses as currently conducted. Each Acquired Company has valid written Contracts in place with respect to the Systems it licenses, leases or otherwise uses or holds for use in its business. Each Acquired Company has taken commercially reasonable steps to provide for the back-up and recovery of data and commercially reasonable disaster recovery procedures and, as applicable, has taken commercially reasonable steps to implement such plans and procedures. To the Company’s Knowledge, the Systems do not contain any “virus,” “spyware,” “malware,” “worm,” “Trojan horse” (as such terms are commonly understood in the software industry), disabling codes or instructions, or other similar code or Software routines or components that are designed or intended to maliciously (i) delete, disable, interfere with, perform unauthorized modifications to, or provide unauthorized access to any Software, system, network, or other device or (ii) damage or destroy data or files.
Section 3.7    Title to Assets; Real Property.
(a) Except as set forth on Section 3.7(a) of the Company Disclosure Schedule, the Acquired Companies have good title to, or in the case of assets purported to be leased by the Acquired Companies, lease and have good and valid leasehold interest in, each of the material tangible and real property assets reflected as owned or leased by the Acquired Companies on the Most Recent Balance Sheet (except for tangible assets sold or disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet and except for tangible assets being leased to the Acquired Companies with respect to which the lease has expired since such date) free of any Liens (other than Permitted Liens).

(b) Section 3.7(b) of the Company Disclosure Schedule sets forth a true, complete and correct list (by address, date and parties thereto) of all leases, licenses and occupancy rights, including all amendments, modifications and agreements related thereto and an accurate description of each oral lease (each, a “Lease”) of real property (such real property, the “Leased Real Property”) pursuant to which any of the Acquired Companies is a tenant as of the date of this Agreement and all guarantees, pledge agreements, and security agreements, including all amendments thereto, pursuant to which any of the Acquired Companies guaranty or secure the obligations of such tenants under the Leases (together with the Leases, collectively, the “Lease Documents”). Each Lease Document is valid and binding and in full force and effect on the Acquired Company party thereto, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Each of the Acquired Companies and, to the Company’s Knowledge, each of the other parties thereto, has performed in all material respects all obligations required to be performed by it under each Lease Document, and the Acquired Companies have no present expectation or intention of not fully performing on a timely basis all obligations required to be performed by such Acquired Company under such Lease Document, whether as a result of COVID-19 or otherwise, and none of the Acquired Companies nor, to the Knowledge of the Company, any other party to such Lease Document is in breach or default under such Lease Document, nor has any event occurred nor any circumstance exist, which, with the passage of time, delivery of notice or both, would constitute a breach or default or permit the termination, modification, or acceleration of rent under any Lease Document, by any of the Acquired Companies or, to the Knowledge of the Company, any other party to such Lease Document. Except as set forth on Section 3.7(b) of the Company Disclosure Schedule, there are no written or oral subleases, assignments, concessions or other Contracts granting to any Person other than the relevant Acquired Company the right to use or occupy any Leased Real Property, and there is no Person, other than the applicable Acquired Company, in possession of any of the Leased Real Property.  The Transactions and the documents to be delivered at or before Closing do not require the consent of any other party relating to the Leased Real Property, including from landlords under a Lease Document, whether as a deemed “assignment” or otherwise, will not result in a breach of or default under any Lease Document, will not give rise to any termination or recapture rights, and will not otherwise cause such Lease Document to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing. There are no disputes with respect to Leased Real Property or proceedings by the relevant Acquired Company against a lessor under a Lease Document alleging such lessor is in default or committed a breach under such Lease Document. No security deposit or portion thereof deposited with respect to any Leases has been applied which has not been re-deposited in full, and Section 3.7(b) of the Company Disclosure Schedule sets forth as of the date hereof the balance of all such Lease security deposits.
(c) Section 3.7(c) of the Company Disclosure Schedule sets forth a true, complete and correct list of all real property and interests in real property owned in fee by any of the Acquired Companies (the “Owned Real Property” and together with the Leased Real Property, the “Real Property”) setting forth the address and owner of each parcel of Owned Real Property.  Except as set forth on Section 3.7(c) of the Company Disclosure Schedule, each of the Acquired Companies has, and on the Closing Date will have, good and marketable fee simple title to the Owned Real Property, free and clear of any Liens (other than Permitted Liens). None of the Acquired Companies is party to any Contract to purchase any real property or interest therein or sell or lease any Owned Real Property or portion or interest therein in favor of any Person other than one of the Acquired Companies. There are no outstanding options or rights of first refusal to purchase any parcel of Owned Real Property, or any portion or interest therein, in favor of any Person other than one of the Acquired Companies.

(d) There are no condemnation, expropriation or other proceedings in eminent domain or zoning, building code or other moratorium proceeding pending or, to the Company’s Knowledge, threatened, affecting all or any portion of the Real Property. There have been no special assessments filed or, to the Knowledge of the Company, proposed against the Real Property or any portion thereof. The applicable Acquired Company’s possession and quiet enjoyment of the Real Property has not been disturbed. No Acquired Company has received any written notice from any Governmental Entity alleging a violation of any Laws or restrictive covenants with respect to any of the Real Property or the relevant Acquired Company’s use thereof. To the Company’s Knowledge, the current use of any Real Property by the applicable Acquired Company is not in material violation of any Laws or restrictive covenants. To the Knowledge of the Company, there are no pending Legal Proceedings initiated by or on behalf of any Acquired Company to change or redefine the zoning classification of all or any portion of any Real Property, and no Acquired Company has received written notice of any such Legal Proceeding.
(e) The Real Property comprises all of the real property used in the business and operations of the Acquired Companies and all of the real property necessary and sufficient for the conduct of the Acquired Companies’ businesses as currently conducted. None of the Real Property has been damaged or destroyed by fire or other casualty that has not been restored. All of the Real Properties have legal access and are supplied with utilities necessary for the operation thereof as the same are currently operated or currently proposed to be operated, in each case, to the extent necessary for the conduct of the Acquired Companies’ business. The buildings and other improvements constituting the Real Property are in good condition and repair (ordinary wear and tear excepted) and in compliance with applicable Laws in all material respects and are fit for use in the ordinary course of business as the same are currently operated.
Section 3.8    Material Contracts.
(a) Section 3.8(a) of the Company Disclosure Schedule sets forth a true, complete and accurate list, as of the date hereof, of each Contract to which any Acquired Company is a party or by which an Acquired Company is, or any of its properties or assets are, bound (except for this Agreement and the other agreements entered into in connection with the Transactions) and which:
(i) materially restricts the ability of any Acquired Company to engage in any business or compete in any business or with any Person or operate in any geographic area;
(ii) other than with respect to (A) any partnership that is wholly owned by any Acquired Company or (B) any ordinary-course reseller relationship, is a joint venture, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, joint venture or other similar arrangement;
(iii) is an agreement or indenture relating to Indebtedness relating to any Acquired Company for an amount in excess of $5,000,000, any guarantees thereof or the granting of Liens over the property or assets of any Acquired Company;
(iv) prohibits the payment of dividends or distributions in respect of the capital stock of any Acquired Company or prohibits the pledging of the capital stock of any Acquired Company;
(v) provides for any acquisition or divestiture of assets or capital stock or other equity interests, in each case to the extent the same has not been consummated or pursuant to which any Acquired Company has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations;

(vi) requires any Acquired Company, directly or indirectly, to make any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than any other Acquired Company) in any such case which is in excess of $250,000;
(vii) is a lease, sublease or license under which any Acquired Company is lessee or lessor of, or holds or operates, any Real Property;
(viii) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);
(ix) is between any Acquired Company or any of its Affiliates, on the one hand, and any director or officer of any Acquired Company or their respective Affiliates or any Person beneficially owning 5% or more of the outstanding shares of Company Common Stock, on the other hand;
(x) provides for (A) the use by any Person of Company Intellectual Property, or (B) the use by an Acquired Company of any Intellectual Property owned by a Third Party to the business of such Acquired Company, but excluding in each case (1) customary confidentiality or non-disclosure agreements, and, with respect to the foregoing clause (A), for clarity, which do not contain any exclusive or perpetual grant, or transfer of ownership, of rights to any Company Intellectual Property, (2) agreements with employees or contractors entered into in the ordinary course of business, and customer agreements entered into in the ordinary course of business, (3) Contracts for commercial off-the-shelf or electronically distributed Software that is entered into by any Acquired Company in the ordinary course of business on standard, non-negotiated terms and that is licensed for aggregate fee payments of less than $100,000 annually or (4) any non-exclusive license entered into by any Acquired Company in the ordinary course of business by which any Acquired Company grants to, or receives from, a Third Party rights to any Intellectual Property;
(xi) is a stockholders’, investor rights, registration rights, tax receivables or similar or related Contract or arrangement, or otherwise relates to the exercise of any voting rights in respect of any Company Securities or Company Subsidiary Securities;
(xii) provides for indemnification of any current or former director, officer or employee of any Acquired Company (each such counterparty to such Contract, an “Indemnified Party”);
(xiii) is an employment, consulting, or other service agreement with a director or executive officer of any Acquired Company whose annual salary or compensation exceeds $125,000; and
(xiv) requires any Acquired Company, or any successor thereto or acquirer thereof, to make any payment, whether on the account of severance or otherwise, to another Person as a result of a change of control of the Company, or that gives a Third Party a right to receive or elect to receive any such payment.

(b) Each Contract, arrangement, commitment or understanding of the type described in Section 3.8(a), whether or not set forth in Section 3.8(a) of the Company Disclosure Schedule, is referred to herein as a “Material Contract.”  Except for Material Contracts that have expired or terminated by their terms as of the date hereof and that do not otherwise provide for any continuing rights or obligations of the Company after the date hereof, all of the Material Contracts are (i) valid and binding on the applicable Acquired Company and, to the Knowledge of the Company, each other party thereto, as applicable, and (ii) in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exception”). No Acquired Company has, and to the Knowledge of the Company, none of the other parties thereto have, violated any material provision of, or committed or failed to perform any act in any material respect, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default or a material breach under the provisions of any Material Contract, and no Acquired Company has received written notice of any of the foregoing. No Acquired Company has received written notice of, and the Company has no Knowledge that, any other party intends to cancel, terminate, breach, attempt to alter or not renew the terms of any Material Contract.
Section 3.9    Compliance.
(a) Compliance with Law. Except as set forth on Section 3.9(a) of the Company Disclosure Schedule, each of the Acquired Companies is, and since the Lookback Date has been, in material compliance with all Laws applicable to its businesses. None of the Acquired Companies has, since the Lookback Date, provided any written notice or received any notice or other communication to any Governmental Entity regarding any material violation by the Acquired Companies of any Law, which notice or communication in either case remains outstanding or unresolved. No representation or warranty is made in this Section 3.9 with respect to Tax matters, healthcare matters, labor matters or environmental matters.
(b) Prohibited Payments. None of the Acquired Companies, nor any director, officer nor, to the Knowledge of the Company,  any employee of the Acquired Companies or any agent or other Person acting for or on behalf or at the direction of the Acquired Companies has, in the course of its actions for, or on behalf of, any of the Acquired Companies, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity or established or maintained, or is maintaining, any unlawful fund of corporate monies or property, (ii) made any inaccurate, false or fictitious entries in the books or records of any Acquired Company in violation of any Anti-Corruption Laws, (iii) directly or indirectly offered, paid, given, promised to pay or give, facilitated or authorized any unlawful bribe, rebate, payoff, influence payment, kickback, advantage or other unlawful payment of anything else of value, regardless of form or amount, to any Person, (iv) is, or has been, under administrative, civil or criminal investigation, indictment, suspension, debarment or audit (other than a routine contract audit) by any party, in connection with alleged or possible violations of any Anti-Corruption Laws, or (v) otherwise violated any provision of any Anti-Corruption Laws. Since the Lookback Date, none of the Acquired Companies has received any written or, to the Company’s Knowledge, oral communication that alleges that any Acquired Company, or any representative or other Person acting for or on behalf or at the direction thereof is, or may be, in violation of, or has, or may have, any Liability under, any Anti-Corruption Laws. Each Acquired Company makes and keeps books, records and accounts that accurately and fairly reflect transactions and the distribution of the assets of such Acquired Company, and maintains a system of internal accounting controls sufficient to provide reasonable assurances that actions are taken in accordance with management’s directives and are properly recorded, in each case in accordance with all Anti-Corruption Laws. The Acquired Companies have implemented controls and procedures that are designed to prevent, detect and deter violations of Anti-Corruption Laws.

(c) Permits. The Acquired Companies hold all material Permits necessary to conduct their respective businesses in the places and in such manner in which such businesses are currently being conducted, and: (i) such Permits are valid and in full force and effect and are not subject to any pending or, to the Knowledge of the Company, threatened action by any Governmental Entity to suspend, cancel, modify, terminate or revoke any such Permit; (ii) the Acquired Companies are in material compliance with the terms and requirements of such Permits; (iii) the Acquired Companies are not in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under or would reasonably be expected to result in any suspension, cancellation, modification, termination or revocation of, any such Permit; and (iv) none of such Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the Transactions.
Section 3.10    Legal Proceedings; Orders.
(a) Except as set forth in Section 3.10 of the Company Disclosure Schedule, there is no Legal Proceeding pending (or, to the Knowledge of the Company, threatened) against any of the Acquired Companies in which the amount in controversy exceeds $500,000.00.
(b) There is no Order specifically applicable to any Acquired Company under which any Acquired Company is subject to ongoing material obligations.
(c) There is no pending or, to the Knowledge of the Company, threatened investigation by any Governmental Entity with respect to any Acquired Company.
Section 3.11    Tax Matters.
(a) All material Tax Returns that have been required to be filed by the Acquired Companies have been filed with the appropriate Taxing Authorities. All material amounts of Taxes due and owing by the Acquired Companies have been paid in full to the appropriate Taxing Authorities. None of the Acquired Companies currently is the beneficiary of any extension of time within which to file any Tax Return other than customary extensions for which no approval is required. There are no Liens on any of the assets of the Acquired Companies that arose in connection with any failure (or alleged failure) to pay any Tax, other than Permitted Liens.
(b) The Acquired Companies have timely withheld and paid to the appropriate Governmental Entities all material amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to employees, independent contractors, creditors, stockholders or other Third Parties.

(c) There is no dispute, audit, examination or other proceeding concerning any material Tax Liability of the Acquired Companies currently pending or threatened by any Taxing Authority to any Acquired Company.
(d) None of the Acquired Companies has waived any statute of limitations in respect of Taxes or agreed to, or requested, any extension of time with respect to a Tax assessment or deficiency, in each case that is currently in effect.
(e) Since January 1, 2015, no claim has been made in writing, or otherwise to the Company’s Knowledge, by any Taxing Authority with respect to any Acquired Company in a jurisdiction in which such Acquired Company does not file a Tax Return to the effect that such Acquired Company is or may be subject to Tax by, or required to file any Tax Return in, such jurisdiction.
(f) Other than as set forth on Section 3.11(f) of the Company Disclosure Schedule and other than any Tax Sharing Agreement to which only the Acquired Companies are party, there are no Tax Sharing Agreements binding upon any Acquired Company currently in effect.
(g) None of the Acquired Companies (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar provision of Law to which the Acquired Companies may be subject, other than the affiliated group of which the Company is the common parent or (ii) has any Liability for the Taxes of any Person (other than any Acquired Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law) as a transferee or successor, by contract or otherwise.
(h) Since January 1, 2015, no Acquired Company has been a party to a “reportable transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations or any similar transaction under any corresponding provision of state, local or foreign Law.
(i) No Acquired Company will be required to include any material item of income in, or to exclude any material item of deductions from, Taxable income from any Tax period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting for a Tax period (or portion thereof) ending prior to the Closing, (ii) closing agreement as described in Section 7121 of the Code executed prior to the Closing, (iii) change in method of accounting adopted prior to the Closing, (iv) open transaction disposition entered into prior to Closing, or (v) prepaid amount received prior to Closing.
(j) No Acquired Company has entered into a closing agreement pursuant to Section 7121 of the Code. There is no request for a private letter ruling, technical advice memorandum or similar document with respect to any Acquired Company now pending with the IRS or any other Taxing Authority.
(k) No Acquired Company has a branch or permanent establishment outside of the country of its incorporation or organization.

(l) No Acquired Company has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock purported to or intended to be governed by Section 355 or 361 of the Code within the past two years.
(m) No Acquired Company has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
Section 3.12    Employee Benefit Plans.
(a) Section 3.12(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan, other than any at-will employment agreement or offer letter providing no severance or other post-termination benefits (other than continuation coverage required by Law).
(b) No Acquired Company has any plan, commitment, or proposal, to create any additional Company Benefit Plan. Except as set forth on Section 3.12(b) of the Company Disclosure Schedule, no Company Benefit Plan is subject to the laws of any jurisdiction outside the United States.
(c) None of the Acquired Companies nor any ERISA Affiliate thereof maintains, sponsors, contributes to or is required to contribute to or has ever sponsored, maintained or contributed or been obligated to contribute to, or had any Liability with respect to any (i) “multiemployer plan” as defined in Section 3(37) of ERISA, (ii) “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) “multiple employer plan” within the meaning of 29 C.F.R. ~ 4001.2 or a plan subject to Section 413(c) of the Code, (iv) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, or (v) “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code,. No Company Benefit Plan provides for post-retirement health, benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or similar state Law and for which the employee pays the full cost of coverage.

(d) Each Company Benefit Plan that is intended to qualify under Section 401 of the Code has either received a favorable determination, advisory or opinion letter from the IRS as to its qualified status.
(e) The Company Benefit Plans have been maintained, funded and administered in accordance with their terms and applicable Law, except where any failure to do so would not reasonably be expected to have a Company Material Adverse Effect. All material payments and material contributions required to have been made with respect to all Company Benefit Plans either have been made or have been accrued in accordance with the terms of the applicable Company Benefit Plan and applicable Law except where any failure to do so would not reasonably be expected to have a Company Material Adverse Effect. Neither any Acquired Company nor, to the Knowledge of the Company, any Person, in each case, to the extent such Person acts or has acted as a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Company Benefit Plan, has breached his or her fiduciary duty with respect to a Company Benefit Plan or otherwise has any Liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Company Benefit Plan except where any failure to do so would not reasonably be expected to have a Company Material Adverse Effect. No Acquired Company has engaged in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code, and to the Knowledge of the Company, no “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Company Benefit Plan that could result in a material Liability to an Acquired Company under Section 406 of ERISA or Section 4975 of the Code except, in either case, which would not reasonably be expected to have a Company Material Adverse Effect.
(f) There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings (other than routine claims for benefits), audits or investigations, relating to any Company Benefit Plan, and, to the Knowledge of the Company, there are no existing facts that would reasonably be expected to give rise to any such Legal Proceedings (other than routine claims for benefits), audits or investigations in either case, which would reasonably be expected to have a Company Material Adverse Effect.
(g) Except as set forth on Section 3.12(g) of the Company Disclosure Schedule or as contemplated by Section 2.7 or required by applicable Law, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in connection with any other event) will result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of any Acquired Company; provided that this Section 3.12(g) shall be interpreted without regard to the effect of any arrangement of Parent.
(h) Except as set forth on Section 3.12(h) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in (i) the payment of any amount that, individually or in combination with any other such payment, will constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code, (ii) a requirement to pay any Tax “gross-up” or similar “make-whole” payments to any employee, director or consultant of any Acquired Company, or (iii) the triggering or imposition of any restrictions or limitations on the right of any Acquired Company to amend or terminate any Company Benefit Plan.
Section 3.13    Labor and Employment Matters.
(a) The Acquired Companies are, and since the Lookback Date have been, in compliance in all material respects with all applicable Laws and Orders governing labor or employment or the engagement of non-employee individual service providers. To the Knowledge of the Company, each employee of the Acquired Companies working in the United States is (i) a United States citizen or lawful permanent resident of the United States or (ii) an alien authorized to work in the United States either specifically for the Acquired Company employing such individual or for any United States employer. The Acquired Companies have completed a Form I-9 (Employment Eligibility Verification) for each employee of the Acquired Companies working in the United States. The Acquired Companies have, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, wages, severance and accrued vacation pay, and other compensation of the employees and independent contractors of the Acquired Companies due to be paid through the Closing Date. None of the Acquired Companies is or in the last three (3) years has been a government contractor. The Company is in compliance in all material respects with all Laws respecting classification of workers as independent contractors and classification of employees as exempt from overtime requirements except where the failure to make such proper classification would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as set forth on Section 3.13(b) of the Company Disclosure Schedule, the employees of the Acquired Companies currently are not and have not been in the past five (5) years represented by a labor union or works council with respect to such employment and there is not, to the Knowledge of the Company, any attempt to organize any employees of the Acquired Companies. None of the Acquired Companies has at any time in the past five (5) years experienced nor, to the Knowledge of the Company, is there now threatened any strike, slowdown, picketing, work stoppage or other material labor dispute by the employees of the Acquired Companies.
(c) There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings, claims, audits, investigations or other proceedings relating to any Acquired Company’s employment of any individual or engagement of any non-employee service provider, including (i) any Legal Proceeding by any Acquired Company employee for unpaid wages or overtime, bonuses, commissions, child labor or employment record keeping violations under the FLSA, FMLA, or any other employment-related Law, (ii) any discrimination, illegal harassment or retaliation Legal Proceeding by any Acquired Company employee against the Acquired Companies, including claims arising under the 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other federal labor or employment Law or comparable state or local fair employment practices Law, or (iii) any wrongful discharge, breach of contract, or other Legal Proceeding by any Acquired Company employee that arises out of the employment relationship between the Acquired Companies and their respective employees under any applicable Law.
(d) Since the Lookback Date, none of the Acquired Companies has implemented any plant closing or layoff of employees that (in either case) implicated the notice requirements of the WARN Act.
(e) To the Knowledge of the Company, no employee or independent contractor of any Acquired Company is a party to, or is otherwise bound by, any Contract or arrangement, including any confidentiality or non-competition agreement, that materially restricts the performance of such Person’s duties to any Acquired Company. To the Knowledge of the Company, no officer, director or member of senior management has provided notice of any intent to terminate his or her employment with any Acquired Company.
(f) Except as set forth on Section 3.13(f) of the Company Disclosure Schedule, since the Lookback Date, to the Knowledge of the Company, no Legal Proceedings arising out of claims of sexual misconduct, harassment or discrimination have been initiated against any current officer, director or member of senior management of any Acquired Company. Since the Lookback Date, none of the Acquired Companies has entered into any settlement agreements related to allegations of sexual misconduct, harassment or discrimination by any employee of any Acquired Company.

Section 3.14    Environmental Matters. Each of the Acquired Companies is in compliance in all material respects with all applicable Environmental Law and possesses and is in compliance in all material respects with all required Environmental Permits. There are no Environmental Claims pending or threatened in writing against the Acquired Companies. To the Knowledge of the Company, none of the Real Property is contaminated by any Hazardous Materials.  None of the Acquired Companies has caused any release of Hazardous Materials at the Real Property or at any offsite disposal location in violation of applicable Environmental Law.  None of the Acquired Companies has received any written claim or notice of violation from any Governmental Entity alleging that the any of the Acquired Companies is in violation of, or liable under, any Environmental Law. None of the Acquired Companies has assumed, undertaken, or provided an indemnity with respect to any Liability of any other Person under any Environmental Law or relating to Hazardous Materials.
Section 3.15    Insurance. All insurance policies relating to the business, assets and operations of the Acquired Companies are in full force and effect, all premiums thereon have been timely paid or, if not yet due, accrued. From January 1, 2021 through the date hereof, none of the Acquired Companies has received any written communication with respect to any (a) premature cancellation or invalidation of any such insurance policy (except with respect to policies that have been replaced with similar policies), (b) written refusal of any coverage or rejection of any material claim under any such policy or material reduction in coverage under such insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any such policy. There is no pending material claim by any Acquired Company against any insurance carrier under any insurance policy held by any Acquired Company. The Company has no Knowledge as of the date of this Agreement of any threatened termination of, or material premium increase with respect to, any of such policies.
Section 3.16    Authority; Binding Nature of Agreement. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to the adoption of this Agreement by the holders of at least a majority in combined voting power of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”), to consummate the Transactions. The Company Board has (a) approved and declared advisable this Agreement and the Merger, (b) determined that the Merger is in the best interests of the Company and its stockholders, (c) directed that this Agreement be submitted to the stockholders of the Company for adoption and (d) recommended that the Company’s stockholders vote in favor of the adoption of this Agreement (the “Company Board Recommendation”). As of the date of this Agreement, the Company Board Recommendation has not been rescinded, modified or withdrawn. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement other than, with respect to consummation of the Merger, obtaining the Company Stockholder Approval and the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered on behalf of the Company and, assuming the due authorization, execution and delivery of this Agreement on behalf of Parent and Merger Sub, constitutes the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3.17    No Vote Required. The Company Stockholder Approval is the only vote or consent of the holders of any class or series of Company Securities necessary to approve this Agreement, the Merger or any of the Transactions.
Section 3.18    Non-Contravention; Consents. Except as set forth on 3.18(a) of the Company Disclosure Schedule:
(a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions will not: (i) contravene, conflict with or result in any violation or breach of any provision of the Organizational Documents of any Acquired Company; (ii) contravene, conflict with or result in a violation or breach of any provision of any Law applicable to any Acquired Company; (iii) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which any Acquired Company is entitled under any provision of any Material Contract binding on any Acquired Company or any material Permit affecting, or relating to, the assets or business of any Acquired Company; or (iv) result in the creation or imposition of any Lien on any asset of any Acquired Company; with only such exceptions, in the case of each of clauses (iii) and (iv), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as may be required by the Exchange Act, the HSR Act or other applicable Antitrust Laws, and except for the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, none of the Acquired Companies is required to make any filing with or to obtain any consent from any Governmental Entity at or prior to the Effective Time in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions, except where the failure to make any such filing or obtain any such consent would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.19    Opinion of Financial Advisor. The Company Board has received the opinion of BCA to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, the Merger Consideration to be received by the holders of Company Common Stock (other than Parent, Merger Sub and their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn, rescinded or modified.
Section 3.20    Brokers. Section 3.20 of the Company Disclosure Schedule sets forth a true, complete and correct list of all brokers, finders, investment bankers or other intermediaries that are entitled to any brokerage, finder’s or other similar fee or commission in connection with this Agreement, the Merger or any of the Transactions, based upon arrangements made by or on behalf of any Acquired Company or any Affiliate thereof, including a list of each such Contract or arrangement (including any Contract or arrangement under which each such Person is entitled to any other fees, expenses or indemnification in connection with the Transactions).

Section 3.21    Compliance with Healthcare Laws.
(a) The Company and each of the Acquired Companies is conducting and has since the Lookback Date conducted its business and operations in material compliance with all applicable Healthcare Laws.
(b) Except as, individually or in the aggregate, has not been, and would not reasonably be expected to be, material to the Company and the Acquired Companies, taken as a whole, since the Lookback Date, each Healthcare Facility operated by the Acquired Companies (i) is certified for participation in the Medicare and Medicaid programs (collectively, “Government Payment Programs”); and (ii) is in compliance in all material respects with the conditions of participation in such Government Payment Programs. All Government Payment Programs in which an Acquired Company is currently participating and all associated provider numbers for such Government Payment Programs are listed in Section 3.21(b) of the Company Disclosure Schedule.
(c) Except as, individually or in the aggregate, has not been, and would not reasonably be expected to be, material to the Company and the Acquired Companies, taken as a whole, since the Lookback Date (i) all claims submitted to any Government Payment Program by the Company and each of the Acquired Companies have been in compliance in all material respects with all Laws applicable to such Government Payment Programs, and (ii) the Company and each of the Acquired Companies have repaid or caused to be repaid all material known and undisputed refunds or overpayments which have become due to any Government Payment Program, or will repay or cause to be repaid such refunds or overpayments, within the timeframes set forth in 42 C.F.R. § 401.305 and 42 CFR § 422.326.
(d) Except as set forth on Section 3.21(d) of the Company Disclosure Schedule, (i) since the Lookback Date, and except for any ordinary course surveys, audits or other inspections, neither the Company nor any of the Acquired Companies has received from any Governmental Entity any written notice or written communication alleging material noncompliance (or with respect to any subpoena or civil investigative demand relating to potential material noncompliance) by the Acquired Companies with any Healthcare Laws that has not been cured in all material respects, (ii) there is no civil, criminal or administrative Legal Proceeding or any material governmental action including any civil investigative demand or subpoena (other than investigations or sealed Legal Proceedings that are not within the Knowledge of the Company) alleging material noncompliance under any Healthcare Laws or related to material noncompliance with, or asserting any material liability under, any Healthcare Laws that is currently pending against the Company or any of the Acquired Companies and (iii) since the Lookback Date, none of the Company, any of the Acquired Companies or, to the Knowledge of the Company, any director, officer or managing employee of the Company or any of the Acquired Companies or, to the Knowledge of the Company any independent contractor providing direct care services to residents or patients on behalf of any Healthcare Facility, has been debarred or excluded from participation any Government Payment Program, or, to the Knowledge of the Company, engaged in any activities during the course of such person’s engagement with the Company which are grounds for exclusion from participation in any Government Payment Programs. When used in this Section 3.21(d), “material” shall mean material with respect to the Owned Healthcare Facilities, taken as a whole.

(e) Except as set forth on Section 3.21(d) of the Company Disclosure Schedule, since the Lookback Date, and except for any ordinary course surveys, audits or other inspections, neither the Company nor any of the Acquired Companies has received any written notice of any material action pending by any Government Payment Program to revoke or terminate the participation of any Acquired Company in such Government Payment Program that remains outstanding and has not been rescinded, removed or cured in all material respects by the applicable Government Payment Program. Except as, individually and in the aggregate, has not been, and would not reasonably be expected to be, material to the Company and the Acquired Companies, taken as a whole, (i) there are no sanctions currently in effect with respect to any Healthcare Facility that would prevent such Healthcare Facility from conducting its operations, or (ii) there are no material restrictions on the skilled nursing facility licenses held by any Healthcare Facility. The Company has not received written notice from any Governmental Entity that such Governmental Entity intends to revoke, withdraw or suspend any Acquired Company’s license to operate its respective Healthcare Facility that remains outstanding and has not been rescinded or removed by the applicable Governmental Entity. When used in this Section 3.21(e), “material” shall mean material with respect to the Owned Healthcare Facilities, taken as a whole.
(f) To the Knowledge of the Company, neither the Company nor any Acquired Company is or since the Lookback Date has been a defendant in any qui tam or False Claims Act legal proceeding, nor has made any voluntary disclosure to the Office of Inspector General or the U.S. Centers for Medicare and Medicaid Services relating to any Healthcare Laws that has not yet been resolved.
(g) The Acquired Companies are, and since the Lookback Date have been, in compliance in all material respects with HIPAA and comparable state Law equivalents in the states in which they operate. To the Knowledge of the Company, since the Lookback Date no “Security Incident” or “Breach,” as those terms are defined by HIPAA, has occurred, exclusive of pings or other broadcast attacks on any Acquired Company’s firewall, port scan, or unsuccessful log on attempts.
(h) The Companies have filed when due all cost reports required to be filed under any Government Payment Program. All such cost reports have been prepared in all material respects in accordance with and in compliance with all applicable legal requirements. Except as, individually and in the aggregate, would not reasonably be expected to be, material to the Company and the Acquired Companies, taken as a whole, no Acquired Company has received written notice of any dispute between such Acquired Company and any Governmental Entity regarding such cost reports, nor has any Acquired Company received any written notice of any audits or violations with respect to any cost reports and, to the Knowledge of the Company, no such audits or violations are threatened.
(i) Except as set forth on Section 3.21(g) of the Company Disclosure Schedule, no Acquired Company has received any written notice that any Healthcare Facility has been, or will be, placed on the Special Focus Facility List maintained by the Centers for Medicare & Medicaid Services.

Section 3.22    Anti-Takeover Provisions. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth herein, none of the restrictions on “business combinations” set forth in Section 203 of the DGCL, any rights agreement or “poison pill” arrangement or any other takeover, anti-takeover, moratorium, “fair price,” “control share,” or similar Law applicable to the Company apply to this Agreement, the Merger or the other Transactions. The Company has taken all action necessary to exempt the Merger, the execution, delivery and performance of this Agreement, and the consummation of the Transactions from Section 203 of the DGCL and, accordingly, neither such Section 203 nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions.
Section 3.23    Disclaimer of Other Representations or Warranties.
(a) NONE OF THE COMPANY, ANY RESPECTIVE AFFILIATES THEREOF, OR ANY ADVISERS OR REPRESENTATIVES (FINANCIAL, LEGAL OR OTHERWISE) OF ANY OF THE FOREGOING (OR ANY OTHER PERSON), HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR ITS BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III HEREOF OR ANY OTHER DOCUMENTS OR CERTIFICATES DELIVERED UNDER OR PURSUANT TO THIS AGREEMENT.
(b) Without limiting the generality of the foregoing, none of the Company or any respective Affiliates or Representatives thereof (or any other Person) have made, and shall not be deemed to have made, any representations or warranties in the information or materials relating to the Company or its business or otherwise made available to Parent, Merger Sub and their respective Affiliates, including Projections, due diligence materials, data room materials, or in any presentation by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such information or materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement and the transactions contemplated hereby.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:
Section 4.1    Due Organization and Good Standing. Each of Parent and Merger Sub is an Entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of the jurisdiction of its organization, has full corporate or limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and is duly qualified or licensed to do business as a foreign corporation or company and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.2    Legal Proceedings; Orders.
(a) There is no Legal Proceeding pending (or, to the Knowledge of Parent, threatened) against Parent or Merger Sub that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) There is no Order to which Parent or Merger Sub is subject that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.3    Authority; Binding Nature of Agreement.
(a) Parent has the requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the Transactions. The Manager of Parent has (i) determined that the Transactions are in the best interests of Parent, and (ii) authorized and approved the execution, delivery and performance of this Agreement by Parent. The execution and delivery of this Agreement by Parent and performance of its obligations hereunder and the consummation by Parent of the Transactions have been duly authorized by all necessary limited liability company action on the part of Parent, and no other limited liability company proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent. This Agreement has been duly executed and delivered on behalf of Parent and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company, constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception. No vote of Parent’s equityholders is necessary to adopt this Agreement or to approve any of the Transactions.
(b) Merger Sub is a wholly owned Subsidiary of Parent and has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement. The board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the Merger, (ii) determined that the Merger is in the best interests of Merger Sub and its stockholder, (iii) directed that this Agreement be submitted to the stockholder of Merger Sub for adoption and (iv) recommended that Merger Sub’s stockholder vote in favor of the adoption of this Agreement. The execution and delivery of this Agreement by Merger Sub and the performance of its obligations hereunder and the consummation by Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Merger Sub, and no other corporate proceedings on the part of Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement other than the approval and adoption of this Agreement by the sole stockholder of Merger Sub, following the execution and delivery of this Agreement, and the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered on behalf of Merger Sub and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company, constitutes the valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) Parent has furnished the Company with a true, correct and complete copy of the Parent Guarantee.  The Parent Guarantee is in full force and effect and has not been amended or modified.  The Parent Guarantee is a (i) legal, valid and binding obligation of the Guarantors and (ii) enforceable in accordance with its respective terms against the Guarantors subject to the Bankruptcy and Equity Exception. There is no default under the Parent Guarantee by the Guarantors, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Guarantors.
Section 4.4    Non-Contravention; Consents.
(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions respectively contemplated to be consummated by each of them will not: (i) contravene, conflict with or result in any violation or breach of any provision of the Organizational Documents of Parent or Merger Sub; (ii) contravene, conflict with or result in a violation or breach of any provision of any Law applicable to Parent or Merger Sub; (iii) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract binding on Parent or Merger Sub, or any Permit affecting, or relating to, the assets or business of Parent or Merger Sub; or (iv) result in the creation or imposition of any Lien on any asset of Parent or Merger Sub; with only such exceptions, in the case of each of clauses (iii) and (iv), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Except as may be required by the Exchange Act, the HSR Act or other applicable Antitrust Laws, and except for the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, none of Parent and Merger Sub is required to make any filing with or to obtain any consent from any Governmental Entity at or prior to the Effective Time in connection with the execution, delivery or performance of this Agreement by Parent or Merger Sub, or the consummation by Parent or Merger Sub of the Transactions respectively contemplated to be consummated by each of them, except where the failure to make any such filing or obtain any such consent would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.5    Not an Interested Stockholder. Neither Parent nor any of its “affiliates” or “associates” is, or has been within the last three years, an “interested stockholder” (in each case as such terms are defined in Section 203 of the DGCL) of the Company.
Section 4.6    Financing. Parent has and will have, and will cause Merger Sub to have, at the Effective Time, the funds necessary to consummate the Merger and the other Transactions and satisfy all of its obligations under this Agreement, including the payment in cash of the aggregate Merger Consideration and the consideration in respect of Company Compensatory Awards and any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation required to be paid in connection with the Merger and the other Transactions.

Section 4.7    Brokers. No broker, finder, investment banker or other intermediary is entitled to any brokerage, finder’s or other similar fee or commission in connection with this Agreement, the Merger or any of the Transactions, based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company may become liable.
Section 4.8    Merger Sub. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding, and such issued and outstanding shares were all validly issued. Merger Sub was formed solely for the purpose of engaging in the Transactions, and, prior to the Effective Time, Merger Sub will have engaged in no business and have no Liabilities or obligations other than in connection with the Transactions.
ARTICLE 5
COVENANTS

Section 5.1    Interim Operations of the Company. During the period from the date hereof through the earlier of the Effective Time and the date of termination of this Agreement in accordance with its terms, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except (A) with Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), (B) as set forth in Section 5.1 of the Company Disclosure Schedule, (C) as expressly permitted or expressly required by this Agreement, or (D) as required to comply with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester or any other Law, Order or directive issued by any Governmental Entity in connection with or in response to the COVID-19 pandemic (provided that any such actions that cause deviations from the business of any Acquired Company being conducted in the ordinary course consistent with past practice shall be terminated, and such ordinary course conduct shall be resumed, as soon as reasonably practicable after compliance with such Law, Order or directive is no longer required), the Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following:
(a) amend the Company Certificate of Incorporation, the Company Bylaws or other comparable charter or Organizational Documents of the Company’s Subsidiaries (whether by merger, consolidation or otherwise);
(b)  (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any Company Securities, Company Subsidiary Securities, or Company Compensatory Awards other than (A) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its equity holders and (B) distributions directly resulting from the vesting or exercise of Company Compensatory Awards that are outstanding on the date hereof, in accordance with the terms of the Company Compensatory Award as in effect on the date hereof and as set forth on Section 3.3(e) of the Company Disclosure Schedule; (ii) split, combine or reclassify any capital stock of the Acquired Companies; (iii) other than as permitted pursuant to Section 5.1(d), issue or authorize the issuance of any Company Securities or Company Subsidiary Securities; or (iv) purchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities, except for acquisitions of shares of Company Common Stock by the Company in satisfaction of the applicable exercise price or withholding Taxes with respect to any Company Compensatory Awards;

(c) (i) issue, deliver, sell, grant, pledge, transfer, subject to any Lien or dispose of any Company Securities or Company Subsidiary Securities, other than the issuance of shares of Company Common Stock upon the exercise or settlement of Company Compensatory Awards that are outstanding on the date hereof, in accordance with the terms of the Company Compensatory Award as in effect on the date hereof and as set forth on Section 3.3(e) of the Company Disclosure Schedule (but not issue any additional Company Compensatory Awards to any party except to the extent owed under any Company Benefit Plan existing as of the date hereof); or (ii) amend any term of any Company Securities or Company Subsidiary Securities (in each case, whether by merger, consolidation or otherwise) or of any award under any Company Benefit Plan based on any Company Securities or Company Subsidiary Securities;
(d) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to the Acquired Companies;
(e) materially increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to any employee or non-employee service provider of any Acquired Company, except for material increases in annual base cash compensation made in the ordinary course of business consistent with past practice; or (ii) except as required by applicable Law, adopt, enter into, terminate or amend in any material respect any collective bargaining agreement or Company Benefit Plan or any arrangement that would be a Company Benefit Plan if it were in existence on the date of this Agreement, except with respect to any amendment or new agreement in which the Company enters as part of the Company’s ordinary course contract renewal process;
(f) acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than supplies or inventory in the ordinary course of business consistent with past practice;
(g) sell, lease, license, pledge, transfer, assign, abandon, allow to lapse or expire, fail to maintain, covenant not to assert, subject to any Lien or otherwise dispose of any Company Intellectual Property, assets or properties except (i) in the ordinary course of business pursuant to Contracts existing as of the date hereof and made available to Parent, (ii) non-exclusive licenses that are merely incidental to the transaction contemplated by a Contract entered into in the ordinary course of business consistent with past practice and to the extent permitted by this Section 5.1, the commercial purpose of which is primarily for something other than such license, (iii) sales of inventory or used equipment in the ordinary course of business consistent with past practice, (iv) Permitted Liens incurred in the ordinary course of business consistent with past practice;

(h) except with respect to certain trademark registrations no longer material to the Acquired Companies (i) extend, amend, waive, cancel or modify any rights in or to the Company Intellectual Property in a manner that is adverse to any Acquired Company, (ii) fail to diligently prosecute any Intellectual Property application or registration or licensed rights to Intellectual Property for which an Acquired Company controls the prosecution thereof as of the date of this Agreement, except for such issuances, registrations or applications that the applicable Acquired Company permits to expire or cancel or abandon in its reasonable business judgment, and do not constitute, or have not constituted, Intellectual Property material to the business of such Acquired Company or (iii) divulge, furnish or make accessible any Company Intellectual Property that constitute Trade Secrets, other than in the ordinary course of business consistent with past practice to any Third Party that is subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets;
(i) amend in any material respect or voluntarily terminate any Material Contract, or enter into any new Contract that would have been a Material Contract had it been in effect as of the date hereof; provided that the foregoing shall not include (i) elections not to renew any Material Contract by its terms and (ii) renewals of existing Contracts (to the extent the same shall have been disclosed in the Company Disclosure Schedule or the Company SEC Documents) on substantially similar (or more favorable to the Company) terms made in the ordinary course of business consistent with past practice;
(j) fail to keep in full force and effect all material insurance policies maintained by the Acquired Companies, other than such policies that expire by their terms (in which event the applicable Acquired Company shall use commercially reasonable efforts to renew, replace or extend such policies) or changes to such policies made in the ordinary course consistent with past practice;
(k) change any of the accounting methods used by the Company, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act, in each case as agreed to by its independent public accountants;
(l) (i) except for ordinary course draws on the Company’s existing credit facility, create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness for borrowed money or guarantees thereof, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any Acquired Company, except in respect of Indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than any Acquired Company); or (iii) enter into any amendment or other modification to the material terms of any material Indebtedness for borrowed money of the Acquired Companies;
(m) incur any capital expenditures (or any obligations or liabilities in respect thereof) in excess of $300,000 individually or $2,000,000 in the aggregate per calendar quarter;
(n) settle, or offer or propose to settle, (i) any dispute, claim or Legal Proceeding (except with respect to matters in which the amount in controversy is less than $500,000, and for which commercial insurance is not available), (ii) any Legal Proceeding by any stockholder of the Company or other dispute against the Company or any of its officers or directors and its stockholders or (iii) any Transaction Litigation, other than in accordance with Section 5.12;

(o) change or rescind any material Tax election, change any annual Tax accounting period, change any material method of Tax accounting, amend any material Tax Returns except to the extent otherwise required by Law, extend the statute of limitations with respect to any income or other material Tax Return (other than pursuant to extensions of time to file such Tax Returns obtained in the ordinary course of business), enter into any closing agreement with respect to a material Tax, settle or compromise any material Tax claim, or surrender any right to claim a material Tax refund;
(p) effect any extraordinary transactions that are inconsistent with past custom and practice or that could result in Tax liability to Parent, the Company, any Acquired Company or any of their respective Affiliates in a Taxable period (or portion thereof) beginning after the Closing Date in excess of Tax liability associated with the conduct of its business in the ordinary course consistent with past practice;
(q) voluntarily terminate any payor agreement to which any Acquired Company is a party representing revenue to the Company for 2021 in excess of $1,000,000, or
(r) authorize, commit or agree to take any of the foregoing actions.
Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Companies prior to the Effective Time.
Section 5.2    No Solicitation.
(a) Following the Go Shop Period, and except with respect to any Excluded Party, the Company will not, and shall cause each of its Subsidiaries not to, and will not authorize the Representatives of any Acquired Company to, in each case, directly or indirectly:
(i) solicit, initiate, propose, knowingly encourage or knowingly take any action designed to facilitate the submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person becoming an “interested stockholder,” for purposes of Section 203 of the DGCL);
(ii) furnish any information regarding the Acquired Companies or afford access to the business, properties, assets, books or records of any Acquired Company to any Third Party in connection with, for the purpose of encouraging, or in response to, an Acquisition Proposal or Acquisition Inquiry;
(iii) engage in, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or otherwise cooperate with, any Acquisition Proposal or Acquisition Inquiry; or

(iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of Company Securities or Company Subsidiary Securities; provided, however, that if, and only if, the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to amend or grant any waiver or release under any such standstill or similar agreement would reasonably be expected to be inconsistent with the directors’ fiduciary duties under the DGCL, the Company may then amend or grant a waiver or release under such standstill or similar agreement, to the extent necessary to permit a Third Party to make, on a confidential basis to the Company Board, an Acquisition Proposal, conditioned upon such Third Party agreeing to disclosure of such Acquisition Proposal to Parent as contemplated by this Section 5.2;
provided, however, that during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (EST) on the date that is thirty five (35) days after the date of this Agreement (the “Go Shop Period”), the Company and its Representatives shall have the right to, directly or indirectly, (A) initiate, solicit and encourage Acquisition Proposals; and (B) enter into and maintain discussions or negotiations with respect to potential Acquisition Proposals or otherwise cooperate with or assist or participate in, or provide information with respect to, or facilitate, any such inquiries, proposals, discussion or negotiations; and provided, further, that, notwithstanding anything to the contrary contained in this Agreement, prior to the adoption of this Agreement by the Company Stockholder Approval (including during the Go Shop Period), the Company and its Representatives may engage in any such discussions or negotiations and provide any such information in response to an unsolicited bona fide written Acquisition Proposal received after the date of this Agreement that did not arise from or in connection with a breach of the obligations set forth in this Section 5.2 if the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and Independent Financial Advisor, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal.
(b) Neither the Company Board nor any committee thereof shall, except as permitted by this Section 5.2: (i) withhold, withdraw, modify, amend or qualify, in a manner adverse to Parent and Merger Sub, the Company Board Recommendation; (ii) approve, recommend or declare advisable any Acquisition Proposal; (iii) fail to include the Company Board Recommendation in the Proxy Statement; (iv) fail to recommend against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such tender or exchange offer or, if earlier, prior to the Stockholders Meeting (it being understood and agreed that the Company’s Board of Directors may take no position with respect to such tender offer or exchange offer during the period referred to in this clause); (v) approve or recommend, or publicly declare advisable or publicly propose to approve or recommend, or publicly propose to enter into any letter of intent, memorandum of understanding, agreement in principle or Contract providing for an Acquisition Proposal (any such Contract, an “Alternative Acquisition Agreement”); (vi) publicly propose or publicly announce an intention to take any of the foregoing actions (any action described in clause “(i)” through clause “(vi)” being referred to as a “Change in Recommendation”); or (viii) cause or permit the Company to enter into an Alternative Acquisition Agreement, or otherwise resolve or agree to do so.

(c) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may make a Change in Recommendation in response to a bona fide written Acquisition Proposal or cause the Company to enter into an Alternative Acquisition Agreement concerning an Acquisition Proposal, in each case only if:
(i) such Acquisition Proposal did not result from a breach of Section 5.2(a);
(ii) the Company Board (or a committee thereof) determines in good faith (A) after consultation with the Company’s outside legal counsel and Independent Financial Advisor, that such Acquisition Proposal constitutes a Superior Proposal and (B) after consultation with the Company’s outside legal counsel, that in light of such Acquisition Proposal, a failure to make a Change in Recommendation or to cause the Company to enter into such Alternative Acquisition Agreement would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under the DGCL;
(iii) the Company delivers to Parent a written notice (the “Superior Proposal Notice”) stating that the Company Board intends to take such action and including the identity of the Person making the Acquisition Proposal and the material terms thereof (including copies of all material documents relating to the Alternative Acquisition Agreement, including a copy of the proposed Alternative Acquisition Agreement) and otherwise in compliance with the terms of Section 5.2(e);
(iv) during the five (5) Business Day period following the date of Parent’s receipt of such Superior Proposal Notice (such time period, the “Notice Period”), the Company makes its Representatives reasonably available for the purpose of engaging in negotiations with Parent, and the Company and its Representatives shall negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or a possible alternative transaction so that the Acquisition Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal;
(v) at the end of the Notice Period, the Company Board (or a committee thereof) determines in good faith, after taking into account any amendments to this Agreement or a possible alternative transaction that Parent and Merger Sub have proposed in writing to make as a result of the negotiations during the Notice Period, that (1) after consultation with the Company’s outside legal counsel and Independent Financial Advisor, such Acquisition Proposal continues to constitute a Superior Proposal and (2) after consultation with the Company’s outside legal counsel, the failure to make a Change in Recommendation or enter into such Alternative Acquisition Agreement would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under the DGCL, in each case ((1) and (2)), if such changes proposed in writing by Parent were to be given effect; and
(vi) if the Company enters into an Alternative Acquisition Agreement concerning such Superior Proposal, the Company terminates this Agreement in accordance with Section 7.1(f).

For purposes of this Section 5.2(c), in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Acquisition Proposal, the Company shall, in each case, deliver to Parent an additional Superior Proposal Notice and a new Notice Period shall commence, except that the five (5) Business Day notice period referred to in Section 5.2(c)(iv) above shall instead be a period of three (3) Business Days (it being understood and agreed that in no event shall any such additional three (3) Business Day period be deemed to shorten the initial five (5) Business Day period), during which time the Company shall be required to comply with the requirements of this Section 5.2(c) anew with respect to such additional notice.
(d) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may make a Change in Recommendation not related to an Acquisition Proposal if:
(i) any change in circumstances occurring after the date hereof arises materially affecting the Company that was not known to the Company Board as of or prior to the date of this Agreement and becomes known to the Company Board after the date hereof and prior to the date of the Stockholders Meeting (as it may be adjourned or postponed in accordance with this Agreement) (any such change in circumstances described in this Section 5.2(d)(i) being referred to as a “Change in Circumstances”);
(ii) the Company Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel and Independent Financial Advisor, that, in light of such Change in Circumstances, a failure to effect a Change in Recommendation would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under the DGCL;
(iii) such Change in Recommendation is not effected prior to the fifth (5th) Business Day after Parent receives written notice from the Company confirming that the Company Board intends to effect such Change in Recommendation and which notice shall set forth a reasonably detailed description of such Change in Circumstances (such time period, the “CIC Notice Period”);
(iv) during the CIC Notice Period, if requested by Parent, the Company makes its representatives reasonably available for the purpose of engaging in negotiations with Parent, and the Company and its Representatives shall negotiate in good faith with Parent (to the extent Parent desires to negotiate), to amend this Agreement or enter into an alternative transaction; and
(v) at the end of the CIC Notice Period, the Company Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel and Independent Financial Advisor, after taking into account any amendments to this Agreement that Parent and Merger Sub have proposed in writing to make as a result of the negotiations during the CIC Notice Period, that, in light of such Change in Circumstances, a failure to effect a Change in Recommendation would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under the DGCL.

(e) If the Company receives an Acquisition Proposal or Acquisition Inquiry following the end of the Go Shop Period from a Third Party that is not an Excluded Party, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) notify Parent in writing of such Acquisition Proposal or Acquisition Inquiry, which notice shall set forth the name of the Person making such Acquisition Proposal or Acquisition Inquiry, and the material terms and conditions of any proposals or offers, and shall thereafter keep Parent informed on a current basis (and, in any event, within 24 hours) of the status and material terms of any such proposals or offers (including any material change to the terms of such Acquisition Proposal or Acquisition Inquiry) and the status of any such discussions or negotiations, including any change in its intentions as previously notified (which notification shall include the material terms and conditions thereof).
(f) Following the end of the Go Shop Period and except with respect to any Excluded Party, the Company shall, and shall cause each of its Subsidiaries and the Representatives of each of the Acquired Companies to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party relating to any Acquisition Proposal or Acquisition Inquiry, and shall use its commercially reasonable efforts to cause any such Third Party, its Representatives and its financing sources in possession of confidential information heretofore furnished to such Person by or on behalf of the Company (and all analyses and other materials prepared by or on behalf of such Person that contains, reflects or analyzes that information) to return or destroy all such information as promptly as practicable. If received by the Company, the Company shall provide to Parent all certifications of such return or destruction from such other Persons as promptly as practicable after receipt thereof. Following the end of the Go Shop Period and except with respect to any Excluded Party, the Company will promptly terminate all physical and electronic “data room” or similar access previously granted to any such Persons. None of the foregoing shall in any way limit or modify any of the Company’s rights under the other provisions of this Section 5.2.
(g) Nothing contained in this Section 5.2 or elsewhere in this Agreement shall prohibit the Company, the Company Board or their representatives from: (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act; provided that such disclosure does not contain or amount to a Change in Recommendation; (ii) issuing a “stop, look and listen” statement (pending disclosure of its position) and making any legally required disclosure to the stockholders of the Company in connection therewith; or (iii) contacting and engaging in discussions with any Third Party who has made an Acquisition Proposal that was not solicited in material breach of Section 5.2(a), solely for the purpose of clarifying such Acquisition Proposal and the terms thereof.
Section 5.3    Preparation of Proxy Statement; Stockholders Meeting.

(a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare a proxy statement in preliminary form for the Stockholders Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) and, after consultation with, and approval by, Parent (which shall not be unreasonably withheld or delayed), file, as soon as reasonably practicable after the end of the Go Shop Period, the preliminary Proxy Statement with the SEC. The Company shall use commercially reasonable efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, and respond promptly to any comments made by the SEC with respect to the Proxy Statement and (ii) promptly upon the later of (A) the 10-day waiting period under Rule 14a-6(a) under the Exchange Act and (B) the date on which the SEC confirms that it has no further comments on the Proxy Statement (such later date, the “Clearance Date”), cause the definitive Proxy Statement to be mailed to the Company’s stockholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies. The Company shall notify Parent and Merger Sub promptly upon the receipt of any comments from the SEC or its staff or any other Governmental Entities and of any request by the SEC or its staff or any other Governmental Entities for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other Governmental Entities, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be reasonably required to be set forth in the Proxy Statement under applicable Law. The Proxy Statement shall contain the Company Board Recommendation, except to the extent that the Company Board shall have effected a Change in Recommendation, as permitted by and determined in accordance with Section 5.2. Parent shall ensure that such information supplied by it in writing for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholders Meeting or filed with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith. The Company shall ensure that the Proxy Statement (x) will not on the date it is first mailed to stockholders of the Company and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (y) will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.
(b) If at any time prior to the Stockholders Meeting any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other party hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s stockholders. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(c) As promptly as reasonably practicable following the Clearance Date, the Company shall, in accordance with applicable Law and the Company’s Organizational Documents, duly call, give notice of, convene and hold a special meeting of the Company’s stockholders for the purpose of obtaining the Company Stockholder Approval (including any adjournments and postponements thereof, the “Stockholders Meeting”), with a record date and meeting date to be selected after reasonable consultation with Parent, which meeting date shall be no later than 30 Business Days after the Clearance Date. Upon the reasonable request of Parent, the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the 1934 Act. Notwithstanding anything to the contrary contained herein, the Company shall not postpone or adjourn the Stockholders Meeting except: (i) with the prior written consent of Parent; (ii) if at any time following the dissemination of the Proxy Statement, either the Company or Parent reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Stockholders Meeting, including due to an absence of quorum, then each of the Company and Parent shall have the right to require an adjournment or postponement of the Stockholders Meeting for the purpose of soliciting additional votes in favor of this Agreement; provided that no such single adjournment or postponement pursuant to this clause (ii) shall delay the Stockholders Meeting by more than seven (7) calendar days from the prior-scheduled date or to a date on or after the fifth (5th) Business Day preceding the End Date; or (iii) if the Company Board or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that the failure to adjourn, postpone or delay the Stockholders Meeting would be reasonably likely not to allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Proxy Statement; provided that the Company shall be permitted to postpone or adjourn the Stockholders Meeting pursuant to this clause (iii) on no more than two (2) occasions and no such adjournment or postponement shall delay the Stockholders Meeting by more than seven (7) calendar days from the prior-scheduled date or to a date on or after the fifth (5th) Business Day preceding the End Date. Unless the Company Board or any committee thereof has withdrawn the Company Board Recommendation in compliance with Section 5.2, the Company Board shall recommend to holders of the Company Common Stock that they vote in favor of the Merger so that the Company may obtain the Company Stockholder Approval and the Company shall use its commercially reasonable efforts to solicit and obtain the Company Stockholder Approval (including by soliciting proxies from the Company’s stockholders) and shall take all other action necessary or advisable to secure the Company Stockholder Approval. The Company shall (A) keep Parent reasonably informed with respect to proxy solicitation results and provide detailed periodic updates concerning proxy solicitation results on a timely basis and (B) give written notice to Parent one (1) day prior to the Stockholders Meeting, and on the day of, but prior to the Stockholders Meeting, indicating whether as of such date sufficient proxies representing the Company Stockholder Approval have been obtained. Unless this Agreement is terminated in accordance with Article 7, (x) the Company shall not submit to the vote of its stockholders any Acquisition Proposal and (y) the obligation of the Company to duly call, give notice of, convene and hold the Stockholders Meeting and mail the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company’s stockholders shall not be affected by any Change in Recommendation.

(d) Parent shall vote all Company Common Stock beneficially owned by it or any of its Subsidiaries as of the record date for the Stockholders Meeting in favor of the adoption of this Agreement.
Section 5.4    Filings; Other Action.
(a) Each of the Company, Parent and Merger Sub shall: (i) use reasonable best efforts to make and effect any registrations, filings and submissions required to be made or effected by it or otherwise advisable pursuant to the HSR Act, other applicable Antitrust Laws, the Exchange Act and other applicable Laws, with respect to the Merger; (ii) use commercially reasonable efforts to obtain all consents and approvals required from Third Parties in connection with the Transactions; and (iii) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Transactions; provided, however, that in no event shall the Company be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any Person for any consent or approval required for the consummation of any of the Transactions.
(b) Without limiting the generality of Section 5.4(a), each of Parent and the Company (i) shall promptly provide all information requested by any Governmental Entity in connection with the Merger or any of the other Transactions and (ii) shall use its reasonable best efforts to promptly take, and cause its Affiliates to take, all actions and steps necessary to obtain and secure the expiration or termination of any applicable waiting periods under the HSR Act or other applicable Antitrust Laws and obtain any clearance or approval required to be obtained from the U.S. Federal Trade Commission, the U.S. Department of Justice, any state attorney general, any foreign competition authority or any other Governmental Entity in connection with the Transactions.
(c) Without limiting the generality of anything contained in Section 5.4(a) or Section 5.4(b), subject to applicable Laws, each party hereto shall: (i) give the other parties prompt written notice of the making or commencement of any request, inquiry, investigation or Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other Transactions; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation or Legal Proceeding; and (iii) promptly inform the other parties of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Merger. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of, and reflect such reasonable comments from, the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation or Legal Proceeding. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation or Legal Proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation or Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation or Legal Proceeding.

Section 5.5    Access; Notices of Certain Events.
(a) Upon reasonable advance written notice, the Company shall afford Parent and Parent’s Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to the Acquired Companies’ books, records, offices, properties, facilities and assets and, during such period, the Company shall furnish promptly to Parent all readily available information concerning its business as Parent may reasonably request, and furnish to Parent or its Representatives such financial and operating data and other information as such Persons may reasonably request; provided, however, that the Acquired Companies shall not be required to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of the Company could: (i) result in the disclosure of any Trade Secrets of Third Parties; (ii) violate any obligation of the Acquired Companies with respect to confidentiality, non-disclosure or privacy; (iii) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine; or (iv) violate any applicable Law. In the event that the Company objects to any request submitted pursuant to and in accordance with this Section 5.5(a) and withholds information on the basis of any of the foregoing clauses (i) through (iv), the Company shall inform Parent as to the general nature of what is being withheld and shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection. The Chief Executive Officer of the Company shall provide reports to Parent on a weekly basis of the cash position of the Acquired Companies. Any investigation pursuant to this Section 5.5(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Acquired Companies. No investigation pursuant to this Section 5.5(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All requests for access pursuant to this Section 5.5(a) must be directed to the Chief Executive Officer of the Company or another Person designated in writing by the Company. All information obtained by Parent and its Representatives pursuant to this Section 5.5(a) shall be subject to the Confidentiality Agreement to the extent the same constitute “Confidential Information” as defined therein.
(b) Each of the Company and Parent shall promptly notify the other of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions; (ii) any notice or other communication from any Governmental Entity in connection with the Transactions; and (iii) any Legal Proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting, any Acquired Company or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to this Agreement or the consummation of the Transactions. In no event shall the delivery of any notice by a party pursuant to this Section 5.5(b) limit or otherwise affect the respective rights, remedies, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 5.6    Publicity. The Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or court process, as the case may be; provided, however, that the foregoing shall not apply with respect to any communication that is (a) so long as such communications are consistent with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party), (b) made or proposed to be made by the Company in compliance with Section 5.2 with respect to the matters contemplated thereby (or by Parent in response thereto) or (c) in connection with any dispute between the parties regarding this Agreement, the Merger or the other Transactions. The Company shall keep Parent informed, on a reasonably current basis, of any communications generally disseminated to its employees, lenders, suppliers, customers or other Persons having material business relationships with any Acquired Company relating to the Transactions, which communications shall not, without the prior written consent of Parent, be inconsistent with any public statements made jointly by the parties or made by one party in accordance with this Section 5.6.
Section 5.7 Other Employee Benefits.
(a) From and after the Closing and until the eighteen (18) month anniversary thereof, Parent shall, or shall cause the Surviving Corporation to, provide to each employee of the Acquired Companies who continues employment with the Surviving Corporation or one of its Affiliates following the Effective Time (each, a “Continuing Employee”) with (i) (A) base salary or base hourly wage rate (as applicable) and (B) cash incentive compensation opportunities (including bonuses and commissions), in each case in an amount at least equal to the level that was provided to each such Continuing Employee immediately prior to the Closing Date (to the extent disclosed in Section 3.13(e) of the Company Disclosure Schedule) and (ii) other employee benefits that are at least as favorable in the aggregate to those provided to each such Continuing Employee as of immediately prior to the Effective Time.
(b) Parent shall, or shall cause the Surviving Corporation to, ensure that, as of the Effective Time, each Continuing Employee receives full credit for purposes of eligibility to participate, vesting, rate of vacation accrual, paid-time-off and severance benefits, for service with the Acquired Companies (or predecessor employers to the extent the Company provides such past service credit) under the comparable employee benefit plans, programs and policies of Parent or the Surviving Corporation, as applicable, in which such Continuing Employees become participants (other than any retiree welfare benefit plans or defined benefit pension plans); provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. As of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, credit to Continuing Employees the amount of vacation time and paid-time-off that such employees had accrued under any applicable Company Benefit Plan as of the Effective Time. Parent shall provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible requirements.

(c) For the calendar year in which the Closing occurs, Parent shall use commercially reasonable efforts to cause each benefit plan maintained by Parent or the Surviving Corporation that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA (each, a “Parent Welfare Plan”) in which any Continuing Employee is or becomes eligible to participate to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Welfare Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Benefit Plan in which such Continuing Employee was a participant immediately prior to his or her commencement of participation in such Parent Welfare Plan; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Welfare Plan in satisfying any applicable co-payment or deductible requirements under such Parent Welfare Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Benefit Plan.
(d) Parent shall cause the Surviving Corporation to assume and honor in accordance with their terms all obligations of the Company under all deferred compensation plans, agreements and arrangements, severance and separation pay plans, agreements and arrangements, and all written employment, severance, retention, incentive, change in control and termination agreements (including any change in control provisions therein) applicable to employees of the Acquired Companies and in effect immediately prior to the Effective Time.
(e) Nothing in this Section 5.7 or elsewhere in this Agreement shall, or shall be construed to, (i) be treated as an amendment to any Company Benefit Plan or employee benefit plan of Parent or any of Parent’s Affiliates, (ii) prevent Parent or the Surviving Corporation, or any of their Affiliates, from amending or terminating any of their respective benefit plans or (iii) prevent the Surviving Corporation, Parent or any of their respective Affiliates from terminating the employment of any director, officer, employee or independent contractor of any Acquired Company (including any Continuing Employee) following the Effective Time. This Section 5.7 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.7, express or implied, shall confer upon any current or former director, officer, employee or independent contractor of any Acquired Company (including any beneficiary or dependent thereof), or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.7, and no such other Person shall be a third party beneficiary of this Section 5.7.
Section 5.8    Indemnification; Directors’ and Officers’ Insurance.

(a) For six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance with respect to claims arising from acts, errors or omissions that occurred at or prior to the Effective Time, including in respect of the Transactions, covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policies on terms with respect to coverage and amount substantially equivalent to, from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, and in any event no less favorable in the aggregate than those of such policies in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 5.8(a), the Surviving Corporation shall not be obligated to pay an aggregate amount for such insurance policies in excess of 300% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof (the “Current Premium”) and if such aggregate amount for such insurance policies would at any time exceed 300% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an aggregate amount for such insurance policies equal to 300% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if the Company obtains, and the Company shall use commercially reasonable efforts to obtain, prior to the Effective Time, prepaid “tail” or “runoff” policies (and Parent hereby consents to the Company obtaining such policies), which policies provide such Persons currently covered by such policies with coverage for an aggregate period of six (6) years with respect to claims arising from acts, errors or omissions that occurred at or prior to the Effective Time, including in respect of the Transactions; provided, however, that the amount paid for such prepaid policies does not exceed 300% of the Current Premium. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.
(b) For six (6) years after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries as of the Effective Time, as the case may be, to: (i) honor and fulfill in all respects the obligations of the Acquired Companies under the (A) Contracts listed on Section 3.8(a)(xiv) of the Company Disclosure Schedule and (B) indemnification, expense advancement and exculpation provisions in the Company Certificate of Incorporation, Company Bylaws or comparable Organizational Documents of the Company’s Subsidiaries, in each case in effect on the date of this Agreement; and (ii) indemnify and hold harmless each Indemnified Party in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the DGCL or any other applicable Law or provided under the Company Certificate of Incorporation, Company Bylaws or comparable Organizational Documents of the Company’s Subsidiaries in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.
(c) If the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, or if the Surviving Corporation, then, in each such case proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.8.

(d) The provisions of this Section 5.8 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, advancement or contribution that any such individual may have under any Organizational Documents, by Contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.8 shall not be terminated or modified in such a manner as to adversely affect in any material respect the rights of any Indemnified Party unless (A) such termination or modification is required by applicable Law or (B) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be third party beneficiaries of this Section 5.8). Nothing in this Agreement, including this Section 5.8, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnity rights and other rights provided for in this Section 5.8 is not prior to, or in substitution for, any such claims under any such policies.
Section 5.9     Section 16 Matters. Prior to the Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the Transactions, including any dispositions of shares of Company Common Stock (including any Company Compensatory Awards) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.
Section 5.10    Takeover Statutes. In the event that any “control share acquisition,” “fair price,” “moratorium” or other antitakeover or similar statute or regulation becomes applicable to any of the Transactions, the Company and the Company Board shall grant such approvals and take all actions necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the Transactions.
Section 5.11    Transaction Litigation. The Company shall as promptly as reasonably practicable notify Parent in writing of, shall keep Parent informed on a reasonably prompt basis regarding any initiated or threatened Transaction Litigation, and shall give Parent the opportunity to participate in the defense and settlement of, any Transaction Litigation (including by allowing Parent to offer comments or suggestions with respect to such Transaction Litigation, which the Company shall consider in good faith). The Company shall give Parent the opportunity to consult with counsel to the Company regarding the defense and settlement of any such Transaction Litigation, and in any event the Company shall not settle or compromise or agree to settle or compromise any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, and notwithstanding anything to the contrary in any Contract listed on Section 3.8(a)(xiv) of the Company Disclosure Schedule, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Bass, Berry & Sims PLC or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation on behalf of, and to the extent such Transaction Litigation is against, the Indemnified Parties.
Section 5.12    Tax Matters.
(a) Other than as set forth on Section 5.12(a) of the Company Disclosure Schedule, the Company shall cause any material Tax Sharing Agreement to which any Acquired Company is party (other than any Tax Sharing Agreement to which only Acquired Companies are party) to be terminated with respect to the applicable Acquired Companies on or prior to the Closing Date.

(b) The Acquired Companies shall (i) timely file all Tax Returns required to be filed on or prior to the Closing Date (taking into account any valid extensions of time to file such Tax Returns obtained in the ordinary course of business) in a manner consistent with past practice (expect to the extent otherwise required by applicable Law or as otherwise required pursuant to this Agreement) and shall pay any Tax shown due thereon, and (ii) shall maintain their respective books and records in a manner consistent with past practice and in accordance with applicable Tax Law.
Section 5.13    Interim Operations of Merger Sub. During the period from the date hereof through the earlier of the Effective Time or the date of termination of this Agreement, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.
ARTICLE 6
CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE MERGER

Section 6.1    Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, on or prior to the Closing, of the following conditions:
(a) the Company Stockholder Approval shall have been obtained in accordance with applicable Law, the Company Certificate of Incorporation and the Company Bylaws;
(b) there shall not be any Order in effect that purports to restrain or prohibit the consummation of the Merger or any of the other Transactions; and
(c) any applicable waiting period applicable to the Merger under the HSR Act shall have expired or been terminated and there shall not be in effect any voluntary agreement among Parent, Merger Sub, the Company or any of their respective Affiliates (including the Company and any of the Company’s Subsidiaries) and any applicable Governmental Entity pursuant to which Parent, Merger Sub, the Company or any of their Affiliates, as applicable, has agreed not to consummate the Transactions for any period of time.
Section 6.2    Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, on or prior to the Closing, of the following conditions:
(a) the representations and warranties of the Company set forth in Article 3 shall be true and correct as of the Closing as though made as of the Closing, except those representations that are (A) qualified as to materiality or Company Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all respects and (B) not qualified as to materiality or Company Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all material respects, in each case ((A) and (B)) as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct has not had or would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with all of the obligations and covenants required to be performed or complied with by it at or prior to the Closing under this Agreement;
(c) since the date of this Agreement, there shall not have occurred and not be continuing any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect;
(d) Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer of the Company certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied;
(e) the aggregate Census of the Owned Healthcare Facilities on the second Business Day prior to the Closing shall be no lower than 850, as shown by a true, correct and complete Census report delivered to Parent prior to Closing; and
(f) no Owned Healthcare Facility shall be Out-of-Compliance.

Section 6.3    Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, on or prior to the Closing, of the following conditions:
(a) the representations and warranties of Parent set forth in Article 4 that are (A) qualified as to materiality or Parent Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all respects and (B) not qualified as to materiality or Parent Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all material respects, in each case ((A) and (B)) as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Parent Material Adverse Effect;
(b) Parent and Merger Sub shall each have performed and complied in all material respects with all obligations and covenants required to be performed and complied with by them at or prior to the Closing under this Agreement; and
(c) the Company shall have received at the Closing a certificate signed on behalf of Parent by a senior executive officer of Parent certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

Section 6.4    Frustration of Closing Conditions. Neither Parent nor Merger Sub, on the one hand, nor the Company, on the other hand, may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Merger if such failure (or inability to be satisfied) was primarily caused by such party’s failure to comply with or perform its obligations under this Agreement.
ARTICLE 7
TERMINATION

Section 7.1    Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of the Company, except as otherwise provided below):
(a) by mutual written consent of the Company and Parent;
(b) by Parent or the Company upon prior written notice to the other party, if the Closing Date has not occurred on or before February 28, 2022 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the primary cause of, or primarily resulted in, the failure of the Effective Time to have occurred on or before the End Date; provided further, however, that if the Closing Date has not occurred by the End Date due to the failure of any condition set forth in Section 6.2(e) or (f), the End Date shall be extended for an additional ninety (90) day period and the Company shall use commercially reasonable efforts to cause the satisfaction of such conditions prior to the End Date, as so extended;
(c) by Parent or the Company upon prior written notice to the other party, if there shall be (i)  any Law enacted after the date hereof and remaining in effect that makes the Merger illegal or that prohibits the consummation of the Merger, or (ii)  any court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable Order or shall have taken any other action, in either case permanently restraining, enjoining, or otherwise prohibiting the Merger, and such Order or other action shall have become final and nonappealable; provided, however, that to the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the primary cause of, or primarily resulted in, the issuance, promulgation, enforcement or entry of any such Law or Order;
(d) by Parent or the Company upon prior written notice to the other party, if the Company Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholders Meeting after the same shall have concluded (taking into account any adjournment or postponement thereof in accordance with this Agreement);
(e) by Parent, at any time prior to obtaining the Company Stockholder Approval, upon prior written notice to the Company, if the Company Board shall have effected a Change in Recommendation;

(f) by the Company, at any time prior to obtaining the Company Stockholder Approval, upon prior written notice to Parent, in order to accept an Acquisition Proposal;
(g) by Parent upon prior written notice to the Company, if by the notice date a breach of any representation or warranty in Article 3 or failure to perform any covenant or obligation contained in this Agreement on the part of the Company shall have occurred such that a condition set forth in Section 6.2 would be incapable of being satisfied by the End Date; provided, however, that, for purposes of this Section 7.1(g), if such a breach is curable by the Company within twenty (20) Business Days of the date Parent gives the Company written notice of such breach and the Company is continuing to use commercially reasonable efforts to cure such breach, then Parent may not terminate this Agreement under this Section 7.1(g) on account of such breach unless such breach shall remain uncured upon the expiration of such twenty (20) Business Day period; provided, further, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(g) if, as of the date such notice is given by Parent, either Parent or Merger Sub is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 7.1(h);
(h) by the Company upon prior written notice to Parent, if by the notice date a breach of any representation or warranty in Article 4 or failure to perform any covenant or obligation contained in this Agreement on the part of the Parent or Merger Sub shall have occurred such that a condition set forth in Section 6.3 would be incapable of being satisfied by the End Date; provided, however, that, for purposes of this Section 7.1(h), if such a breach is curable by Parent or Merger Sub within twenty (20) Business Days of the date the Company gives Parent written notice of such breach and Parent or Merger Sub is continuing to use commercially reasonable efforts to cure such breach, then the Company may not terminate this Agreement under this Section 7.1(h) on account of such breach unless such breach shall remain uncured upon the expiration of such twenty (20) Business Day period; provided, further, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(h) if, as of the date such notice is given by Company, the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 7.1(g); or
(i) by the Company, and provided there is no existing right of Parent or Merger Sub to terminate in accordance with terms of this Agreement, if (i) the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing) have been and continue to be satisfied or waived in accordance with this Agreement; (ii) Parent and Merger Sub fail to consummate the Merger on the date on which Parent is required to consummate the Merger pursuant to Section 2.3; (iii) the Company has notified Parent in writing that it is ready, willing and able to consummate the Closing and intends to terminate this Agreement pursuant to this Section 7.1(i) at the end of the five (5) Business Day period set forth in the following clause (iv); and (iv) Parent and Merger Sub fail to consummate the Closing within five (5) Business Days following the delivery of such written notice by the Company;
(j) by Parent or the Company upon prior written notice to the other party, if, prior to the Closing, any Governmental Entity shall make a claim against the Company for a payment in excess of $100,000 that is alleged to be due solely as a result of the Closing; or
(k) by Parent upon prior written notice to Company accompanied by concurrent full payment of the Parent Termination Fee; provided, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(k) if, as of the date such notice is given by Parent, either Parent or Merger Sub is in material breach of its obligations under this Agreement.

Section 7.2    Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect without Liability of any party (or any Representative of such party) to each other party hereto; provided, however, that (a) this Section 7.2, Article 1 and the applicable definitions elsewhere in this Agreement, the last sentence of Section 5.5(a), Section 7.3 and Article 8 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve any party from any Liabilities or damages arising out of its Willful Breach or any fraud by such party, as determined by a court of competent decision after any appeals have been exhausted. Notwithstanding anything to the contrary contained in this Agreement, the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; provided, however that Merger Sub shall be treated as if it were a party thereto to the same extent as Parent.
Section 7.3    Expenses; Termination Fee.
(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated. For the avoidance of doubt, Parent shall pay all filing fees payable for filings required or otherwise made pursuant to the HSR Act or any other Antitrust Laws, and the Company shall not be required to pay any fees or other payments to any Governmental Entity in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Laws in connection with the Merger or the other Transactions.
(b) If:
(i) (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) or Section 7.1(d), or by Parent pursuant to Section 7.1(g), (B) following the date hereof and prior to the time of the termination of this Agreement, an Acquisition Proposal shall have been publicly announced or, solely in the case of termination pursuant to Section 7.1(b) or Section 7.1(g), made to the Company or the Company Board (and, in each such case, such Acquisition Proposal shall not have been withdrawn prior to (x) the time of the termination of this Agreement pursuant to Section 7.1(b) or Section 7.1(g) or (y) the date of the Stockholders Meeting, in the case of a termination pursuant to Section 7.1(d)) and (C) within 12 months after such termination, the Company consummates an Acquisition Proposal (with all references to “20%” in the definition of Acquisition Proposal being treated as “50%” for purposes of this clause (C));
(ii) this Agreement is terminated by Parent pursuant to Section 7.1(e);
(iii) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(d), or by the Company pursuant to Section 7.1(b), and, in each such case, at the time of such termination, Parent had the right to terminate this Agreement pursuant to Section 7.1(e); or

(iv) this Agreement is terminated by the Company pursuant to Section 7.1(f), then, in the case of each of clauses (i) through (iv), the Company shall pay to Parent (or Parent’s designee), in cash at the time specified in the next sentence, the Termination Fee. Any Termination Fee shall be paid by the Company: (I) in the case of Section 7.3(b)(i), immediately prior to or concurrently with the occurrence of either of the applicable events described in clause (C) thereof; (II) in the case of Section 7.3(b)(ii) or in the case of a termination by Parent as provided in Section 7.3(b)(iii), no later than two (2) Business Days following termination of this Agreement; (III) in the case of a termination by the Company as provided in Section 7.3(b)(iii), concurrently with such termination; and (IV) in the case of Section 7.3(b)(iv), concurrently with, and as a condition to the effectiveness of, the termination of this Agreement pursuant to Section 7.1(g).
(c) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(h), Section 7.1(i), or by Parent according to Section 7.1(k), then Parent shall pay to the Company (or its designee) a fee of $4,211,157 (the “Parent Termination Fee”) by wire transfer of immediately available funds, such payment to be made (i) in the case of a termination pursuant to Section 7.1(h) or Section 7.1(i), within two (2) Business Days of the applicable termination, and (ii) in the case of a termination pursuant to Section 7.1(k), concurrently with the notice of termination.
(d) Any Termination Fee due under Section 7.3(b) shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent. Any Parent Termination Fee due under Section 7.3(c) shall be paid by wire transfer of immediately available funds to an account designated in writing by Company. For the avoidance of doubt, each of the Termination Fee and the Parent Termination Fee shall be payable only once and not in duplication even though either such fee may be payable under one or more provisions hereof. In the event that either Parent or Company shall become entitled to payment of the Termination Fee or the Parent Termination Fee, (i) the receipt of such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the other parties to this Agreement or any other Person in connection with this Agreement (and the termination hereof), the Merger (and the abandonment thereof) or any matter forming the basis for such termination, (ii) none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Legal Proceeding against the Company or any of its Affiliates for other damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination, and (iii) neither Company nor any of its Affiliates or any other Person shall be entitled to bring or maintain any Legal Proceeding against the Parent or any of its Affiliates for other damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination.

(e) The Company and Parent acknowledge and agree that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the Company and Parent would not enter into this Agreement. In the event that the Company shall fail to pay the Termination Fee when due, Parent shall be entitled to receive, and the Company shall pay to Parent (or its designee), (i) interest on such unpaid Termination Fee, commencing on the date that the Termination Fee became due, at a rate equal to the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of actual payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) and (ii) all of Parent’s costs and expenses (including reasonable attorneys’ fees, costs and expenses) in connection with any Legal Proceeding commenced by Parent to recover any portion of the amounts due pursuant to this Section 7.3, and which Legal Proceeding results in a judgment against the Company. In the event that Parent shall fail to pay the Parent Termination Fee when due, Company shall be entitled to receive, and Parent shall pay to the Company (or its designee), (i) interest on such unpaid Parent Termination Fee, commencing on the date that the Parent Termination Fee became due, at a rate equal to the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of actual payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) and (ii) all of the Company’s costs and expenses (including reasonable attorneys’ fees, costs and expenses) in connection with any Legal Proceeding commenced by the Company to recover any portion of the amounts due pursuant to this Section 7.3, and which Legal Proceeding results in a judgment against Parent.
ARTICLE 8
MISCELLANEOUS PROVISIONS

Section 8.1    Amendment. Any provision of this Agreement may be amended, modified, supplemented or waived prior to the Effective Time if, but only if, such amendment, modification, supplement or waiver is in writing and is signed, in the case of an amendment, modification or supplement, by each party to this Agreement (or their respective boards of directors or similar body, if required) or, in the case of a waiver, by each party against whom the waiver is to be effective (or its board of directors or similar body, if required); provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.
Section 8.2    Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.

Section 8.3    No Survival of Representations and Warranties. None of the representations and warranties of the Company contained in this Agreement, or contained in any certificate, schedule or document delivered pursuant to this Agreement or in connection with any of the Transactions, shall survive the Effective Time.
Section 8.4    Entire Agreement. This Agreement, the other agreements referred to herein and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. Without limiting the generality of the foregoing: (a) Parent and Merger Sub acknowledge and agree that the Company has not made and is not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3 (including the Company Disclosure Schedule), that they are not relying and have not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3 (including the Company Disclosure Schedule), and that no employee, agent, advisor or other representative of the Company has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement; (b) without limiting the foregoing, Parent and Merger Sub acknowledge and agree that neither the Company nor any of its representatives has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding the Company or its Affiliates furnished or made available to Parent or Merger Sub and its representatives except as expressly set forth in this Agreement, and neither the Company nor any other Person shall be subject to any Liability to Parent or Merger Sub or any other Person resulting from the Company’s making available to Parent or Merger Sub or Parent’s or Merger Sub’s use of such information, or any information, documents or material made available to Parent or Merger Sub in any due diligence materials provided to Parent or Merger Sub, including in any “data room,” management presentations (formal or informal) or in any other form in connection with the Transactions; (c) without limiting the foregoing, Parent and Merger Sub acknowledge and agree that the Company has not made and is not making any representations or warranties whatsoever regarding any forecasts, projections, estimates or budgets discussed with, delivered to or made available to Parent, or otherwise regarding the future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company, except to the extent expressly provided in Article 3; and (d) the Company acknowledges and agrees that Parent and Merger Sub have not made and are not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4, that it is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4, and that no employee, agent, advisor or other representative of Parent or Merger Sub has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement.

Section 8.5    Applicable Law; Jurisdiction. This Agreement is made under, and shall be construed and enforced in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of Law that would cause the application of Laws of any jurisdiction other than those of the State of Delaware. Each of the parties hereto (a) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (the “Delaware Courts”) in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, including for enforcement of any judgment, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any Delaware Court, (c) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Delaware Court and (d) shall not bring any action or proceeding arising out of or relating to this Agreement or any of the Transactions in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each of the parties hereto irrevocably agrees that, subject to any available appeal rights, any decision or Order issued by any Delaware Court shall be binding and enforceable, and irrevocably agrees to abide by any such decision or Order. Each of the parties hereto agrees that service of process in English upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 8.7.
Section 8.6    Assignability; Parties in Interest. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party without the express written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void, except that each of Parent or Merger Sub may transfer or assign its respective rights under this Agreement, in whole or from time to time in part, (a) to one or more of its Affiliates at any time or (b) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent relating to the lines of business of the Surviving Corporation, or of the assets of Merger Sub or the Surviving Corporation; provided that such transfer or assignment shall not relieve Parent or Merger Sub, as the case may be, of its respective obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, any right, benefit or remedy of any nature, except for (i) solely if the Effective Time occurs, the right of the Company’s stockholders to receive the Merger Consideration following the Effective Time in accordance with the terms of this Agreement, and the right of the holders of Company Compensatory Awards and participants in the ESPP to receive the applicable treatment pursuant to Article 2 in accordance with the terms of this Agreement, and (ii) Section 5.8 (which, from and after the Effective Time shall be for the benefit of the Indemnified Parties); provided, however, that the Company shall be entitled and have the right to pursue and recover damages (including damages based on the consideration that would have otherwise been payable to holders of the Company Common Stock or based on the loss of market value or decline in stock price of the Company) in the name of and on behalf of its stockholders, which right is hereby acknowledged and agreed to by Parent and Merger Sub.
Section 8.7    Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt or otherwise on the next succeeding business day in the place of receipt:

if to Parent, Merger Sub or the Surviving Corporation, to:
DAC Acquisition LLC
c/o Med Healthcare Partners LLC
600 Broadway
Lynbrook, New York 11563
Attention: Ephram Lahasky
Email: [omitted]
With a required copy (which shall not constitute notice) to:

Samuel M. Krieger, Esq.
Krieger & Prager LLP
39 Broadway, Suite 920
New York, NY 10006
skrieger@kplawfirm.com

if to the Company (prior to the Merger), to:
Diversicare Healthcare Services, Inc.
1621 Galleria Boulevard
Brentwood, TN 37027
Attention: James R. McKnight, Jr.
E-mail: [omitted]
with a copy to (which shall not constitute notice):
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, TN 37201
Attention: Mark Manner; Jon Stanley
E-mail: mmanner@bassberry.com
jstanley@bassberry.com
or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto pursuant to this Section 8.7.
Section 8.8    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 8.9    Obligation of Parent. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other Transactions. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the Transactions, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 8.9 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.
Section 8.10    Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at Law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at Law or in equity (subject to the limitations set forth in this Agreement). The parties hereto further agree that (a) by seeking the remedies provided for in this Section 8.10, a party shall not in any respect waive its right to seek any other form of relief to the extent such other relief may be available to a party pursuant to this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.10 are not available or otherwise are not granted, and (b) nothing set forth in this Section 8.10 shall require any party hereto to institute any Legal Proceeding for (or limit any party’s right to institute any Legal Proceeding for) specific performance under this Section 8.10 prior or as a condition to exercising any termination right under Article 7 (and, to the extent permitted by this Agreement, pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 8.10 or anything set forth in this Section 8.10 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 7 or pursue any other remedies under this Agreement that may be available at any time.
Section 8.11    WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.12    Counterparts. This Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

DIVERSICARE HEALTHCARE SERVICES, INC.
a Delaware corporation

By: /s/ James R. McKnight, Jr.
Name: James R. McKnight, Jr.
Title: President and Chief Executive Officer

DAC ACQUISTION LLC
a Delaware limited liability company

By: /s/ Ephram Lahasky
Name: Ephram Lahasky
Title: Manager

DVCR ACQUISITION CORPORATION
a Delaware corporation

By: /s/ Ephram Lahasky
Name: Ephram Lahasky
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B
August 26, 2021

Board of Directors of Diversicare Healthcare Services, Inc.
1621 Galleria Boulevard
Brentwood, Tennessee 37027

Members of the Board of Directors:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than DAC Acquisition LLC, a Delaware limited liability company (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Diversicare Healthcare Services, Inc., a Delaware corporation (the “Company”), of the $10.10 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of August 26, 2021 (the “Agreement”), by and among the Parent, DVCR Acquisition Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company (the “Transaction”).
In arriving at the opinion set forth below, we have, among other things:
(i)	Reviewed certain financial statements and other business and financial information concerning and prepared by the Company;
(ii)
Reviewed certain publicly available business, financial and other information regarding the Company, including information set forth in its annual reports to shareholders and annual reports on Form 10-K for the fiscal years ended December 31, 2018, 2019 and 2020 and interim quarterly reports on Form 10-Q;

(iii)
Reviewed certain information, including financial forecasts and adjustments to the financial forecasts, concerning the business, earnings, cash flow, assets, liabilities and prospects of the Company, prepared and furnished to us by the Company, and other information and data relating to the Company provided by management of the Company;

(iv)
Reviewed the reported price (with special emphasis on the unaffected price on August 19, 2021, which is the day immediately preceding the press release regarding the potential Transaction) and trading activity for the Company’s shares and certain publicly traded companies that we deemed to be relevant;

(v)	Reviewed the financial terms, to the extent publicly available, and the premia paid with respect to certain business combinations and acquisitions that we deemed to be relevant;
(vi)	Performed discounted cash flow analyses based on the Company’s financial forecasts;
(vii)	Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;
(viii)	Participated in discussions with representatives of the Company;
(ix)	Reviewed a draft, dated August 25, 2021, of the Agreement; and

B-1

(x)	Conducted such other financial studies, analyses and investigations, and considered such other information, including economic and market conditions, as we deemed appropriate.
In connection with our review, we have, with your consent, assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or accessed from publicly available sources.  We have not (i) independently verified any of such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, (ii) been furnished with any such evaluation or appraisal, or (iii) evaluated the solvency or fair value of the Company. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company.  With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed and relied upon, at your direction, that it has been reasonably prepared on bases reflecting the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of the Company.
Our opinion is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.
Our opinion does not address (i) the underlying business decision of the Company to engage in the Transaction, (ii) the relative merits of the Transaction as compared to any strategic alternatives which might be available to the Company or its stockholders, or (iii) the other terms of the Agreement, except for the fairness of the purchase price per Share as expressly set forth in this opinion. Our opinion does not constitute a recommendation to any director or shareholder of the Company as to how such director or shareholder should vote or act with respect to any matters relating to the Transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of the Company’s Shares, as of the date hereof, of the $10.10 in cash per Share to be paid to such holders pursuant to the Agreement; and we do not express any views on any other terms of the Transaction.
In rendering this opinion, we have assumed that (i) the final, executed form of the definitive documentation does not differ in any material respect from the draft Agreement, (ii) the stockholders and the Company will comply with all the material terms of the Agreement, (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof, and (iv) all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without a material adverse effect on the contemplated benefits of the Transaction.
We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of the Company and their respective legal, tax and regulatory advisors with respect to such matters.
We are acting as financial advisor to the Company in connection with the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction.  The Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
This opinion is provided for the benefit of the Board of Directors of the Company in connection with, and for the purpose of, its consideration of the Transaction.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the valuation, specifically the $10.10 in cash per Share to be paid to holders of the Company’s common stock pursuant to the Agreement, is fair from a financial point of view to the stockholders of the Company.
Very truly yours,

/s/ BRENTWOOD CAPITAL ADVISORS LLC

B-2

Annex C
Section 262 of the General Corporation Law of the State of Delaware
§ 262. Appraisal rights.
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:

(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D
VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (“Agreement”), dated as of August 26, 2021, is made by and among DAC Acquisition LLC, a Delaware limited liability company (“Parent”) and the undersigned members of the Board of Directors (the “Directors” and each a “Director”) of Diversicare Healthcare Services, Inc., a Delaware corporation (the “Company”). Parent, the Company and the Directors are referred to individually as a “Party” and collectively as the “Parties.”
WHEREAS, Parent, Diversicare Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company, concurrently with the signing of this Agreement, are entering into an Agreement and Plan of Merger, dated as of even date herewith (as such agreement may be subsequently amended or modified, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, as of the date hereof, each Director beneficially owns and has sole or shared voting power with respect to shares of Company Common Stock (together with any New Shares (defined in Section 3 below), the “Shares”);
WHEREAS, as an inducement and a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, each Director has agreed to enter into and perform this Agreement; and
WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.
NOW, THEREFORE, in consideration of, and as a condition to, Parent entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Parent in connection therewith, the Parties agree as follows:
1. Agreement to Vote Shares. Each Director agrees that, prior to the Expiration Date (as defined in Section 3 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, with respect to the Merger, or the Merger Agreement, such Director shall:
(a) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), in person or by proxy, or if applicable, deliver a written consent (or cause a written consent to be delivered) covering all of the Shares that such Director shall be entitled to so vote: (i) in favor of adoption and approval of the Merger Agreement and all other transactions contemplated by the Merger Agreement as to which stockholders of the Company are called upon to vote or consent in favor of any matter necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries or Affiliates under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s or any of its Subsidiaries or Affiliates’ obligations under the Merger Agreement not being fulfilled; and (iii) against (A) any Acquisition Proposal, (B) any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement, (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries, (D) any change in the majority of the Company Board and (E) any material change in the capitalization of the Company or the Company’s corporate structure. No Director shall take or commit or agree to take any action inconsistent with the foregoing.
2. Voting on Other Matters. Notwithstanding anything to the contrary contained herein, each Director shall be entitled to vote (or cause to be voted) in its sole discretion all of the Shares that such Director shall be entitled to so vote on all issues other than those specified in Section 1.
3. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof, (c) such date and time as (A) any amendment or change to the Merger Agreement is effected without the Directors’ consent that (1) decreases the Merger Consideration, (2) changes the form of consideration payable under the Merger Agreement to the Directors, (3) imposes any additional material restrictions on or additional conditions on the payment of the Merger Consideration to stockholders of the Company or (4) imposes any additional material restrictions or obligations on the Directors, or (B) any amendment or change to the Merger Agreement is effected without the Directors’ consent that materially and adversely affects the Directors, (d) upon mutual written agreement of the Parties to terminate this Agreement, (e) the conclusion of the Stockholders Meeting at which the vote contemplated in Section 1 hereof has occurred and the Directors’ Shares have been voted as specified herein, or (f) a Change in Recommendation. Upon termination or expiration of this Agreement in accordance with this Section 3, no Party shall have any further obligations or liabilities under this Agreement.
4. Additional Purchases. Each Director agrees that any shares of Company Common Stock that such Director purchases or with respect to which such Director otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any stock options or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 6 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired.
5. Agreement to Retain Shares. From and after the date hereof until the Expiration Date, no Director shall, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, the voting rights thereunder or by the creation of a Lien) or otherwise permit the sale, assignment, transfer, tender or disposition of any Shares (including the voting rights thereunder or by the creation of a Lien), (b) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of a Lien) any Shares, or (d) take any action that would make any representation or warranty of such Director contained herein untrue or incorrect or have the effect of preventing or disabling such Director from performing such Director’s obligations under this Agreement. Notwithstanding the foregoing, each Director may make transfers (i) to an Affiliate of such Director; provided, that, as a precondition to such transfers, the transferee agrees in a written instrument, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement, and (ii) as Parent may otherwise agree in writing in its sole and absolute discretion.

6. Representations and Warranties of the Directors. Each Director hereby represents and warrants to Parent as follows:
(a) this Agreement (assuming this Agreement constitutes a valid and binding agreement of the other Parties) has been duly executed and delivered by or on behalf of such Director and constitutes a valid and binding agreement with respect to such Director, enforceable against such Director in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;
(b) the execution and delivery of this Agreement by such Director does not, and the performance by such Director of its obligations hereunder and the compliance by such Director with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any material Contract to which such Director is a party or by which such Director is bound, or any law, statute, rule or regulation to which such Director is subject or, in the event that such Director owns Shares through a corporation, partnership, trust or other entity, any bylaw or other organizational document of such entity;
(c) the execution and delivery of this Agreement by such Director does not, and the performance of this Agreement by such Director does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by such Director except for applicable requirements, if any, of the Exchange Act and applicable Antitrust Laws, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Director of his or her obligations under this Agreement in any material respect; and
(d) the execution and delivery of this Agreement by Parent , and the performance of this Agreement by such Director shall not  be deemed to be an offer by Parent to any directors’ continued employment by the Company  or continued service as a Director .
7. Waiver of Appraisal Rights. Each Director hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger. Each Director agrees not to become a party to any Legal Proceeding challenging the Merger.
8. No Limitation on Discretion as Director or Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent any Director or, if applicable, any partner, officer, employee or Affiliate of any Director, (a) from exercising his or her duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company, or (b) if such Person is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his or her duties and obligations as a trustee or fiduciary of such ERISA plan or trust. Each Director is executing this Agreement solely in its capacity as a stockholder.
9. Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to specific performance hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

10. Further Assurances. Each Director shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.
11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) (i) to Parent or the Company, as applicable, in accordance with Section 8.7 of the Merger Agreement and (ii) to each Director, by notifying the Company, in accordance with Section 8.7 of the Merger Agreement.
12. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
13. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective Parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties hereto; provided, however, that, notwithstanding the foregoing, Parent may assign its rights and obligations under this Agreement to any Subsidiary wholly owned by it, but no such assignment shall relieve Parent of its obligations hereunder.
14. No Waivers. No waivers of any breach of this Agreement extended by Parent to the Directors shall be construed as a waiver of any rights or remedies of Parent with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of any Director or any other such stockholder of the Company. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

15. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware (without giving effect to choice of Law principles thereof). Each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or the actions of any Party in the negotiation, administration, performance and enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 11. Each of the Parties hereby agrees that any service of process, summons, notice or document by delivery in person or by overnight courier in accordance with Section 11 shall be effective service of process for any suit or Legal Proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or Legal Proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 15, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or Legal Proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided that each such Party’s consent to jurisdiction and service contained in this Section 17 is solely for the purpose referred to in this Section 15 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.
16. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.
17. No Agreement Until Executed. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the Parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Certificate of Incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all Parties hereto.
18. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the term Shares shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which any or all of such shares are changed or exchanged or which have been received in such transaction.
19. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the Parties hereto with respect to the subject matter hereof and contains the entire agreement among the Parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of Parent and the Directors; provided that the Company’s consent, not to be unreasonably withheld, conditioned or delayed, shall be required for any such amendment, supplement, modification or waiver that materially and adversely impacts the Company.
20. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.
21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

EXECUTED as of the date first above written.

PARENT:

DAC ACQUISITION LLC,
a Delaware limited liability company

By:      /s/ Ephram Lahasky
Name: Ephram Lahasky
Title:   Manager

DIRECTORS:

/s/ Chad A. McCurdy
Chad A. McCurdy

/s/ Ben R. Leedle Jr.
Ben R. Leedle Jr.

/s/ James R. McKnight, Jr.
James R. McKnight, Jr.

/s/ Leslie K. Morgan
Leslie K. Morgan

/s/ Richard M. Brame
Richard M. Brame

/s/ Robert Z. Hensley
Robert Z. Hensley

/s/ Robert A. McCabe Jr.
Robert A. McCabe Jr.

PRELIMINARY, SUBJECT TO COMPLETION DATED OCTOBER 6, 2021

DIVERSICARE HEALTHCARE SERVICES, INC.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., CST, on [•], 2021.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/DVCR**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA US territories & Canada any time on a touch tone telephone.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

   For ☐ Against ☐ Abstain ☐

   For ☐ Against ☐ Abstain ☐

   For ☐ Against ☐ Abstain ☐

B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signatures of Shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

DIVERSICARE
HEALTHCARE SERVICES, INC.

Proxy — Diversicare Healthcare Services, Inc.

Special Meeting of Stockholders, [•], 2021

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints James R. McKnight, Jr. and Matthew J. Weishaar and each of them, as proxies, each with power of substitution, to vote all shares of the undersigned at the special meeting of the stockholders of Diversicare Healthcare Services, Inc., to be held on [•], 2021, at [•] a.m. Central Daylight Time, at the Company's offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 and at any adjournments or postponements thereof, in accordance with the instructions on the reverse.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY.